EXHIBIT 2.1: STOCK PURCHASE AGREEMENT, DATED AS OF DECEMBER 27, 1994, BETWEEN HEXCEL CORPORATION AND AXSON S.A

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                            STOCK PURCHASE AGREEMENT

                                     BETWEEN

                               HEXCEL CORPORATION

                                       AND

                                   AXSON S.A.

                          Dated as of December 27, 1994

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                                TABLE OF CONTENTS

                                                                        PAGE NO.

1.   Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

2.   The Acquisition; Purchase Price.. . . . . . . . . . . . . . . . . . . .  19
     2.1.  Purchase and Sale . . . . . . . . . . . . . . . . . . . . . . . .  19
     2.2.  Deposit . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     2.3.  Purchase Price. . . . . . . . . . . . . . . . . . . . . . . . . .  19
     2.4.  Adjustments to Purchase Price . . . . . . . . . . . . . . . . . .  20
     2.5.  Allocation of Purchase Price. . . . . . . . . . . . . . . . . . .  23

3.   Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

4.   Representations and Warranties of Hexcel. . . . . . . . . . . . . . . .  26
     4.1.  Organization and Good Standing; Authority;
           Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . .  26
     4.2.  No Conflicts. . . . . . . . . . . . . . . . . . . . . . . . . . .  28
     4.3.  Consents and Approvals From Government
           Authorities; Other Consents.. . . . . . . . . . . . . . . . . . .  29
     4.4.  Financial Statements; Certain Other Information . . . . . . . . .  30
     4.5.  Title to Assets . . . . . . . . . . . . . . . . . . . . . . . . .  30
     4.6.  No Condemnation or Expropriation. . . . . . . . . . . . . . . . .  31
     4.7.  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
     4.8.  Products Liability Litigation . . . . . . . . . . . . . . . . . .  31
     4.9.  No Material Adverse Change. . . . . . . . . . . . . . . . . . . .  32
     4.10. Patents, Trademarks, Trade Names, Etc.. . . . . . . . . . . . . .  32
     4.11. Contracts and Commitments . . . . . . . . . . . . . . . . . . . .  32
     4.12. Personnel . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
     4.13. Compliance With Law . . . . . . . . . . . . . . . . . . . . . . .  33
     4.14. Environmental Protection and Zoning . . . . . . . . . . . . . . .  33
     4.15. Occupational Health and Safety. . . . . . . . . . . . . . . . . .  35
     4.16. No Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
     4.17. Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
     4.18. No Undisclosed Liabilities. . . . . . . . . . . . . . . . . . . .  37
     4.19. Title to Assets . . . . . . . . . . . . . . . . . . . . . . . . .  37
     4.20. No Injunction . . . . . . . . . . . . . . . . . . . . . . . . . .  38

5.   Representations and Warranties of Axson.. . . . . . . . . . . . . . . .  39
     5.1.  Organization and Good Standing; Authority . . . . . . . . . . . .  39

                                        i
                                        -


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     5.2.  No Conflicts. . . . . . . . . . . . . . . . . . . . . . . . . . .  40
     5.3.  Consents and Approvals From Government
           Authorities; Other Consents.. . . . . . . . . . . . . . . . . . .  40
     5.4.  No Injunction . . . . . . . . . . . . . . . . . . . . . . . . . .  41
     5.5.  No Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
     5.6.  Reliance by Axson . . . . . . . . . . . . . . . . . . . . . . . .  42

6.   Certain Understandings and Additional Covenants
     of the Parties. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
     6.1.  Conduct of Business . . . . . . . . . . . . . . . . . . . . . . .  42
     6.2.  Termination of Hexcel Guarantees. . . . . . . . . . . . . . . . .  45
     6.3.  Termination of Management Agreement; No Fees or Royalties . . . .  45
     6.4.  Consents. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
     6.5.  Fulfillment of Conditions Precedent . . . . . . . . . . . . . . .  47
     6.6   Payment of Certain Professional Fees & Expenses . . . . . . . . . .47
     6.7.  Settlement of Intercompany Accounts . . . . . . . . . . . . . . .  47
     6.8.  Use of Intellectual Property. . . . . . . . . . . . . . . . . . .  48
     6.9.  Use of Names. . . . . . . . . . . . . . . . . . . . . . . . . . .  49
     6.10. Further Assurances. . . . . . . . . . . . . . . . . . . . . . . .  50
     6.11. Access. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
     6.12. Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . .  52
     6.13. Supplements to Disclosure Schedules . . . . . . . . . . . . . . .  53
     6.14. Local Agreements. . . . . . . . . . . . . . . . . . . . . . . . .  54
     6.15. Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
     6.16. Employment. . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

7.   Conditions to Obligations of Each Party . . . . . . . . . . . . . . . .  56
     7.1.  Conditions to Obligations of Hexcel and Axson . . . . . . . . . .  56
     7.2.  Conditions to Obligations of Axson. . . . . . . . . . . . . . . .  58
          (a)  Representations and Warranties True . . . . . . . . . . . . .  58
          (b)  Performance of Obligations. . . . . . . . . . . . . . . . . .  58
          (c)  Transfer of Shares. . . . . . . . . . . . . . . . . . . . . .  59
          (d)  Delivery of Certain Additional Documents. . . . . . . . . . .  59
          (e)  Resignations. . . . . . . . . . . . . . . . . . . . . . . . .  59
     7.3. Conditions to Obligations of Hexcel. . . . . . . . . . . . . . . .  59
          (a)  Representations and Warranties True . . . . . . . . . . . . .  59
          (b)  Performance of Obligations. . . . . . . . . . . . . . . . . .  60
          (c)  Payment of Purchase Price . . . . . . . . . . . . . . . . . .  60
          (d)  Settlement of Intercompany Accounts . . . . . . . . . . . . .  60
          (e)  Management Investors' Representations . . . . . . . . . . . .  61
          (f)  Opinion of Axson's Counsel. . . . . . . . . . . . . . . . . .  61

                                       ii
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          (g)  Delivery of Certain Additional Documents. . . . . . . . . . .  61

8.   Indemnification by Axson and Hexcel.. . . . . . . . . . . . . . . . . .  61
     8.1.  Indemnification by Axson. . . . . . . . . . . . . . . . . . . . .  61
     8.2.  Indemnification by Axson and the European
           Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . .  62
     8.3.  Indemnification by Hexcel . . . . . . . . . . . . . . . . . . . .  65
           8.3.1. Indemnification. . . . . . . . . . . . . . . . . . . . . .  66
           8.3.2. Security for Hexcel's Indemnification. . . . . . . . . . .  67
     8.4.  Procedure for Indemnification . . . . . . . . . . . . . . . . . .  67
     8.5.  Limitations on Liability. . . . . . . . . . . . . . . . . . . . .  71

9.   Solicitation; Compliance with Bankruptcy Court Order. . . . . . . . . .  77

10.  Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
     10.1. By Hexcel . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
     10.2. By Axson. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
     10.3. By Axson or Hexcel. . . . . . . . . . . . . . . . . . . . . . . .  79
     10.4. Effect of Termination . . . . . . . . . . . . . . . . . . . . . .  79

11.  Expense Reimbursement; Break Up Fee, Termination Liability. . . . . . .  80
     11.1. Break-Up Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . .80
     11.2. Limitation on Liability . . . . . . . . . . . . . . . . . . . . . .81

12.  Covenant Not to Compete . . . . . . . . . . . . . . . . . . . . . . . .  81

13.  Releases. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87

14.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
     14.1.  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
     14.2.  Expenses of Transactions . . . . . . . . . . . . . . . . . . . .  90
     14.3.  Publicity. . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
     14.4.  Benefits; Third Party Beneficiaries; Assignment. . . . . . . . .  91
     14.5.  Submission to Jurisdiction . . . . . . . . . . . . . . . . . . .  92
     14.6.  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . .  93
     14.7.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . .  94
     14.8.  Complete Agreement . . . . . . . . . . . . . . . . . . . . . . .  94
     14.9.  Modifications, Amendments and Waivers. . . . . . . . . . . . . .  94
     14.10. Interpretation . . . . . . . . . . . . . . . . . . . . . . . . .  94
     14.11. Severability . . . . . . . . . . . . . . . . . . . . . . . . . .  95

                                       iii
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

ANNEXES
- -------

ANNEX I -      Map of Europe

SCHEDULES
- ---------

Schedule 1A    -    European Resins Business
Schedule 1B    -    Management Investors
Schedule 1C    -    Outside Investors
Schedule 2.4   -    Expenses Causing Purchase Price Adjustment
Schedule 2.5   -    Allocation of Purchase Price
Schedule 4.1   -    Jurisdiction and Outstanding Shares
Schedule 4.2   -    Conflicts and Defaults
Schedule 4.3   -    Consents, Approvals, Notices and Filings
Schedule 4.7   -    Legal Proceedings
Schedule 4.10  -    Intellectual Property
Schedule 4.11  -    Material Contracts
Schedule 4.12  -    Personnel
Schedule 4.17  -    Tax Matters
Schedule 4.18  -    Liabilities
Schedule 4.19  -    Liens and Exceptions to Title
Schedule 5.2   -    Conflicts and Defaults
Schedule 5.3   -    Consents, Approvals, Notices and Filings
Schedule 6.8   -    License Agreements between Hexcel and
                         European Subsidiaries
Schedule 6.15  -    Insurance Policies
Schedule 13    -    Intercompany Payables and Intercompany
                         Receivables

                                       iv
                                       --

EXHIBITS

Exhibit A  -   Deposit Escrow Agreement
Exhibit B  -   Indemnity Escrow Agreement
Exhibit C-1 -  Representation and Indemnity Agreement for
                    Lionel Puget
Exhibit C-2 -  Representation and Indemnity Agreement for
                    Jean-Luc Violeau
Exhibit C-3 -  Representation and Indemnity Agreement for
                    Michel Soude
Exhibit C-4 -  Representation and Indemnity Agreement for
                    Celso Cabaleiro Lo Petegui
Exhibit C-5 -  Representation and Indemnity Agreement for
                    Claudio Legnagni
Exhibit D-1  - Technology License Agreement (from Hexcel)
Exhibit D-2  - Technology License Agreement (to Hexcel)
Exhibit E    - Trademark License Agreement
Exhibit F    - Opinion of Bureau Francis Lefebvre

                            STOCK PURCHASE AGREEMENT

          STOCK PURCHASE AGREEMENT, dated as of December 27, 1994, between HEXCEL CORPORATION, a Delaware corporation having an office at 5794 W. Las Positas Boulevard, Pleasanton, California 34588 ("HEXCEL"), and AXSON S.A., a French corporation having an office at 26, rue Murillo, 75008 Paris, France ("AXSON").

                                    RECITALS:

          A. Hexcel conducts its European specialty resins business through four subsidiaries, Hexcel France S.A., a French corporation ("HEXCEL FRANCE"), Hexcel Espana, S.A., a Spanish corporation ("HEXCEL ESPANA"), Hexcel GmbH, a German corporation ("HEXCEL GMBH"), and Hexcel Italia, S.r.l., an Italian corporation ("HEXCEL ITALIA"; and Hexcel France, Hexcel Espana, Hexcel GmbH and Hexcel Italia collectively, the "EUROPEAN SUBSIDIARIES").

          B. On November 23, 1994, Hexcel entered into a letter of intent (the "LETTER OF INTENT"), with Lionel Puget, as agent for a group of investors identified therein (the "INVESTORS"), which included various senior managers and employees of the European Subsidiaries and three outside investors. The Letter of Intent contemplated the sale by Hexcel to a French corporation to be formed by the Investors of all of the outstanding shares of stock and equity interests (including Hexcel's rights to Verlorener Zuchuss with respect to Hexcel GmbH) in the European Subsidiaries (the "SHARES"). Axson is the French corporation formed by the Investors to acquire the Shares from Hexcel as contemplated by the Letter of Intent.

          C. Hexcel is currently a debtor and a debtor-in-possession in a case, designated as Case No. 93-48535-T, filed in December 1993 under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of California (the "BANKRUPTCY COURT").

          D. Hexcel desires to sell to Axson, and Axson desires to purchase from Hexcel, the Shares on the terms and conditions set forth herein.

1.   DEFINITIONS

          The following terms, as used herein, have the following meanings:

          "ADJUSTED CLOSING PRICE" means the Purchase Price as adjusted on the Closing Date pursuant to Sections 2.4.1, 2.4.2, 2.4.3(a) and, if applicable, 2.4.4.

          "ADJUSTED PURCHASE PRICE" means the Purchase Price, as adjusted pursuant to Section 2.4.

          "AERO CONSULTANTS" means Aero-Consultants (UK) Ltd.

          "AGREEMENT" means this Stock Purchase Agreement, including all exhibits and schedules hereto, as it may from time to time be amended and in force.

          "ANTITRUST AND MERGER LAW" means any antitrust, competition or merger law of any country that belongs to the European Union, which is applicable to the transactions contemplated by this Agreement.

          "APPROVAL ORDER" means an order of the Bankruptcy Court approving and authorizing Hexcel to consummate the transactions contemplated by this Agreement.

          "ASSERTED LIABILITY" has the meaning assigned to that term in Section 8.4.1.

          "AXSON CLAIM"  has the meaning assigned to that term in Section 8.2.

          "BANKRUPTCY CASE" means the chapter 11 case in the Bankruptcy Court entitled IN RE HEXCEL CORPORATION, Case No. 93-48535 T.

          "BANKRUPTCY CODE" means Title 11 of the United States Code, as amended from time to time.

          "BANKRUPTCY COURT" has the meaning assigned to that term in the recitals of this Agreement.

          "BANKRUPTCY PERIOD" means the period commencing on the date hereof and expiring on the earlier of (i) the Effective Date or (ii) the closing or dismissal of the Bankruptcy Case.

          "BANKRUPTCY RULES" means the Federal Rules of Bankruptcy Procedure, as amended from time to time, including the Local Rules of the Bankruptcy Court.

          "BREAK-UP FEE" means a fee in the amount of U.S.$250,000 which is payable by Hexcel to Axson under the conditions set forth in Section 11.1.

          "BUSINESS DAY" means any Monday, Tuesday, Wednesday, Thursday and Friday, which is not a day on which banking institutions in New York, New York, or San Francisco, California, are authorized or obligated by law, governmental decree, or executive order, to be closed.

          "CLOSING" means the closing of the purchase and sale of the Shares pursuant to this Agreement.

          "CLOSING DATE" means the date of the Closing determined as set forth in Section 3.

          "COMBINED RESINS BUSINESS" the U.S. Resins Business and the European Resins Business.

          "CONFIDENTIALITY AGREEMENTS" means all agreements between Hexcel and/or any European Subsidiary, on the one hand, and any Investors and/or Axson, on the other hand, pursuant to which any Investors or Axson agreed to keep confidential certain information disclosed to any of them about Hexcel and/or the European Subsidiaries.

          "CONFIDENTIAL INFORMATION" of a Person means any information relating to that Person's business which (i) is of a type recognized by applicable law as being subject to protection as proprietary information and is and has been consistently treated by such Person as confidential and proprietary with such Person taking the regular precautions which it takes with respect to its proprietary information, (ii) is not publicly known or available from other sources who are not under an obligation to the provider of such information to keep such information confidential, (iii) is not readily obtainable from public sources without undue effort or expense, and (iv) is not required to be disclosed by law.

          "DAMAGES" means any actual loss, liability, claim, action or cause of action, damage, assessment, cost or expense (including, without limitation, costs of investigation and defense and reasonable attorneys' fees and expenses).

          "DEPOSIT" has the meaning assigned to that term in Section 2.2.

          "DEPOSIT ESCROW AGENT" means Kronish, Lieb, Weiner & Hellman, counsel to Hexcel.

          "DEPOSIT ESCROW AGREEMENT" means the Deposit Escrow Agreement, dated as of the date hereof, among Axson, Hexcel and the Deposit Escrow Agent in the form of EXHIBIT A hereto, as the same may from time to time be amended and in force.

          "EFFECTIVE DATE" means the effective date of any plan of reorganization which is confirmed by the Bankruptcy Court in the Bankruptcy Case.

          "EMPLOYEE HEALTH REPRESENTATION" means the representations of Hexcel in respect of employee health and occupational safety set forth in Section 4.15.

          "ENCUMBRANCE" means any security interest, pledge, mortgage, lien, equity of redemption, options or other encumbrance of any kind.

          "ENVIRONMENTAL CONDITION" means (i) any environmental pollution, including, without limitation, any contaminant, irritant or pollutant, from any spill, discharge, leak, emission, escape, injection, deposit, emanation, dumping or release of any kind, in any amount whatsoever or any substance or exposure of any type in any work place or elsewhere or to any medium, including, without limitation, air, land, surface waters or subsurface waters or from any generation, transportation, treatment, discharge, storage or disposal of waste materials, raw materials, hazardous materials, hazardous constituents, toxic materials or products of any kind or from the storage, use or handling of any waste, raw, hazardous, radioactive, infectious or toxic materials or other substances, (ii) any noncompliance with any Environmental Law or order of a Governmental Body as a result of, or in connection with, any of the foregoing, or (iii) the existence of underground tanks or storage facilities on any property owned or controlled by any European Subsidiary (except those which were placed on such property after the European Subsidiaries ceased to own or control such property).

          "ENVIRONMENTAL LAW" means any statute, code, rule or regulation concerning (i) any release, spill, effluent, emission, leaking, pumping, injection, deposit, disposal, discharge, leaching or migration into the environment or into or out of any property owned, operated or leased by any European Subsidiary, including the movement of any hazardous material, waste or other substance through or in the air, land, surface water or ground water, (ii) the production, storage, use, treatment, transport or disposal of pollutants, hazardous or toxic materials, contaminants or waste,
(iii) activities that might result in damage to the environment, or (iv) the protection of the environment.

          "ENVIRONMENTAL REPORT" means the Environmental Site Assessment St. Ouen L'Aumone Facility, St. Ouen L'Aumone, France, dated September 1994, by WCI-Ecoaudit S.A. in respect of the physical facilities of Hexcel France delivered by Hexcel to Axson prior to the Closing Date.

          "ENVIRONMENTAL REPRESENTATIONS" means the representations of Hexcel with respect to environmental matters set forth in Section 4.14.

          "EUROPE" means all of the countries now or hereafter on the continent of Europe as illustrated by the map attached hereto as Annex I, plus Russia and those countries in the Middle East and Africa which border on the Mediterranean Sea.

          "EUROPEAN MERGER REGULATION" means European Community Merger Regulation No. 4064/89/EEC, as amended from time to time, and any related regulation and published interpretation.

          "EUROPEAN RESINS BUSINESS" means the business conducted by the European Subsidiaries as described on SCHEDULE 1A, but excluding the business and activities described on SCHEDULE 1A under the heading "Exclusions."

          "EUROPEAN SUBSIDIARIES" has the meaning assigned to that term in the recitals of this Agreement.

          "EXCLUDED CONFIDENTIAL INFORMATION" has the meaning assigned to that term in Section 6.12

          "EXPENSE REIMBURSEMENT" means an amount equal to the sum of (i) all documented legal expenses reasonably incurred by Axson after November 23, 1994 in connection with this Agreement and the transactions contemplated hereby, up to a maximum of U.S. $50,000, and (ii) all other documented costs reasonably incurred by Axson after November 23, 1994 in connection with this Agreement and the transactions contemplated hereby, up to a maximum of U.S.$50,000.

          "FINANCIAL OFFICER" means Jean-Luc Violeau, who is the chief financial officer of Hexcel France and is one of the Management Investors.

          "FINANCIAL STATEMENTS" means, collectively, the following financial statements which were delivered to Axson on or prior to the Closing Date under cover of a letter from the General Manager: (i) the unconsolidated unaudited balance sheet and related monthly operating results summary for each of the European Subsidiaries as at December 31, 1993 and for the year ended December 31, 1993 from the Hexcel Corporation 1993 Profit Plan printout, (ii) the Rapport General Du Commissaire Aux Comptes as of December 31, 1993 prepared for Hexcel France by BDA, (iii) the Deloitte & Touche report, dated July 5, 1994, addressed to Hexcel France regarding the accounting records of Hexcel Espana as of December 31, 1993, (iv) the Deloitte & Touche report, dated June 30, 1994, addressed to Jean-Luc Violeau at Hexcel France regarding the accounting records of Hexcel GmbH as of December 31, 1993, (v) the Deloitte & Touche report, dated June 24, 1994, addressed to Jean-Luc Violeau at Hexcel France regarding Hexcel Italia as of December 31, 1993, and (vi) the unconsolidated unaudited balance sheet and related monthly operating results summary for each of the European Subsidiaries as at September 30, 1994 and for the nine-month period ended September 30, 1994 from the Hexcel Corporation 1994 Profit Plan printout.

          "FOREIGN CURRENCY" means the currency of any country other than the United States of America.

          "GENERAL MANAGER" means Stephen C. Forsyth, the general manager of Hexcel's specialty resins business.

          "GERMAN TAX AUDIT" means the pending audit by German tax authorities of the tax treatment by Hexcel GmbH of Hexcel GmbH's export sales of honeycomb products from its Willich facility during the tax years 1989 through 1992 inclusive.

          "GERMAN TAX LIABILITY" means any tax liability of Hexcel GmbH arising out of the tax treatment by Hexcel GmbH of its export sales of honeycomb products from its Willich facility during the tax years 1989 through 1992 inclusive which was not paid on or prior to September 30, 1994.

          "GOVERNMENTAL BODY" means any national, state, regional or municipal or other local government or multi-national body (including, without limitation, the Commission of the European Communities), any subdivision, agency, commission, court or authority thereof, or any quasi-governmental or private body exercising any regulatory or taxing authority thereunder.

          "HEXCEL ESPANA" has the meaning assigned to that term in the recitals of this Agreement.

          "HEXCEL FRANCE" has the meaning assigned to that term in the recitals of this Agreement.

          "HEXCEL GMBH" has the meaning assigned to that term in the recitals of this Agreement.

          "HEXCEL GUARANTY" means any guaranty, security agreement, mortgage or similar instrument, agreement or arrangement by which Hexcel or any Other Subsidiary guaranteed, made itself primarily or secondarily liable for, or subjected any of its assets to an Encumbrance to secure, any indebtedness or obligations (whether liquidated or unliquidated and actual or contingent) of any European Subsidiary.

          "HEXCEL ITALIA" has the meaning assigned to that term in the recitals of this Agreement.

          "HIGHER AND BETTER OFFER" means an offer by any Person other than Axson which is either (i) an offer for the purchase of the Combined Resins Business which will produce net proceeds to Hexcel (on a consolidated basis) of at least U.S.$12,500,000, or (b) an offer for the purchase of the European Resins Business which will produce net proceeds to Hexcel (on a consolidated basis) of at least U.S.$9,500,000.

          "INDEMNIFIED PARTY" has the meaning assigned to such term in Section 8.4.1.

          "INDEMNITOR" has the meaning assigned to such term in Section 8.4.1.

          "INDEMNITY ESCROW AGENT" means Kronish, Lieb, Weiner & Hellman, counsel to Hexcel.

          "INDEMNITY ESCROW AGREEMENT" means the Indemnity Escrow Agreement, dated as of the Closing Date, among Axson, Hexcel and the Indemnity Escrow Agent in the form of EXHIBIT B hereto.

          "INTELLECTUAL PROPERTY" has the meaning assigned to that term in
Section 4.10.

          "INTERCOMPANY PAYABLES" means all amounts owed by the European Subsidiaries to Hexcel or to any Other Subsidiaries, whether such amounts are owed on account of loans advanced to any of the European Subsidiaries, goods or services sold or provided to such European Subsidiaries, or otherwise.

          "INTERCOMPANY RECEIVABLES" means all amounts owed to the European Subsidiaries by Hexcel or by any Other Subsidiaries, whether such amounts are owed on account of loans advanced to Hexcel or any Other Subsidiaries, goods or services sold or provided to Hexcel or any Other Subsidiaries, or otherwise.

          "INVESTORS" has the meaning assigned to that term in the recitals of this Agreement.

          "KEY SUBSIDIARY OFFICERS" means, collectively, Lionel Puget, the Financial Officer, the R&D Officer and the Subsidiary Managers.

          "LEGAL PROCEEDING" means any judicial, administrative, or arbitral action or proceeding.

          "LETTER OF INTENT" has the meaning assigned to that term in the recitals of this Agreement.

          "MANAGEMENT AGREEMENT" means that certain Agreement for the Supply of Management Services from the United States, dated as of February 6, 1981, between Hexcel and Hexcel France.

          "MANAGEMENT INVESTORS" means those Investors whose names are set forth on SCHEDULE 1B hereto.

          "MANAGEMENT REPRESENTATION AND INDEMNITY AGREEMENTS" means, collectively, the Representation and Indemnity Agreements for the Key Subsidiary Officers, each dated as of the Closing Date, in the form of EXHIBITS C-1, C-2, C-3, C-4 and C-5.

          "NET 9/30 INTERCOMPANY PAYABLES" means U.S.$1,579,669 which the parties agree represents the amount by which the Intercompany Payables as of September 30, 1994 exceeded the Intercompany Receivables as of September 30, 1994 based on a conversion to U.S. Dollars using the exchange rates in effect on September 30, 1994.

          "9/30/94 BALANCE SHEETS" means the unaudited unconsolidated balance sheets of the European Subsidiaries as of September 30, 1994 which are included in the Financial Statements.

          "9/30/94 FINANCIAL STATEMENTS" means the unconsolidated unaudited balance sheet and related monthly operating results summary for each of the European Subsidiaries as at September 30, 1994 and for the nine-month period ended September 30, 1994 which are included in the Financial Statements.

          "ORGANIZATIONAL DOCUMENTS" means, (i) with respect to Hexcel, its certificate of incorporation and bylaws, (ii) with respect to Hexcel France or Axson, its statuts, (iii) with respect to Hexcel Espana, its estatutos, (iii) with respect to Hexcel GmbH, its Satzung, and (iv) with respect to Hexcel Italia, its statuti.

          "OTHER SUBSIDIARIES" means all Subsidiaries of Hexcel other than the European Subsidiaries.

          "OUTSIDE DATE" means December 30, 1994, unless the parties agree in writing to a later date.

          "OUTSIDE INVESTORS" means the persons whose names are listed on
SCHEDULE 1C annexed hereto.

          "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, trust, association, unincorporated orga-nization, other entity or Governmental Body.

          "PRIVATE LABEL AGREEMENT" means the Private Label Agreement, dated April 9, 1992, between The Advanced Tooling Products Group of Hexcel and Aero Consultants, as amended and in force on the date hereof.

          "PUGET MEMO" means the Memorandum, dated December 27, 1994, from Lionel Puget to Stephen Forsyth, a copy of which has been delivered to Axson.

          "PURCHASE PRICE" has the meaning assigned to that term in Section 2.3.

          "R&D OFFICER" means, Michel Soude, who is the senior research and development officer of Hexcel France and is one of the Management Investors.

          "SHARES" has the meaning assigned to that term in the recitals of this Agreement.

          "SUBSIDIARY" means, with respect to any Person, any corporation or other entity of which securities or other voting or equity interests having the power to elect a majority of that corporation's or other entity's Board of Directors or other governing body (other than securities having that power only upon the happening of a contingency that has not occurred) are held by such Person directly or indirectly (through one or more of that Person's other Subsidiaries).

          "SUBSIDIARY MANAGERS" means Celso Cabaleiro Lo Petegui and Claudio Legnagni, who are, respectively, the senior managers of Hexcel Espana and Hexcel Italia, and each of whom is a Management Investor.

          "TAXES" means all income, gross receipts, profit, occupation, ad valorem, withholding, payroll, employment, excise, property, sales, use, transfer, value added and franchise taxes imposed by any Governmental Body, together with any interest or penalties imposed thereon.

          "TAX REPRESENTATIONS" means the representations of Hexcel in respect of certain tax matters set forth in Section 4.17.

          "TAX RETURNS" means any tax return or report required to be filed with any Governmental Body in connection with the determination, assessment and collection of any Taxes.

          "TECHNOLOGY LICENSE AGREEMENTS" means, collectively, (i) the Technology License Agreement between Hexcel, as licensor, and Hexcel France, as licensee, in the form of EXHIBIT D-1 hereto, and (ii) the Technology License Agreement between Hexcel France, as licensor, and Hexcel, as licensee, in the form of EXHIBIT D-2 hereto.

          "TRADEMARK LICENSE AGREEMENT" means the Trademark License Agreement between Hexcel and Hexcel France in the form of EXHIBIT E hereto.

          "UNRELATED THIRD PARTY" means any Person other than Axson, Hexcel, the European Subsidiaries or any Subsidiary of Axson, Hexcel or the European Subsidiaries.

          "UNRELATED U.S. PURCHASER" means a purchaser of the U.S. Resins Business or any portion thereof from Hexcel which is not a Subsidiary of Hexcel or another entity controlled, directly or indirectly, by Hexcel.

          "U.S.$" means United States Dollars.

          "U.S. RESINS BUSINESS" means the resins business conducted directly by Hexcel through its resins division located in Chatsworth, California.


2.   THE ACQUISITION; PURCHASE PRICE.

          2.1. PURCHASE AND SALE. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Hexcel shall sell all of the Shares to Axson, free and clear of all Encumbrances, and Axson shall purchase the Shares from Hexcel.

          2.2. DEPOSIT. Concurrently with the execution of this Agreement, the parties are executing and delivering the Deposit Escrow Agreement and Axson shall, on the date hereof, deposit the amount of U.S.$400,000 (the "DEPOSIT") in escrow with the Deposit Escrow Agent to be held as a good faith deposit pursuant to, and subject to the terms and conditions of, the Deposit Escrow Agreement.

          2.3. PURCHASE PRICE. The purchase price (the "PURCHASE PRICE") for the Shares shall be U.S.$9,000,000, subject to adjustment as provided in Section
2.4. The Adjusted Closing Price shall be payable by Axson on the Closing Date by wire transfer to one or more accounts designated by Hexcel, in immediately available U.S. funds.

          2.4. ADJUSTMENTS TO PURCHASE PRICE.

          The Purchase Price shall be subject to the following adjustments:

               2.4.1. The Purchase Price shall be reduced by the amount of the Net 9/30 Intercompany Payables.

               2.4.2. The Purchase Price shall be reduced by the amount of any cash dividends paid to Hexcel by the European Subsidiaries during the period commencing on November 23, 1994 and ending on the Closing Date. Any adjustment to the Purchase Price pursuant to this Section 2.4.2 with respect to a dividend paid in a Foreign Currency shall be calculated in United States Dollars by converting the amount of any such cash dividend into United States Dollars based upon the exchange rate quoted by Citibank, N.A. in New York, New York, on the date of payment of such cash dividend. Axson hereby waives any right or claim to any dividend paid by any European Subsidiary on account of the Shares prior to the Closing Date, including any right to the 55,000,000 pesetas dividend declared by Hexcel Espana to Hexcel on December 28, 1994.

               2.4.3.(a) In the event that a final and binding determination of the amount of the German Tax Liability is made before the Closing Date, whether such determination results from an agreement between Hexcel GmbH and the German tax authorities conducting the German Tax Audit or otherwise, the Purchase Price shall be reduced by the amount of the German Tax Liability as so determined.
Any adjustment to the Purchase Price pursuant to this Section 2.4.3(a) shall be calculated in United States Dollars based upon the exchange rate quoted by Citibank, N.A. in New York, New York on the date of the final determination of the German Tax Liability.

               (b) Subject to Section 2.4.3(c), in the event that a final and binding determination of the amount of the German Tax Liability is made on or after the Closing Date, whether such determination results from an agreement between Hexcel GmbH and the German tax authorities conducting the German Tax Audit or otherwise, the Purchase Price shall be adjusted after the Closing Date by reducing it by the amount of the German Tax Liability as so determined, and Hexcel shall refund the amount of such reduction in the Purchase Price to Axson within 30 days after such determination, by wire transfer to an account designated by Axson. The amount of such adjustment shall be calculated in United States Dollars, based upon the exchange rate quoted by Citibank, N.A. in New York, New York on the date of the final determination of the German Tax Liability.

               (c) In the event that a final and binding determination of the amount of the German Tax Liability is not made before the Closing Date, then after the Closing Date (i) Hexcel and its representatives shall, at Hexcel's expense, continue to control Hexcel GmbH's handling of the German Tax Audit, and Hexcel GmbH's defense against, challenge or appeal to any asserted tax deficiency, whether in an administrative or judicial proceeding, and including but not limited to any settlement negotiations, (ii) Hexcel GmbH and its officers, directors and employees and Axson shall cooperate fully with Hexcel and its representatives in such matters, (iii) Hexcel shall have the right to approve any settlement with respect to the German Tax Liability, and (iv) Hexcel GmbH shall not refuse to accept a settlement proposed by Hexcel unless accepting such settlement would adversely impact Hexcel GmbH for tax periods after the Closing Date (and if Hexcel GmbH shall refuse to accept a proposed settlement which does not have an adverse impact after the Closing Date, any post-Closing adjustment to the Purchase Price pursuant to
Section 2.4.3(b) shall be limited to the amount of any proposed settlement recommended by Hexcel). After the Closing Date, Axson shall cause Hexcel GmbH to comply with the provisions of this Section 2.4.3(c).

               2.4.4. The Purchase Price shall be reduced by the amount of the professional fees and expenses as set forth on SCHEDULE 2.4, all of which Axson hereby agrees that it shall cause the European Subsidiaries to pay after the Closing Date to the extent not already paid as of the Closing Date. In addition, the Purchase Price shall be further reduced by the amount of professional fees and expenses of Hexcel paid by Axson at the Closing pursuant to Section 6.6.

          2.5. ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Shares of each of the European Subsidiaries in the manner provided in SCHEDULE 2.5 hereto. Any reductions to the Purchase Price resulting from adjustments made pursuant to Section 2.4.1 or 2.4.4 shall be allocated among the Shares of each of the European Subsidiaries PRO RATA, based upon the portion of the Purchase Price allocated to the Shares of each of the European Subsidiaries as set forth in SCHEDULE 2.5. Any reduction of the Purchase Price resulting from any adjustment made pursuant to
Section 2.4.2 shall be allocated, (i) first, to the portion of the Purchase Price allocated to the Shares of the European Subsidiary which paid the dividend, to the extent that such adjustment does not reduce the portion of the Purchase Price allocated to such Shares below the sum of U.S.$1,000, and (ii) second, any balance of such adjustment shall be allocated among the Shares of the other European Subsidiaries in proportion to the amount of the Adjusted Purchase Price allocated to the Shares of such European Subsidiaries after giving effect to all other adjustments to the Purchase Price and to the allocation of such adjustments among the Shares of the different European Subsidiaries. Any reduction of the Purchase Price resulting from any adjustment made pursuant to Section 2.4.3 shall be allocated, (i) first, to the portion of the Purchase Price allocated to the Shares of Hexcel GmbH, to the extent that such adjustment does not reduce the portion of the Purchase Price allocated to such Shares below the sum of U.S.$1,000, and (ii) second, any balance of such adjustment shall be allocated among the Shares of the other European Subsidiaries in proportion to the amount of the Adjusted Purchase Price allocated to the Shares of such European

Subsidiaries after giving effect to all other adjustments to the Purchase Price and to the allocation of such adjustments among the Shares of the different European Subsidiaries. At the Closing, the parties shall supplement SCHEDULE
2.5 to reflect all adjustments to the Purchase Price through the Closing Date.


3.   CLOSING.

          The closing of the purchase and sale of the Shares (the "CLOSING") shall take place at the offices of Kronish, Lieb, Weiner & Hellman, 1114 Avenue of the Americas, New York, New York 10036-7798 (except that the transfers of the Shares may be effected in the jurisdictions where the European Subsidiaries are organized concurrently with the Closing), or at any other places as the parties may agree upon, at 10:00 a.m. New York time on such date as the parties may agree, but in no event later than the Outside Date.

4.   REPRESENTATIONS AND WARRANTIES OF HEXCEL.

          Hexcel hereby represents and warrants to Axson as follows:

          4.1. ORGANIZATION AND GOOD STANDING; AUTHORITY; CAPITALIZATION.

               4.1.1. SCHEDULE 4.1 sets forth as to each European Subsidiary its name and jurisdiction of incorporation, and the number of its Shares issued and outstanding, and the names of the record owners of such Shares as of the date hereof. Each of the European Subsidiaries is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, with full corporate power and authority to own its properties and to engage in its business as presently conducted. None of the European Subsidiaries has any branches in any country other than the country in which it is organized. All of the Shares of each of the European Subsidiaries (i) will be transferred to Axson as of the Closing Date free and clear of any and all Encumbrances, and
(ii) have been duly authorized and validly issued.

               4.1.2. The Organizational Documents of each European Subsidiary are complete and correct as presently in effect. The corporate minutes or records of corporate action of each European Subsidiary are accurate and complete and such minutes and records reflect in all material respects the corporate actions of each European Subsidiary to the extent such actions are required to be reflected therein. The stock transfer books or similar records of each European Subsidiary are accurate and complete. All issued and outstanding shares of capital stock of each European Subsidiary are validly issued, fully paid and nonassessable. As of the date of this Agreement, there are no outstanding (a) securities convertible into, exchangeable for or evidencing the right to purchase any shares of any European Subsidiary's capital stock or other equity interests; (b) options (other than options held by Hexcel to purchase Shares in the European Subsidiaries from other Persons listed in
SCHEDULE 4.1), warrants, calls or other rights to purchase or subscribe to any European Subsidiary's capital stock or other equity interests or securities convertible into, exchangeable for or evidencing the right to purchase, any such shares or interests; or (c) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock or other equity interests of any European Subsidiary, any such convertible or exchangeable securities or any such other securities evidencing the right to purchase any such options, warrants or rights.

               4.1.3. Hexcel is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Subject to the Approval Order and to the satisfaction of all applicable conditions set forth therein, (i) Hexcel has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, (ii) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of Hexcel and this Agreement constitutes the legal, valid and binding obligation of Hexcel, and (iii) this Agreement has been duly executed and delivered by Hexcel and is enforceable against Hexcel in accordance with its terms.

          4.2. NO CONFLICTS.

          Subject to the Approval Order and to the satisfaction of all applicable conditions set forth therein, neither the execution and delivery of this Agreement by Hexcel nor the consummation of the transactions contemplated hereby will (i) violate any of the terms of the Organizational Documents of Hexcel or any of the European Subsidiaries, (ii) except as disclosed on SCHEDULE 4.2, violate or constitute a default under or cause the amendment, modification or acceleration of, or give any party (other than one of the European Subsidiaries) the right to amend, modify or refuse to perform, or modify the time within which duties are to be performed or rights or benefits are to be received under, or cause the acceleration of the maturity of any debt or obligation of any of the European Subsidiaries pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of any European Subsidiary under, any agreement or commitment to which any European Subsidiary is a party, or (iii) violate any statute or law or any judgment, decree, order, injunction, regulation or rule of any court or Governmental Body applicable to Hexcel or the European Subsidiaries.

          4.3. CONSENTS AND APPROVALS FROM GOVERNMENT AUTHORITIES; OTHER
CONSENTS.

               4.3.1. Except as required by the Bankruptcy Code, the Bankruptcy Rules and the orders of the Bankruptcy Court and except as disclosed in SCHEDULE 4.3, the execution, delivery and performance of this Agreement does not require Hexcel or any European Subsidiary to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Body.

               4.3.2. Except as disclosed in SCHEDULE 4.3 annexed hereto, no consent of any other Person which has not already been obtained is necessary for the execution, delivery and performance by Hexcel of this Agreement.

          4.4. FINANCIAL STATEMENTS; CERTAIN OTHER INFORMATION.

               4.4.1. The Financial Statements are true and accurate in all material respects and fairly present the financial condition and results of operations of the European Subsidiaries as at the dates thereof and for the periods reported on therein.

               4.4.2. The information in respect of historical sales volume, costs, and selling prices of products of the European Subsidiaries by region which will be delivered to Axson by Hexcel prior to the Closing Date under cover of letter from the General Manager is true and accurate in all material respects.

          4.5. TITLE TO ASSETS. Subject to the Trademark License, the Technology License and the limitations on the continuing use of the name "Hexcel" and trademarks and trade names using the name "Hexcel" or variations thereof, as provided in Section 6.9, each of the European Subsidiaries shall, as of the Closing Date, own or have the right to use all material assets necessary to conduct the European Resins Business in the manner in which it has been conducted since January 1, 1993.

          4.6. NO CONDEMNATION OR EXPROPRIATION. None of the assets of any of the European Subsidiaries is subject to any actual or, to the knowledge of Hexcel, proposed condemnation or similar proceeding.

          4.7. LITIGATION. Except as disclosed in SCHEDULE 4.7, there are no Legal Proceedings pending or, to the knowledge of Hexcel, threatened against any of the European Subsidiaries.

          4.8. PRODUCTS LIABILITY LITIGATION. Except as disclosed in SCHEDULE 4.7, there are no pending or, to the knowledge of Hexcel, threatened Legal Proceedings against any European Subsidiary, and Hexcel has no knowledge of any investigation by any Governmental Body, in each case relating to any product sold as part of the European Resins Business which is alleged to have been improperly designed or manufactured.

          4.9. NO MATERIAL ADVERSE CHANGE. Since December 31, 1993, there has not been any material adverse change in the financial condition, results of operation or business of the European Subsidiaries, taken as a whole.

          4.10.  PATENTS, TRADEMARKS, TRADE NAMES, ETC.   SCHEDULE 4.10 contains
a complete list of all patents, copyrights, trademarks, service marks, registrations and applications for any of the foregoing, trade names and licenses currently used by the European Subsidiaries to conduct the European Resins Business (collectively, the "INTELLECTUAL PROPERTY"). Hexcel has not received notice of any claim of adverse ownership, invalidity or infringement against any of the European Subsidiaries with respect any of Intellectual Property or any other technology, trade secrets or know-how used by such European Subsidiary in the conduct of the European Resins Business, nor does Hexcel have knowledge that there is a basis for such claim.

          4.11. CONTRACTS AND COMMITMENTS. SCHEDULE 4.11 contains a complete and accurate list of all material contracts to which any European Subsidiary is a party which affect its business including, but not limited to, contracts with suppliers, customers, employees, consultants, unions, agents and distributors, and Hexcel has no knowledge of any material defaults under any of such contracts except as disclosed in SCHEDULE 4.11.

          4.12. PERSONNEL. SCHEDULE 4.12 lists the names and total 1993 and total (for the first 11 months of) 1994 salaries, wages and bonus of all the employees of each of the European Subsidiaries, except for those employees who have substantial responsibility for any aspects of the business of Hexcel other than the European Resins Business.

          4.13. COMPLIANCE WITH LAW. Except as disclosed in the Environmental Report or the Puget Memo, (i) the European Resins Business has been conducted in material compliance with applicable laws and regulations (other than Environmental Laws), and (ii) to the knowledge of Hexcel, none of the European Subsidiaries has received any notice of any asserted material violation of any law or regulation (other than Environmental Laws) affecting its European Resins Business.

          4.14. Environmental Protection and Zoning.

               4.14.1. Except as disclosed in the Environmental Report or the Puget Memo, (i) prior to the Closing Date, each of the European Subsidiaries has been operating in material compliance with applicable Environmental Laws, (ii) to the knowledge of Hexcel, none of the European Subsidiaries has received any notice from any Governmental Body of any violation by it of any applicable Environmental Laws involving the manner in which the operations of such European Subsidiary were conducted or involving any real property owned or operated by it, and (iii) there is no Environmental Condition existing on the date hereof, and on the Closing Date there will not be any Environmental Condition existing, in any way relating to the business, property or assets of any European Subsidiary which, under the applicable Environmental Laws in effect on the date hereof or on the Closing Date, gives rise or will give rise to any legal obligation on the part of any European Subsidiary to remediate such Environmental Condition.

               4.14.2. To the knowledge of Hexcel, none of the European Subsidiaries has violated or has received any notice from any Governmental Body of an alleged or potential violation of any zoning or land use ordinance, law, rule, regulation or order relating to the operation of the business of such European Subsidiary, or any of the processes followed or products made thereby.

          4.15. OCCUPATIONAL HEALTH AND SAFETY. None of the European Subsidiaries has prior to the date hereof exposed or permitted the exposure, or prior to the Closing Date will expose or permit the exposure of, any of its employees or any of its customers' employees to chemical or hazardous substances, which exposure will give rise to any liability for occupational injury or illness which is not covered by insurance.

          4.16. NO BROKERS. None of the European Subsidiaries has engaged or committed to pay any fees or commissions to any broker, finder or similar agent with respect to the transactions contemplated by this Agreement. Hexcel has not engaged or committed to pay any fees or commissions to any broker, finder or similar agent with respect to the transactions contemplated by this Agreement which would result in liability for such fees or commissions on the part of Axson or any of the European Subsidiaries.

          4.17. TAXES. Except as set forth in SCHEDULE 4.17, each of the European Subsidiaries has (i) filed all Tax Returns required to be filed by such European Subsidiary prior to the date hereof, and as of the Closing Date will have filed all Tax Returns required to be filed by it as of the Closing Date, subject in each case to permitted extensions listed on SCHEDULE 4.17, and (ii) paid all Taxes required to be paid by such European Subsidiary prior to the date hereof, and will, as of the Closing Date, have paid all Taxes required to be paid by it as of the Closing Date, subject in each case to permitted extensions listed on SCHEDULE 4.17. None of the European Subsidiaries knows of any reason why any Tax Return filed by it prior to the date hereof, as amended prior to the date hereof, or as of the Closing Date will know of any reason why any Tax Return filed by it between the date hereof and the Closing Date (other than an amendment to a Tax Return filed prior to the date hereof), understates such European Subsidiary's tax liability with respect to the period for which such return was filed. Except as disclosed on SCHEDULE 4.17, Hexcel has not received notice of any pending tax audits of any of the European Subsidiaries other than normal, periodic audits required by statute. Nothing contained in this Agreement is intended as or shall be construed as a representation or warranty by Hexcel of the existence, amount or availability of any loss carryforwards or similar potential tax benefits with respect to any of the European Subsidiaries.

          4.18. NO UNDISCLOSED LIABILITIES. Except as set forth in SCHEDULE 4.18, to the knowledge of Hexcel, none of the European Subsidiaries has as of the date hereof, or will have as of the Closing Date, any liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) that were not disclosed, reflected or reserved against in the 9/30/94 Financial Statements, except for (i) liabilities and obligations incurred since September 30, 1994 in the ordinary course of business consistent with past practice, (ii) liabilities for taxes or assessments or other governmental charges or levies that are not yet due and payable, and (iii) liabilities or obligations to other European Subsidiaries or liabilities or obligations expressly permitted to be incurred by the European Subsidiaries pursuant to the terms of this Agreement.

          4.19. TITLE TO ASSETS. Except as disclosed on SCHEDULE 4.19, each of the European Subsidiaries has good title to all the assets which such European Subsidiary purports to own as reflected in its 9/30/94 Balance Sheet, other than assets sold or disposed of by such European Subsidiary in the ordinary course of business after September 30, 1994 and which either are not material to the operation of the European Resins Business or have been replaced, free and clear of all Encumbrances other than (i) Encumbrances for taxes not yet due and payable, (ii) workers', mechanics', suppliers', carriers', landlords', warehousemen's and other statutory liens or liens arising by operation of law (but the inclusion of this clause (ii) is not intended, for purposes of clause (iii) of the representation in Section 4.18, to constitute permission under this Agreement for the indebtedness secured by the Liens described in this clause (ii) to be incurred by the European Subsidiaries),
(iii) Encumbrances securing indebtedness shown on the 9/30/94 Balance Sheets or incurred after September 30, 1994 in the ordinary course of business and consistent with the past practice of such European Subsidiary, and (iv) Encumbrances securing indebtedness which has been paid in full but which have not been formally discharged or terminated.

          4.20. NO INJUNCTION. There are no actions, suits, claims or proceedings pending before any Governmental Body or arbitration tribunal or, to the knowledge of Hexcel, threatened against Hexcel (i) seeking to prevent, enjoin, restrain or delay the consummation of the transactions contemplated by this

Agreement, or (ii) questioning the validity or legality of this Agreement or the transactions contemplated hereby.

For all purposes of this Agreement, for Hexcel to be deemed to have notice or knowledge of a matter it shall be necessary that the General Manager or another executive officer of Hexcel shall have actual knowledge or notice of such matter after reasonable inquiry of (i) the Key Subsidiary Officers, and (ii) any Hexcel employee who, under Hexcel's corporate reporting system, would ordinarily be charged with having information or responsibility with respect to such matter.



5.   REPRESENTATIONS AND WARRANTIES OF AXSON.

          5.1. ORGANIZATION AND GOOD STANDING; AUTHORITY.

Axson is a corporation duly organized, validly existing and in good standing under the laws of France, with full corporate power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder.
The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of Axson and this

Agreement constitutes the legal, valid and binding obligation of Axson. This Agreement has been duly executed and delivered by Axson and is enforceable against Axson in accordance with its terms.

          5.2. NO CONFLICTS. Neither the execution and delivery of this Agreement by Axson nor the consummation of the transactions contemplated hereby, will (i) violate any of the terms of the Organizational Documents of Axson, (ii) except as disclosed on SCHEDULE 5.2, violate or constitute a default under any agreement or commitment to which Axson is a party, or (iii) violate any statute or law or any judgment, decree, order, injunction, regulation or rule of any court or Governmental Body applicable to Axson.

          5.3. CONSENTS AND APPROVALS FROM GOVERNMENT AUTHORITIES; OTHER
CONSENTS.

               5.3.1. Except as disclosed in SCHEDULE 5.3 annexed hereto, the execution, delivery and performance of this Agreement by Axson does not require Axson to give any notice to, make any filing with, or obtain any authorization, consent or approval of, any Governmental Body.

               5.3.2. Except as disclosed in SCHEDULE 5.3 annexed hereto, no consent of any Person is necessary for the execution, delivery and performance by Axson of this Agreement except for such consents as have already been obtained.

          5.4. NO INJUNCTION. There are no actions, suits, claims or proceedings pending before any Governmental Body or arbitration tribunal or, to the knowledge of Axson, threatened against Axson (i) seeking to prevent, enjoin, restrain or delay the consummation of the transactions contemplated by this Agreement, or (ii) questioning the validity or legality of this Agreement or the transactions contemplated hereby.

          5.5. NO BROKERS. Neither Axson nor any of the Investors has engaged or committed to pay any fees or commissions to any broker, finder or similar agent with respect to the transactions contemplated by this Agreement which would result in liability for such fees or commissions on the part of Hexcel or any of its Subsidiaries or any entities directly or indirectly controlled by Hexcel.

          5.6. RELIANCE BY AXSON. Except for the specific representations and warranties contained in Section 4, Axson has not received and is not and will not be relying on any other representations or warranties by Hexcel in entering into this Agreement or consummating the transactions contemplated hereby, and Hexcel shall have no liability to Axson or to any of the Investors for any representations, warranties, projections or other information of any nature whatsoever (other than the representations and warranties of Hexcel set forth in Section 4 of this Agreement) which any Person may have furnished to Axson including, but not limited to, any representation, warranty, projection or other information of any nature whatsoever which may have been furnished to Axson or to the Investors by any of the European Subsidiaries, or by any officer, director, employee or agent of Hexcel or of any of the European Subsidiaries (including but not limited to the Management Investors).

6.   CERTAIN UNDERSTANDINGS AND ADDITIONAL COVENANTS OF THE PARTIES.

          6.1. CONDUCT OF BUSINESS. From the date hereof until the Closing Date, except as otherwise expressly contemplated by this Agreement, (i) Hexcel shall cause the European Subsidiaries to conduct the European Resins Business in the ordinary course consistent with past practice and Hexcel shall not, and shall cause the European Subsidiaries not to, increase the amount of the Intercompany Payables or Intercompany Receivables except in the ordinary course of business consistent with past practice, (ii) Hexcel shall not change or amend any Organizational Document of any European Subsidiary without Axson's prior written consent; (iii) Hexcel shall not permit any European Subsidiary to (a) issue or sell any new shares of capital stock or other securities of any European Subsidiary (other than the issuance of Shares of a European Subsidiary in connection with a transfer thereof to any other holder of Shares, provided that such Shares shall be subject to sale to Axson pursuant to this Agreement) or acquire by redemption or otherwise any such capital stock or reclassify or split-up any such capital stock or grant or enter into any options, warrants, calls or commitments of any kind with respect thereto or organize any new subsidiary, or (b) acquire any capital stock or other equity interest in any business, and (iv) Hexcel shall cause each European Subsidiary to use its best efforts to maintain its corporate existence and to use reasonable efforts to keep its key employees and to preserve its relationship with suppliers, distributors, customers and others having a business relationship with it; PROVIDED, HOWEVER, that Hexcel shall be not responsible or liable in any way for any breach or violation of this Section 6.1 which results from any actions taken or caused by, or any omissions by or attributable to, any of the Management Investors unless such Management Investor took such action at the express direction of the General Manager, and any such breach or violation for which Hexcel is not responsible pursuant to this Section 6.1 shall not constitute a failure to satisfy the condition to Axson's obligation to effect the Closing; and PROVIDED, FURTHER, that, subject to the provisions of Section 2 in respect of adjustments to the Purchase Price, nothing herein shall prohibit any of the European Subsidiaries from (i) consummating loans or other transactions between or among the European Subsidiaries for the purposes of helping them fund the settlement of the Intercompany Payables and the Intercompany Receivables as provided in Section 6.2 or fund any cash dividend,
(ii) paying any Intercompany Payables or agreeing to offset any Intercompany Payables and Intercompany Receivables, or (iii) declaring and paying any cash dividend.

Hexcel France shall transfer its one share of stock in Hexcel S.A. (also known as Hexcel Lyon) to Hexcel prior to the Closing.

          6.2. TERMINATION OF HEXCEL GUARANTEES. Hexcel and the European Subsidiaries may, on or before the Closing Date, terminate any Hexcel Guaranty. After the Closing Date, Axson shall take such steps and shall cause the European Subsidiaries to take such steps as may be necessary to terminate any Hexcel Guaranty which is not terminated on or prior to the Closing Date as promptly as practicable after Axson or any European Subsidiary becomes aware or receives notice of the existence of such Hexcel Guaranty.

          6.3. TERMINATION OF MANAGEMENT AGREEMENT; NO FEES OR ROYALTIES. Hexcel and the European Subsidiaries agree that effective on the Closing Date, the Management Agreement shall automatically be terminated without any further act by any of them and, upon such termination, Hexcel and the European Subsidiaries shall be relieved of all further liabilities and obligations thereunder. Hexcel shall not charge the European Subsidiaries any fees or royalties for management services performed by Hexcel during calendar year 1994 pursuant to the Management Agreement.

          6.4. CONSENTS. Each of Hexcel and Axson shall use all reasonable efforts to obtain prior to the Closing Date all licenses, permits, consents, approvals, authorizations, qualifications, and orders of Governmental Bodies or consents of other Persons as are necessary to be obtained by it for the consummation of the transactions contemplated hereby, and each shall make any required governmental filings or notices with any Governmental Body which are required to be made by it in order to consummate the Closing. Without limiting the generality of the foregoing, each of the parties hereto shall use all reasonable efforts to take all necessary steps to comply with any filing or other requirement under any applicable Antitrust and Merger Law, to the extent applicable to it in connection with the transactions contemplated by this Agreement. Hexcel and Axson shall furnish to each other, upon request, such necessary information and reasonable assistance as the other may request in connection with the preparation of filings or submissions required under any applicable Antitrust and Merger Laws, but the foregoing shall not require Hexcel or Axson to disclose to the other any information reasonably considered by it to be confidential. Hexcel and Axson shall supply each other with copies of all correspondence, filings or communications with representatives of any Governmental Body with respect to the transactions contemplated by this Agreement. Each of Axson, Hexcel and the European Subsidiaries shall bear its costs of complying with the requirements of any Antitrust and Merger Law.

          6.5. FULFILLMENT OF CONDITIONS PRECEDENT. Hexcel and Axson shall each use all reasonable efforts to cause each of the conditions to the consummation of the transactions contemplated hereby to be satisfied as soon as practicable after the date hereof to the extent such satisfaction is within its control.

          6.6. PAYMENT OF CERTAIN PROFESSIONAL FEES AND EXPENSES. On the Closing Date, Axson shall pay, by certified or bank cashier's check or by wire transfer to an account designated by Hexcel, invoices presented by Hexcel for professional fees and other expenses (other than the fees of Kronish, Lieb, Weiner & Hellman) incurred by Hexcel in connection with the transaction contemplated by this Agreement, and the amount so paid by Axson shall reduce the Purchase Price as provided in Section 2.4.4.

          6.7. SETTLEMENT OF INTERCOMPANY ACCOUNTS. On or prior to the Closing Date, Hexcel, its Other Subsidiaries and the European Subsidiaries shall settle, by payment or offset, all

Intercompany Receivables and Intercompany Payables in a manner which will not cause the recognition by any of the European Subsidiaries of any forgiveness of indebtedness income for tax purposes. In the event that the Intercompany Payables and the Intercompany Receivables have not been fully settled prior to the Closing Date and any European Subsidiary needs additional cash in order to settle such items on the Closing Date, then at the Closing, Axson shall provide the European Subsidiaries with such amount of cash (by a direct payment to Hexcel and/or its Other Subsidiaries, as appropriate, on behalf of the European Subsidiaries) as may be required for the European Subsidiaries to fully satisfy the Intercompany Payables on the Closing Date.

          6.8.  USE OF INTELLECTUAL PROPERTY.   On or prior to the Closing Date,
Hexcel and Hexcel France shall, effective as of the Closing Date, execute and deliver the Trademark License Agreement and the Technology License Agreements, and effective on the Closing Date all license agreements in respect of the use of certain trademarks and technology between Hexcel and certain European Subsidiaries as set forth on SCHEDULE 6.8 and any other trademark or technology license agreements between them (other than the Trademark License Agreement and the Technology License

Agreements) shall automatically terminate. Neither Hexcel nor any of the European Subsidiaries shall charge each other any royalties or other fees or amounts owed for calendar year 1994 under the agreements set forth on SCHEDULE
6.8 or under any other trademark or technology license agreements between them. Axson acknowledges the existence and validity of the Trademark License Agreement and the Technology License Agreements and agrees that neither it nor Hexcel France shall assert that any of such agreements are not binding on Hexcel France. Axson agrees that it shall be jointly and severally liable with Hexcel France and each other European Subsidiary and other affiliate of Axson which is a sublicensee of Hexcel France under the Trademark License Agreement and/or any Technology License Agreement with respect to their obligations to Hexcel under such agreements (including under any agreements by which any such sublicensee agrees to be bound by such license agreements).

          6.9. USE OF NAMES. Axson covenants and agrees with Hexcel that, as soon as reasonably practicable (but in no event later than four weeks) after the Closing Date, the corporate names of each of the European Subsidiaries shall be changed to eliminate any reference in such name to "Hexcel" or any variation thereof. After the Closing Date, neither Axson nor the European Subsidiaries shall use the name, trade name or trademark "Hexcel" or any variation thereof (including but not limited to "Hexcelite") or any other names, trademarks, trade names and symbols similar thereto or any logos utilized by Hexcel in connection therewith, except as expressly authorized by, and subject to the terms and conditions of, the Trademark License Agreement.

          6.10. FURTHER ASSURANCES. At any time and from time to time after the Closing Date, each of Hexcel and Axson agrees to, and Axson agrees to cause the European Subsidiaries to, without further consideration, do, execute, and deliver all such acts, instruments of sale, consents, assurances or other documents as may reasonably be required to consummate effectively the transactions contemplated hereby and to carry out the purposes and intent of this Agreement.

          6.11. ACCESS. For a period of seven years (and 15 years for employment tax, environmental and real property records and insurance policies) following the Closing Date Axson shall grant to Hexcel, and shall cause each of the European Subsidiaries to grant to Hexcel, reasonable access to and the opportunity to obtain copies of those books, records and accounts, correspondence, production records, employment records and other similar information as are transferred to Axson by Hexcel or the European Subsidiaries, or as are retained by the European Subsidiaries, for the limited purposes of concluding Hexcel's involvement in the European Resins Business or in connection with any Legal Proceeding involving the European Resins Business and complying with applicable tax laws and other legal requirements. For a period of seven years (and 15 years for employment tax, environmental and real property records and insurance policies) following the Closing Date, Hexcel shall grant to Axson and the European Subsidiaries, at no cost to Axson or the European Subsidiaries, reasonable access to, and the opportunity to obtain copies of, those books, records and accounts, correspondence, production records, employment records and other similar information which are retained by Hexcel and which relate to the European Resins Business. In addition, Axson shall, and shall cause the European Subsidiaries to, make available at no cost to Hexcel such financial, accounting, tax, personnel and other information as may reasonably be required to prepare or assist Hexcel in preparing such tax, accounting and financial reports as may be reasonably requested by Hexcel in connection with winding up its involvement in the European Resins Business, dealing with post-Closing tax issues and like purposes. Hexcel and Axson each agree to use, and Axson agrees to cause each of the European Subsidiaries to use, reasonable efforts to maintain the existence of all books, records, accounts and other information which it may be required to grant access or furnish copies of to the other pursuant to this Section 6.11 at least through the end of the period that the other party is entitled to access to or copies of the same pursuant to this
Section 6.11.

          6.12. CONFIDENTIALITY. Axson agrees that, regardless of whether the transactions contemplated by this Agreement are consummated, Axson, its directors, officers, employees, representatives and agents shall remain bound by the terms and conditions of the Confidentiality Agreements and by any other confidentiality obligations otherwise imposed on them by law. Axson acknowledges that included within the documents and records of the European Resins Business turned over to Axson or the Investors or their representatives on or prior to the Closing Date may be confidential information not relating to the European Resins Business and which is the confidential information of

Hexcel or any Other Subsidiaries ("EXCLUDED CONFIDENTIAL INFORMATION"). Axson agrees that (except as authorized in writing by Hexcel or required pursuant to legal or administrative process after notice to Hexcel with an opportunity to oppose, at Hexcel's expense) Axson shall not, and shall not suffer or permit any of its subsidiaries or affiliates or any of its or their officers, directors, employees, agents or representatives to, reveal, divulge or make known to any Person, any Excluded Confidential Information. Axson agrees that if after the Closing Date it or any of the European Subsidiaries shall discover any Excluded Confidential Information in its possession or in the possession of any of its representatives, employees or affiliates, it shall forthwith deliver the same to Hexcel. Axson further agrees that any breach or threatened breach by it of any provision of this Section 6.12 shall entitle Hexcel, in addition to any other legal or equitable remedies available to it, to apply to any court of competent jurisdiction to enjoin such breach or threatened breach without posting any bond or other security.

          6.13. SUPPLEMENTS TO DISCLOSURE SCHEDULES. From time to time prior to the Closing, Hexcel will use its reasonable efforts to promptly notify Axson of any matter heretofore or hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Schedules. No such notice given pursuant to this Section shall be deemed to cure any breach of any representation, warranty or covenant made in this Agreement unless Axson specifically agrees thereto in writing or, having received such notice prior to Closing, closes the transactions contemplated hereby. Any breach by Hexcel of this Section 6.13 shall for all purposes be deemed a breach of a representation or warranty under this Agreement and Hexcel's liability for any breach of this Section 6.13 shall be limited as provided in Section 8.

          6.14. LOCAL AGREEMENTS. At the Closing, the parties shall deliver such agreements and instruments as may be necessary to effect the transfer of the Shares in accordance with the laws of the respective jurisdictions of organization of the European Subsidiaries (collectively, the "LOCAL AGREEMENTS"). Notwithstanding anything in any Local Agreement to the contrary, nothing in any Local Agreement shall in any way affect, modify or limit any right or obligation of any party under this Agreement. In the event that for any reason the transfer of any Shares to

Axson is effected in any jurisdiction before the Closing is completed and, for any reason the Closing is not completed, then Axson shall immediately cause such Shares to be transferred back to Hexcel and, until such transfer back to Hexcel is effected, shall promptly take such corporate action as is necessary to cause Hexcel's designees to serve or continue to serve as the President, managers and board of directors of each affected European Subsidiary.

          6.15.  INSURANCE.  Subject to the requirements and limitations of
Section 8.2 hereof, Hexcel shall use its best efforts to arrange with its insurers for the European Subsidiaries to continue to have insurance coverage from the Closing Date through no earlier than March 14, 1995 under the property insurance and commercial general liability insurance policies listed on SCHEDULE
6.15. Subject to compliance by Axson and the European Subsidiaries with Section 8.2, Hexcel shall not take any steps to terminate any coverage for any European Subsidiary under the policies listed on SCHEDULE 6.15 prior to March 14, 1995, except upon the request of Axson or that European Subsidiary.

          6.16. EMPLOYMENT. For a period of 60 days after the Closing Date, Hexcel Espana shall, at the expense of Hexcel S.A., continue to employ Ricardo Gomez to perform certain functions for Hexcel S.A. until Hexcel S.A. can establish a residual office in Spain. At Hexcel S.A.'s request, Hexcel Espana shall either terminate Ricardo Gomez's employment or allow him to change his employment. Hexcel agrees that Hexcel S.A. shall fully reimburse Hexcel Espana for all costs incurred by it (including, without limitation, for compensation and other employment costs and taxes and any perquisites) in connection with its employment of Ricardo Gomez for Hexcel S.A.'s benefit after the Closing Date. Hexcel shall indemnify Axson as provided in Section 8.3.1 with respect to matters relating to its employment of Ricardo Gomez or the termination of such employment after the Closing Date.


7.   CONDITIONS TO OBLIGATIONS OF EACH PARTY

          7.1. CONDITIONS TO OBLIGATIONS OF HEXCEL AND AXSON. The parties' obligations to effect the Closing shall be subject to the satisfaction, at or before the Closing Date, of the following conditions:

               (a) The Bankruptcy Court shall have issued the Approval Order, the effectiveness of which shall not have been stayed or, if stayed, such stay shall no longer be in effect, and all applicable conditions to consummation of the transactions, if any, in the Approval Order shall have been satisfied.

               (b) No judgment, decree, order or directive shall have been issued by any court or Governmental Body which enjoins, restrains, stays or prohibits the consummation of the transactions contemplated by this Agreement by Hexcel, Axson or any of the European Subsidiaries.

               (c) All necessary authorizations, consents, or approvals of any Governmental Body, and all of the required consents described in SCHEDULE 4.3,
SCHEDULE 5.3 and SCHEDULE 6.4 shall have been obtained.

               (d) To the extent applicable, all filings and notices required to be made or given under any Merger and Antitrust Law prior to consummation of the transactions contemplated by this Agreement shall have been made or given, all necessary approvals in connection therewith shall have been obtained, and all applicable waiting periods shall have elapsed.

          7.2. CONDITIONS TO OBLIGATIONS OF AXSON. The obligation of Axson to consummate the transactions contemplated hereby shall be subject to the fulfillment, at the Closing Date, of the following additional conditions (any or all of which may be waived by Axson):

               (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Hexcel contained in this Agreement shall be true and correct in all material respects on the Closing Date with the same effect as if made on the Closing Date, and at the Closing Hexcel shall have delivered to Axson a certificate to such effect signed by the Chairman of the Board, the Chief Executive Officer, any Vice-Chairman, the President or any Vice President of Hexcel.

               (b) PERFORMANCE OF OBLIGATIONS. Each of the obligations of Hexcel to be performed by it on or before the Closing Date pursuant to the terms of this Agreement shall have been performed in all material respects on or before the Closing Date and, at the Closing Hexcel shall have delivered to Axson a certificate to such effect signed by the Chairman of the Board, the Chief Executive Officer, any Vice-Chairman, the President or any Vice President of Hexcel.

               (c) TRANSFER OF SHARES. Hexcel shall have transferred or caused to be transferred all of the outstanding Shares to Axson free and clear of any Encumbrances.

               (d) DELIVERY OF CERTAIN ADDITIONAL DOCUMENTS. The Technology License Agreements, Trademark License Agreement, Deposit Escrow Agreement and Indemnity Escrow Agreement (if the Closing occurs prior to the Effective Date) shall have been executed and delivered by all parties thereto other than Axson.

               (e) RESIGNATIONS. Hexcel shall have delivered the written resignations of such directors and officers of the European Subsidiaries (other than Hexcel GmbH) as Axson shall have requested in writing prior to the date hereof.


          7.3. CONDITIONS TO OBLIGATIONS OF HEXCEL. The obligation of Hexcel to consummate the transactions contemplated hereby shall be subject to the fulfillment, at the Closing Date, of the following additional conditions (any or all of which may be waived by Hexcel):

               (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Axson contained in this Agreement shall be true and correct in all material respects on the Closing Date with the same effect as if made on the Closing Date, and at the Closing Axson shall have delivered to Hexcel a certificate to such effect signed by the President or any Director of Axson.

               (b) PERFORMANCE OF OBLIGATIONS. Each of the obligations of Axson to be performed by it on or before the Closing Date pursuant to the terms of this Agreement shall have been performed in all material respects on or before the Closing Date, and at the Closing Axson shall have delivered to Hexcel a certificate to such effect signed by the President or any Director of Axson.

               (c) PAYMENT OF PURCHASE PRICE. Axson shall have paid the Adjusted Closing Price to Hexcel at the Closing in accordance with the terms of
Section 2.3 hereof.

               (d) SETTLEMENT OF INTERCOMPANY ACCOUNTS. Axson shall have provided the European Subsidiaries with such amount of cash as shall be required for the European Subsidiaries to settle all of the Intercompany Payables on the Closing Date by making payments to Hexcel and/or the Other Subsidiaries on behalf of the European Subsidiaries, as required by Section 6.7.

               (e) MANAGEMENT INVESTORS' REPRESENTATIONS. At least four duly executed counterparts of each of the Management Representation and Indemnity Agreements shall have been delivered to Hexcel.

               (f) OPINION OF AXSON'S COUNSEL. Hexcel shall have been furnished with an opinion of Axson's counsel, Bureau Francis Lefebvre, dated as of the Closing Date, addressed to Hexcel, in the form of EXHIBIT F hereto, to the effect that the consummation of the transactions contemplated hereby does not require prior notification to any Governmental Body under the European Merger Regulation.

               (g)  DELIVERY OF CERTAIN ADDITIONAL DOCUMENTS.    The Deposit
Escrow Agreement and Indemnity Escrow Agreement (if the Closing occurs prior to the Effective Date) shall have been executed and delivered by Axson.

8.   INDEMNIFICATION BY AXSON AND HEXCEL.

          8.1. INDEMNIFICATION BY AXSON. Subject to the limitations set forth in this Agreement, Axson shall indemnify and hold harmless Hexcel from and against, and shall reimburse Hexcel for any actual Damages suffered or incurred by Hexcel as the result of any breach of any of the representations and warranties of Axson in this Agreement.

          8.2. INDEMNIFICATION BY AXSON AND THE EUROPEAN SUBSIDIARIES. Subject to the limitations set forth in this Agreement, Axson and each of the European Subsidiaries shall jointly and severally indemnify and hold harmless Hexcel from and against, and shall reimburse Hexcel for any actual Damages suffered or incurred by Hexcel (i) as the result of the operations or activities of the European Subsidiaries after the Closing Date, and (ii) to the extent that Hexcel or any of the Other Subsidiaries has any liability for or suffers or incurs any actual Damages on account of any obligations or liabilities of any of the European Subsidiaries after the Closing Date, whether on account of a Hexcel Guaranty or otherwise; PROVIDED, HOWEVER, that nothing in this Section 8.2 is intended to limit Hexcel's indemnification obligations under this Agreement with respect to a breach of any of its representations or warranties hereunder. In addition, Axson and each of the European Subsidiaries shall jointly and severally indemnify and hold harmless Hexcel and its affiliates from and against, and shall reimburse Hexcel and its affiliates for any Damages suffered or incurred by Hexcel or any of its affiliates as the result of or in connection with Hexcel and/or its affiliates providing or arranging for Axson and the European Subsidiaries to continue to be covered after the Closing Date under any property, liability, general comprehensive liability, automobile, umbrella or other types of insurance policies which cover Hexcel and/or one or more of its affiliates; for such purposes, Damages shall include, without limitation, the following: (i) any additional premiums paid by Hexcel or its affiliates (other than the European Subsidiaries) in order to provide such coverage to Axson or the European Subsidiaries (including but not limited to the European Subsidiaries' allocable portion of the coverage provided for such period that the insurance is in effect after the Closing Date), (ii) any additional premiums which may be charged to Hexcel or its affiliates for any such insurance coverage covering Hexcel or any of its affiliates as the result of any insurance claim submitted by Axson or any European Subsidiary as the result of a loss or occurrence after the Closing Date (any such claim, an "AXSON CLAIM"), or as the result of any claims experience downgrading resulting from any Axson Claim, but in each case Axson shall only be responsible for such increase in premiums during the five policy years following the submission by Axson or any European Subsidiary of the Axson Claim which caused such increase, and (iii) any out-of-pocket costs or loss incurred by Hexcel or any of its affiliates (other than the European Subsidiaries) as the result of any present or future increases in the applicable deductibles which results from Hexcel providing insurance coverage for Axson and the European Subsidiaries after the Closing Date, but in each case Axson shall only be responsible for costs or loss incurred as a result of such increase in deductibles during the five policy years following the submission by Axson or any European Subsidiary of the Axson Claim which caused such increase. The inclusion of Axson and the European Subsidiaries in any insurance policies of Hexcel or its affiliates is being done solely as an accommodation to Axson and neither Hexcel nor any of its affiliates is making any representation or warranty whatsoever to Axson or the European Subsidiaries about the amount of insurance coverage being provided to them or available to them under the limits of such insurance policies (before or after giving effect to any asserted or unasserted claims thereunder), and none of Hexcel or any of its affiliates shall have any liability as the result of the

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unavailability or inadequacy of any coverage so provided.  Axson and the
European Subsidiaries shall use their best efforts to obtain independent coverage for themselves as promptly as practicable and shall notify Hexcel of such coverage so that Hexcel can have them removed as insureds under Hexcel's and its affiliates' policies, and in any event, Hexcel shall not have any obligation to continue to cover Axson or any European Subsidiaries under any insurance policy listed in SCHEDULE 6.15 for which Hexcel has arranged for them to be covered as of the Closing Date after the earliest of (i) the date they obtain their own policies for similar type of coverage, or (ii) March 14, 1995. Axson and the European Subsidiaries shall fully cooperate with Hexcel in
effecting any such removal with respect to any policy.   Axson acknowledges and
agrees that Hexcel's and its affiliates' providing any insurance coverage to Axson and the European Subsidiaries is subject to Axson and the European Subsidiaries maintaining the same business and similar production methods and amounts of production as the European Subsidiaries had prior to the Closing, and no coverage shall apply to any acquistions, or expansions of or changes in production.

          8.3. INDEMNIFICATION BY HEXCEL.

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               8.3.1.    INDEMNIFICATION.  Subject to the limitations set forth
in this Agreement, Hexcel shall indemnify and hold harmless Axson from and against, and shall reimburse Axson for, (i) any actual Damages suffered or incurred by Axson as the result of the breach of any of the representations and warranties of Hexcel in this Agreement, (ii) any actual Damages suffered by Axson as a result of Axson being held liable, pursuant to Section 419 of the German Civil Code, for any liabilities of Hexcel in Germany, other than liabilities of Hexcel related to Hexcel GmbH (except liabilities of Hexcel to Axson arising under this Agreement which are related to Hexcel GmbH), (iii) any actual Damages suffered by Axson as a result of any liability of Hexcel Espana relating to the termination of Ricardo Gomez, whether for severance or otherwise as the result of the sale of the Shares in Hexcel Espana to Axson or as the result of the termination of his employment by Hexcel Espana to the extent such indemnification is not paid to Hexcel Espana by Hexcel S.A. and any actual Damages suffered by Axson as the result of Hecel S.A.'s failure to reimburse Hexcel Espana for any of its costs in connection with its employment of Ricardo Gomez after the Closing Date as contemplated by Section 6.16, and (iv) any actual Damages

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suffered by Axson as a result of any liability of Hexcel GmbH with respect to
Hans-Joachim Glump's claims for wrongful termination and for payments on account of his non-competition agreement.

               8.3.2. SECURITY FOR HEXCEL'S INDEMNIFICATION. In the event that the Closing Date occurs prior to the Effective Date, then in order to secure Hexcel's indemnification obligations to Axson under Section 8.3, Hexcel and Axson shall execute and deliver the Indemnity Escrow Agreement, and Hexcel shall deposit U.S.$1,500,000 of the Adjusted Closing Price with the Indemnity Escrow Agent on the Closing Date to be held in escrow in accordance with the terms of the Indemnity Escrow Agreement.

          8.4. PROCEDURE FOR INDEMNIFICATION.

          The right of a party to indemnification under this Agreement is conditioned upon compliance with the following procedures:

               8.4.1. Promptly after receipt by a party or, in the case of Axson, by any European Subsidiary, of notice of any demand, the commencement of any action or assertion of any claim (any such demand, action or claim, an "ASSERTED LIABILITY") by an

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Unrelated Third Party (including but not limited to any demand, action or claim related to or which could result in a breach of any Environmental Representation or the Employee Health Representation, and including but not limited to any claims of Ricardo Gomez against Hexcel Espana and Hans-Joachim Glump against Hexcel GmbH described in Section 8.3.1) against such party or, in the case of Axson, against any European Subsidiary, with respect to which a party (the "INDEMNIFIED PARTY") may seek indemnification under this Section 8 against the other party hereto, the Indemnified Party shall promptly give notice to the other party (the "INDEMNITOR") of the demand, commencement or assertion thereof. Any such notice (i) shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary) of the Damages that have been or may be suffered by the Indemnified Party, and (ii) shall be accompanied by a copy of any notice, demand, complaint or other communications received by the Indemnified Party (or by any European Subsidiary, in the case of Axson) in connection with the Asserted Liability. The failure of the Indemnified Party to give such prompt notice shall not relieve the Indemnitor of its

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obligations to provide indemnity hereunder unless the Indemnitor is materially prejudiced thereby.

               8.4.2. The Indemnitor shall be entitled to assume the defense of, and to settle, any Asserted Liability, and to control the defense and settlement discussions with respect to the Asserted Liability subject to the further provisions of this Section 8.4.2; PROVIDED, HOWEVER, that the Indemnitor may not compromise or settle any Asserted Liability without the consent of the Indemnified Party, which may not be unreasonably withheld or delayed, unless such settlement or compromise requires only a monetary payment to be made by the Indemnitor or involves other matters not binding upon the Indemnified Party, in which case no consent shall be required from the Indemnified Party. If Axson is the Indemnified Party, it shall be required to cause any European Subsidiaries affected by such Asserted Liability to agree to any settlement or compromise for which Axson's consent is not required or to which Axson has consented. If the Indemnitor elects to defend against or to settle such Asserted Liability, the Indemnitor shall notify the Indemnified Party within 30 days after the actual receipt by the Indemnitor of notice of such Asserted Liability in accordance with the

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provisions of Section 8.4.1 of its intent to do so, and the Indemnified Party and its officers and employees (and the European Subsidiaries and their officers and employees, in the case of any claim for which Axson seeks indemnification) shall cooperate in the defense against, or settlement of, such Asserted Liability, including by making available to the Indemnitor and its counsel appropriate personnel and any and all books and records within the control of the Indemnified Party (and/or the European Subsidiaries, in the case of Axson) which relate to the Asserted Liability. The Indemnitor shall, for its defense of an Asserted Liability which it elects to undertake, retain counsel reasonably satisfactory to the Indemnified Party. If the Indemnitor assumes the defense of an Asserted Liability, the Indemnified Party (or any European Subsidiary, if Axson is the Indemnified Party) may participate at its own expense (which shall not be indemnified under this Agreement by the Indemnitor) in such defense. If the Indemnitor elects not to settle or to defend against the Asserted Liability, fails to notify the Indemnified Party of its election to defend or settle such Asserted Liability as provided herein or contests its obligation to indemnify the Indemnified Party with respect to such Asserted

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Liability, then the Indemnified Party may settle or defend against such Asserted
Liability without prejudice to any of its rights hereunder.

     8.5. LIMITATIONS ON LIABILITY.

               8.5.1. Axson's sole and exclusive remedies against Hexcel for any breach of a representation or warranty (including but not limited to any breach of Section 6.13 hereof), and Hexcel's sole and exclusive remedy against Axson for any breach of a representation or warranty, shall be a claim for indemnification made pursuant to and subject to the terms and conditions of
Section 8.

               8.5.2. All representations and warranties made by Hexcel and Axson herein, or in any instruments or documents furnished in connection herewith, shall survive the Closing, and the representations and warranties of Hexcel shall expire on the date which is sixteen months after the Closing Date, except for (i) any Environmental Representation, which shall expire on the earlier of (a) the date which is fifteen years after the Closing Date, and (b) the date of expiration of the statute of limitations applicable to the specific claim against or matter involving a European Subsidiary with respect to which the breach

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of the Environmental Representation is alleged, (ii) any Tax Representation, which shall expire on the date of expiration of the statute of limitations applicable to the specific tax claim against a European Subsidiary with respect to which the breach of a Tax Representation is alleged, and (iii) any Employee Health Representation, which shall expire on the earlier of (x) the date which is fifteen years after the Closing Date, and (y) the date of expiration of the statute of limitations applicable to the specific claim against a European Subsidiary with respect to which the breach of the Employee Health Representation is alleged. No claim or action for indemnity under Section 8 for any breach of any representation or warranty under this Agreement may be asserted or maintained by Axson except for claims made in writing prior to the expiration of such representation or warranty pursuant to the preceding sentence, by notice to Hexcel specifying the precise nature of such claim and indicating the amount of Damages (estimated, if necessary) incurred in connection therewith.

               8.5.3. Notwithstanding anything in this Agreement to the contrary, no indemnified party shall be entitled to receive, nor shall the indemnifying party be obligated to pay, any amount

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of the indemnity obligations otherwise payable by such indemnifying party pursuant to this Agreement (i) for any individual claim of less than U.S.$1,000 until the aggregate amount of all such individual claims shall have reached U.S.$10,000, and (ii) for any indemnification claims until the aggregate amount of all such claims shall have reached U.S.$90,000, whereupon the entire amount in excess of U.S.$90,000 shall be payable immediately upon submission of appropriate documentation reasonably establishing the amount of Damages for which indemnification is claimed.

               8.5.4. Notwithstanding anything else in this Agreement to the contrary, (i) Hexcel's maximum aggregate liability for breach of any and all representations and warranties in this Agreement other than the Environmental Representations, the Employee Health Representations and the Tax Representations, shall not exceed U.S.$3,000,000, and (ii) Hexcel's maximum aggregate liability for breaches of any and all representations and warranties under this Agreement shall not exceed 75% of the sum of (x) the Adjusted Purchase Price plus (y) the reduction to the Purchase Price under the second sentence of Section 2.4.4 caused by Axson's payments of certain legal fees

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and expenses on the Closing Date pursuant to Section 6.6 (it being the intent of the parties that clause (i) sets a sublimit for Hexcel's aggregate liability for any and all breaches of certain representations and warranties and that this clause (ii) sets an overall limit for Hexcel's aggregate liability for any and all breaches of representations and warranties); and all of Hexcel's costs (including but not limited to its legal fees and disbursements and court costs) of investigating and defending against any claims brought against Axson or any of the European Subsidiaries (including but not limited to claims which could result in the breach of and liability of Hexcel with respect to the Environmental Representations, the Employee Health Representations and/or the
Tax Representations), shall be treated as an indemnification liability of Hexcel for purposes of determining whether Hexcel's maximum aggregate liability for indemnification under clause (i) or clause (ii) of this Section 8.5.4 has been reached.

               8.5.5. Notwithstanding anything else in this Agreement to the contrary, Hexcel shall not be liable for any breach of any representation or warranty if (i) Hexcel notified Axson in writing of the existence of such breach prior to the

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Closing Date, and (ii) Axson proceeded with and effected the Closing notwithstanding such notification; PROVIDED, HOWEVER, that the preceding sentence shall not bar Axson from asserting a claim, and shall not limit Hexcel's indemnification liability under Section 8, for the breach of any Environmental Representation to the extent that such breach relates to the need for remediation of (i) any Environmental Condition existing on the Closing Date as the result of leakage, if any, from empty storage drums which were located on the unpaved area next to the raw materials storage areas between Building No. 2 and Building No. 3' (as such buildings are identified in the Environmental Report) and behind Building No. 3' prior to the Closing Date, or (ii) subject to the following sentence, discharge wastewaters exceeding permitted levels as disclosed in the Environmental Report. With respect to discharge wastewaters, after the Closing Date Hexcel France shall use diligent efforts to meet with the responsible agency (DRIRE) and attempt to resolve the issue administratively by either proving that there is no wastewater problem or by obtaining permission (or a modification of the relevant permits) to allow wastewater discharge at reasonable levels for operating Hexcel France's St. Ouen l'Aumone plant. In

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the event that there is no reasonable administrative solution to the wastewater discharge problem, any obligation of Hexcel hereunder with respect to remediation of such problem shall be based on the least expensive method of acheiving compliance with allowed levels of wastewater discharge.

               8.5.6. Neither Axson nor the European Subsidiaries shall seek or be entitled to receive, and Hexcel shall not be liable for, any punitive, consequential or other special damages suffered by Axson or the European Subsidiaries; PROVIDED, HOWEVER, that the preceding sentence shall not limit Hexcel's obligations to indemnify Axson for any liability for such punitive, consequential or special damages of Axson or any of the European Subsidiaries to any Unrelated Third Party provided that Axson is otherwise entitled to receive indemnification for such liability under the provisions of Section 8.

               8.5.7. Notwithstanding anything else in this Agreement to the contrary, Hexcel shall not be liable to Axson or to any of the European Subsidiaries for any breach of the Employee Health Representation except to the extent that the European Subsidiaries incurred liability for occupational injury or illness not covered by insurance resulting from the exposure

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or permitted exposure to chemical or hazardous substances prior to the Closing
Date of any employees of the European Subsidiaries or employees of the European Subsidiaries' customers, but Hexcel shall not be liable for breach of the Employee Health Representation to the extent that any such liability resulted from any such exposure or permitted exposure which occurred after the Closing Date; PROVIDED, HOWEVER, that in the event of a breach of the Employee Health Representation in a case in which such exposure or permitted exposure shall have occurred both before and after the Closing Date (in each case due to acts of the European Subsidiaries), Hexcel and the European Subsidiaries shall each bear such liability, to the extent not covered by insurance, as corresponds to their respective contribution to such liability, as determined by a court in a proceeding in which both Hexcel and the affected European Subsidiaries have adequate opportunity to present their case, and the amount of liability which Hexcel shall so be required to bear shall constitute the amount of Hexcel's liability for such breach of the Employee Health Representation subject to the limitations in Section 8.5.


9.  SOLICITATION; COMPLIANCE WITH BANKRUPTCY COURT ORDER.

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     Hexcel shall be free to negotiate and to solicit offers for the purchase and sale of the U.S. Resins Business, the European Resins Business and/or the Combined Resins Business; PROVIDED, HOWEVER, that Hexcel shall cease soliciting offers for the European Resins Business after December 23, 1994, until such time, if any, as this Agreement is terminated. Notwithstanding the foregoing, this Agreement and the Closing hereunder shall be subject to the requirements of any order of the Bankruptcy Court and Hexcel shall not be in breach of this Agreement as the result of any action taken by it in good faith to comply with any such order, including but not limited to solicitation of other offers for the European Resins Business or the Combined Resins Business after December 23, 1994; PROVIDED, HOWEVER, that nothing herein shall negate or impair Axson's right to terminate this Agreement pursuant to Section 10.2.



10.  TERMINATION.

          10.1. BY HEXCEL. Hexcel may terminate this Agreement upon written notice to Axson at any time if Hexcel receives and

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accepts a Higher and Better Offer in accordance with the terms hereof.

          10.2. BY AXSON. Axson may terminate this Agreement upon written notice to Hexcel in the event that the Bankruptcy Court modifies the Approval Order in a manner which requires Hexcel to solicit other offers for the European Resins Business or the Combined Resins Business after November 23, 1994 or otherwise modifies the overbid procedure set forth in this Agreement, provided that Axson's right to terminate this Agreement pursuant to this Section 10.2 must be exercised within five Business Days after Axson receives notice of such modification of the Approval Order or of any other Bankruptcy Court order modifying the overbid procedure set forth in this Agreement.

          10.3. BY AXSON OR HEXCEL. Each of Axson and Hexcel may terminate this Agreement if the Closing of this Agreement does not occur by the Outside Date for any reason.

          10.4. EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 10, no party shall have any further obligation under or in connection with this Agreement, except that (i) such termination shall not relieve Hexcel of any liability to Axson pursuant to Section 11.1

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for the Expense Reimbursement or the Break Up Fee, as the case may be, and (ii)
in the case of a termination of this Agreement by either party pursuant to
Section 10.3, Axson shall be liable to Hexcel for Damages suffered or incurred by Hexcel as the result of a material breach of this Agreement by Axson.


11.  EXPENSE REIMBURSEMENT; BREAK UP FEE, TERMINATION LIABILITY.

          11.1. BREAK-UP FEE. In the event that (i) Hexcel terminates this Agreement pursuant to Section 10.1, or (ii) Hexcel (a) terminates this Agreement pursuant to Section 10.3 because of a failure of the Closing to occur on or before December 31, 1994 which was not caused by a material breach by Axson of this Agreement, and (b) subsequently accepts a Higher and Better Offer and closes the sale of the Combined Resins Business or the European Resins Business as contemplated by such Higher and Better Offer on or before the later of (x) January 31, 1995, and (y) the Effective Date, or (iii) the Closing does not occur before the Effective Date solely because of a material breach by Hexcel of this Agreement, then Axson shall be entitled to receive, and Hexcel shall pay to Axson, the Break-Up Fee, as an administrative expense pursuant to the terms of the Section

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503(b)(1) of the Bankruptcy Code; PROVIDED, HOWEVER, that in the event that
Hexcel terminates this Agreement because the Closing did not occur on or before December 31, 1994 solely as a result of the failure by Hexcel to obtain any authorization, consent or approval of any Governmental Body or any third Person which Hexcel is required to obtain under the terms of this Agreement, then Axson shall be entitled to receive, and Hexcel shall pay to Axson, the Expense Reimbursement, but not the Break Up Fee.

          11.2. LIMITATION ON LIABILITY. In the event that this Agreement is terminated for any reason, Hexcel shall have no liability to Axson whatsoever except for the payment of the Expense Reimbursement or the Break Up Fee under the circumstances provided above. Under no circumstances shall Axson be entitled to both the Break Up Fee and the Expense Reimbursement.


12.  COVENANT NOT TO COMPETE.

          12.1. Hexcel agrees that, in the event that the sale of the European Subsidiaries to Axson provided for in this Agreement is consummated, then for a period of five years after the Closing Date, Hexcel shall not, directly or indirectly through any Subsidiary of Hexcel or any other affiliated entity controlled by

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Hexcel, without the express written consent of Axson, (i) compete with the
European Resins Business in Europe, or (ii) solicit or induce any customer or supplier of any European Subsidiary to cease doing business therewith or to do business with a competitor with respect to products that are competitive with those products currently sold by the European Subsidiaries as part of the European Resins Business. In addition, in the event that the sale of the European Subsidiaries to Axson provided for in this Agreement is consummated, then for a period of five years after the Closing Date, Hexcel shall not, directly or indirectly through any Subsidiary of Hexcel or any other affiliated entity controlled by Hexcel, without the express written consent of Axson, solicit for employment any managerial employee (including any Key Subsidiary Officer who is then an employee) of any European Subsidiary who was also employed by a European Subsidiary on the Closing Date. Notwithstanding anything herein to the contrary, nothing herein is intended to or shall prohibit or prevent Hexcel or any of its Subsidiaries or affiliated entities from, or make any of them liable to Axson for, (i) competing with the European Subsidiaries in any countries or territories anywhere in the world other than Europe, (ii) selling

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any products which are not included in the European Resins Business (even though such products may be made with resins, or have resins as components) to any Person anywhere in the world, including but not limited to customers of Axson or the European Subsidiaries, or former customers of Hexcel, (iii) selling resins in Europe where such sale forms an integral part of Hexcel's or its Subsidiary's or affiliated entity's other continuing business activities (such as where resins is a necessary raw material in a larger component system or is related to composite material applications), (iv) continuing any of their respective businesses and activities as described in SCHEDULE 1A hereto anywhere in the world, and/or (v) fulfilling Hexcel's obligations to sell resins products to Aero Consultants under the Private Label Agreement until September 5, 1995 provided, in the case of sales to Aero Consultants, that after the Closing Date Hexcel shall use reasonable efforts, consistent with its obligations under the Private Label Agreement, to (w) extend no more than 120 days credit for sales to Aero Consultants, (x) maintain only Hexcel's normal shipping and order fulfillment practices, (y) enforce the terms of the Private Label Agreement (including the restriction as to market, so as to prevent Aero Consultants from selling


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resins products to the automotive industry), and (z) maintain the pricing levels provided under the Private Label Agreement.

          12.2. None of the covenants set forth in Section 12.1 shall apply to any Unrelated U.S. Purchaser. Hexcel agrees that it shall not license to any Unrelated U.S. Purchaser the right to use the name or trademark "Hexcel" and any other names, trademarks, trade names and symbols similar thereto and all logos utilized in connection therewith, for use (i) in Europe at any time, and (ii) in any countries or territories other than Europe for any period in excess of two years after the closing of the purchase of the U.S. Resins Business by such Unrelated U.S. Purchaser.

          12.3. Hexcel and Axson acknowledge that the value of Confidential Information developed by Hexcel, the Other Subsidiaries and the European Subsidiaries is attributable substantially to the fact that such information is maintained by Hexcel, the Other Subsidiaries and the European Subsidiaries in the strictest confidentiality and secrecy and is not available to others without the expenditure of substantial time, effort and money. Hexcel acknowledges that Axson and the European Subsidiaries would be irreparably damaged if Hexcel's

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confidential knowledge of any Confidential Information of the European
Subsidiaries were disclosed to or utilized on behalf of any other Person, and Hexcel covenants and agrees that it shall not at any time, without prior written consent of Axson or the affected European Subsidiary, disclose or use any such Confidential Information after the Closing Date. Axson acknowledges that Hexcel and its Other Subsidiaries would be irreparably damaged if Axson's or any European Subsidiary's confidential knowledge of any Confidential Information of Hexcel or any of the Other Subsidiaries were disclosed to or utilized on behalf of any other Person, and Axson covenants and agrees that it shall not at any time, and it shall ensure that no European Subsidiary shall at any time, without prior written consent of Hexcel or the affected Other Subsidiary, disclose or use any such Confidential Information after the Closing Date. Nothing in this
Section 12.3 shall prohibit or restrict the use or disclosure of any Confidential Proprietary Information (as defined in the Technology License Agreements) to the extent that such use or disclosure by such party is permitted under the terms of the applicable Technology License Agreement.

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

          12.4. Each of Hexcel and Axson hereby acknowledges that the covenants set forth in Section 12 are a significant part of the consideration for this Agreement and are reasonable in connection with the circumstance under which such restrictions would apply to protect the value of the goodwill and intellectual property rights of the European Subsidiaries which will be purchased by Axson through its purchase of the Shares. Each of the parties further acknowledges and agrees that in the event that it shall violate the provisions of Section 12, the aggrieved party will have no adequate remedies at law and will suffer irreparable injury, and each agrees that in such event, or in the event that it threatens to violate the provisions of Section 12, the aggrieved party shall, therefore, be entitled to enforce such provision by temporary or permanent injunctive relief obtained in an action or proceeding instituted in any court of competent jurisdiction without the necessity of proving damages or irreparable injury, without regard to the ability of the other party to answer in damages for any such breach, and without prejudice to any other remedies which it may have in law or in equity. If any restriction contained in Section 12 is found by a court of competent jurisdiction to be unenforceable by reason of

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

the extent, duration or scope thereof, or otherwise, then the court making such determination shall have the right to, and the parties intend that such court shall, reduce such extent, duration, scope or other provision to the extent necessary to make such restriction enforceable and in its reduced form any such restriction shall thereafter be enforceable as contemplated hereby. If any provision of this Section 12 is held to be invalid or unenforceable in any jurisdiction for any reason, such determination shall not affect the validity or enforceability of such provision in any other jurisdiction.


13. RELEASES. Effective as of the Closing Date, all contracts, agreements, commitments and understandings between or among Hexcel or any Other Subsidiary, on the one hand, and any European Subsidiary on the other hand, shall automatically terminate without the need for any further action by any party thereto and no party thereto shall have any further liability or obligation with respect thereto, except that nothing herein shall in any way (i) terminate, affect, diminish, modify or limit any rights or obligations of Hexcel, any Other Subsidiary or any European Subsidiary under, this Agreement, the Trademark License Agreement

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or any Technology License Agreement, (ii) relieve Hexcel, any Other Subsidiary or any European Subsidiary from any liability or obligations with respect to any product sold by it prior to the Closing Date, or (iii) relieve Hexcel, any Other Subsidiary or any European Subsidiary from any liability or obligations with respect to any Intercompany Payable or Intercompany Receivable listed on
SCHEDULE 13 and any allocable portion of insurance premiums owed by the European Subsidiaries to Hexcel, in each case only to the extent not paid in full on or prior to the Closing Date.


14.  MISCELLANEOUS

          14.1. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or five days after mailing by certified or registered mail, postage prepaid, return receipt requested, or if sent by telecopier with a copy sent by first class mail the same day, to the parties, their successors in interest or their permitted assignees at the following addresses or at such other addresses as the parties may designate by written notice in the manner aforesaid:

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                    If to Hexcel:

                              Hexcel Corporation
                              5794 W. Las Positas Boulevard
                              Pleasanton, California 94588
                              Attention: Stephen C. Forsyth
                              Facsimile: (510) 847-9727


                    with a copy to:

                              Kronish, Lieb, Weiner & Hellman
                              1114 Avenue of the Americas
                              New York, New York  10036
                              Attention: Chet F. Lipton, Esq.
                              Facsimile: (212) 479-6275


                    and a copy to:

                              Goldberg, Stinnett, Meyers & Davis
                              44 Montgomery Street, Suite 2900
                              San Francisco, California 94104
                              Attention:  Merle C. Meyers, Esq.
                              Facsimile: (415) 362-2392

                    If to Axson or any European Subsidiary:

                              Axson S.A.
                              26, rue Murillo
                              75008 Paris
                              France
                              Attention:  Lionel Puget
                              Facsimile: 33 1 46 22 86 86
                    with a copy to:

                              Bureau Francis Lefebvre
                              712 Fifth Avenue
                              New York, New York 10019
                              Attention:  Carina Levintoff, Esq.
                              Facsimile:  (212) 246-2951

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          14.2. EXPENSES OF TRANSACTIONS.  Axson shall be responsible for paying all costs of transfer, documentary, recording, notarial, registration, stamp and other similar taxes, fees and expenses (including but not limited to all applicable stock transfer taxes, real estate transfer taxes and any penalties, interest and additions to tax) in connection with the transfer of stock contemplated hereby, but not any income or capital gains taxes payable by Hexcel. Subject to the foregoing and to the provisions of Sections 6.6 and 11 (in respect of the reimbursement of certain professional fees and expenses, the Expense Reimbursement and the Break Up Fee), all other fees, costs and expenses incurred by Axson or Hexcel in connection with the transactions contemplated hereby shall be borne by the party incurring them.

          14.3. PUBLICITY. Hexcel and Axson agree that press releases and other announcements to be made by either of them with respect to the transactions contemplated hereby shall be subject to mutual agreement, but the parties agree to send out a press release reasonably acceptable to Hexcel and Axson at either party's request upon the execution of this Agreement.

Notwithstanding the foregoing, Hexcel may, without any prior consent, make such disclosure as it believes is required or advisable in order to comply with any applicable law, regulation or stock exchange rules and also may respond to inquiries relating to this Agreement and the transactions contemplated hereby by the press, securities analysts, employees or customers without any notice to, or further consent of Axson. In addition, without any prior consent, Hexcel may give such notices and make such disclosures as it believes are necessary or appropriate (i) to comply with the Approval Order or any other order of the Bankruptcy Court, (ii) to effectuate any applicable overbid procedure, (iii) to obtain any necessary Bankruptcy Court approvals of this Agreement, and/or (iv) in connection with the Bankruptcy Case and the negotiation, proposal, confirmation and/or consummation of a plan of reorganization.

          14.4. BENEFITS; THIRD PARTY BENEFICIARIES; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing herein expressed or implied is intended to confer upon any Person, other than the parties hereto, their respective successors and permitted assigns and the European

Subsidiaries, any rights, obligations or liabilities under or by reason of this Agreement. The respective rights and obligations of either party hereto shall not be assignable by such party without the prior written consent of the other party. Axson acknowledges and agrees that this Agreement shall be binding on the European Subsidiaries to the extent provided on the signature page signed by them and Axson undertakes to ensure that all approvals of the European Subsidiaries and their shareholders or equity holders necessary to ratify and validate the European Subsidiaries' obligations under this Agreement, the Trademark License Agreement and the Technology License Agreements shall be granted.

          14.5. SUBMISSION TO JURISDICTION. THE PARTIES AGREE THAT, DURING THE BANKRUPTCY PERIOD, THE BANKRUPTCY COURT SHALL HAVE EXCLUSIVE JURISDICTION TO RESOLVE ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER AGREEMENT DELIVERED IN CONNECTION WITH THE TRANSACTION CONTEMPLATED HEREBY, OR THE BREACH HEREOF OR THEREOF. THE PARTIES FURTHER AGREE THAT, AFTER THE BANKRUPTCY PERIOD, ANY ACTION OR PROCEEDING WITH RESPECT TO SUCH CONTROVERSY OR CLAIM MAY BE BROUGHT AGAINST ANY OF THE PARTIES IN THE COURTS OF THE

STATE OF NEW YORK IN NEW YORK COUNTY OR, IF IT HAS OR CAN ACQUIRE SUBJECT MATTER JURISDICTION, IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH SUCH COURTS TO HAVE EXCLUSIVE JURISDICTION OVER SUCH CONTROVERSIES AND CLAIMS (OTHER THAN CLAIMS UNDER SECTION 12 HEREOF, AS TO WHICH SUCH JURISDICTION SHALL NOT BE EXCLUSIVE) AND EACH OF THE PARTIES HEREBY CONSENTS TO THE PERSONAL JURISDICTION OF SUCH COURTS AND OF THE BANKRUPTCY COURT (AND OF THE APPROPRIATE APPELLATE COURTS) IN ANY SUCH ACTION OR PROCEEDING AND WAIVES ANY OBJECTION, INCLUDING BUT NOT LIMITED TO ANY OBJECTION TO THE LAYING OF VENUE OR ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFORESAID COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE OTHER PARTIES TO SUCH ACTION OR PROCEEDING.

          14.6. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and to be performed wholly in that State.

          14.7. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument. This Agreement shall be binding upon the parties if both parties shall have executed and delivered to the other counterparts of this Agreement even though both parties are not signatories to the same counterpart.

          14.8. COMPLETE AGREEMENT. This Agreement, the Confidentiality Agreements, the Deposit Escrow Agreement, the Trademark License Agreement and the Technology License Agreements and any other documents delivered or to be delivered pursuant to this Agreement contain the entire agreement between the parties hereto with respect to the transactions contemplated herein and shall supersede all prior oral and written negotiations, commitments, understandings and agreements with respect to the same subject matter, including but not limited to the Letter of Intent.

          14.9. MODIFICATIONS, AMENDMENTS AND WAIVERS. This Agreement may not be changed or terminated orally.

          14.10. INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Both paries have been adequately represented by counsel in connection with the negotiation and preparation of this Agreement and agree that in construing this Agreement, there shall be no application of any doctrine or rule of construction that an agreement shall be construed against the party drafting it.

          14.11. SEVERABILITY. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this

Agreement invalid, illegal or unenforceable in any other jurisdiction.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed in its corporate name by a duly authorized officer thereof, all as of the date first above written in New York, New York.



                              HEXCEL CORPORATION


                              By:____________________________
                                 Stephen C. Forsyth,
                                   Vice President


                              AXSON S.A.


                              By:____________________________
                                 Lionel Puget, President

             ADDENDUM TO SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

The following are signing below to indicate that they agree to be bound by the provisions of Sections 2.4.3(c)(but only for Hexcel GmbH), 6.3, 6.8, 6.9, 6.16(but only for Hexcel Espana), 8, 12, 13, 14.1, 14.2, 14.3, 14.4, 14.5, 14.6,
14.7, 14.8, 14.9, 14.10 and 14.11 of the foregoing Stock Purchase Agreement between Hexcel Corporation and Axson S.A. which are applicable to them the event that the closing of the sale contemplated by such Stock Purchase Agreement occurs.

                              HEXCEL FRANCE S.A.


                              By:____________________________
                                  Stephen C. Forsyth,
                                    President

                              HEXCEL ESPANA S.A.


                              By:____________________________
                                  Stephen C. Forsyth,
                                    Director

                              HEXCEL GMBH


                              By:____________________________
                                  Stephen C. Forsyth,
                                    Geschaftsfuhrer

                              HEXCEL ITALIA S.R.L.


                              By:____________________________
                                  Lionel Puget,
                                    Attorney-in-Fact

                                 ACKNOWLEDGMENTS


STATE OF                 )
                         : ss.:
COUNTY OF                )


          On the _____ day of December, 1994, before me personally came Stephen
C. Forsyth, to me known, who, being by me duly sworn, did depose and say that he resides in 985 Richard Lane, Danville, California; that he is a Vice President of Hexcel Corporation, the corporation described in and which executed the above instrument, and that he signed his name thereto by order of the Board of Directors of said corporation.


                                   __________________________
                                        Notary Public




STATE OF                 )
                         : ss.:
COUNTY OF                )


          On the _____ day of December, 1994, before me personally came Lionel Puget, to me known, who, being by me duly sworn, did depose and say that he resides in 7, rue Jasmin, Paris 16eme, France; that he is the President of Axson S.A., the corporation described in and which executed the above instrument, and that he signed his name thereto by order of the Board of Directors of said corporation.


                                   __________________________
                                        Notary Public

STATE OF                 )
                         : ss.:
COUNTY OF                )


          On the _____ day of December, 1994, before me personally came Stephen
C. Forsyth, to me known, who, being by me duly sworn, did depose and say that he resides in 985 Richard Lane, Danville, California; that he is the President of Hexcel France S.A., the corporation described in and which executed the above instrument, and that he signed his name thereto by order of the Board of Directors of said corporation.


                                   __________________________
                                        Notary Public


STATE OF                 )
                         : ss.:
COUNTY OF                )


          On the _____ day of December, 1994, before me personally came Stephen
C. Forsyth, to me known, who, being by me duly sworn, did depose and say that he resides in 985 Richard Lane, Danville, California; that he is the Director of Hexcel Espana, S.A., the corporation described in and which executed the above instrument, and that he signed his name thereto by order of the Board of Directors of said corporation.


                                   __________________________
                                        Notary Public


STATE OF                 )
                         : ss.:
COUNTY OF                )

          On the _____ day of December, 1994, before me personally came Stephen
C. Forsyth, to me known, who, being by me duly sworn, did depose and say that he resides in 985 Richard Lane, Danville, California; that he is the Geschaftsfurer of Hexcel GmbH, the corporation described in and which executed the above instrument, and that he signed his name thereto as the duly authorized and empowered officer of said corporation.


                                   __________________________
                                        Notary Public

STATE OF                 )
                         : ss.:
COUNTY OF                )


          On the _____ day of December, 1994, before me personally came Lionel Puget, to me known, who, being by me duly sworn, did depose and say that he resides in 7, rue Jasmin, Paris 16eme, France; that he is the Attorney-in-Fact for Hexcel Italia S.r.l., the corporation described in and which executed the above instrument, and that he signed his name thereto as the duly authorized and binding act of said corporation.


                                   __________________________
                                        Notary Public

                                                           ANNEXES AND SCHEDULES

The annexes and schedules to this Stock Purchase Agreement, listed below, are omitted. The Registrant shall furnish supplementally a copy of any such annex or schedule to the Commission upon request.


ANNEXES
- -------

ANNEX I -      Map of Europe

SCHEDULES
- ---------

Schedule 1A    -    European Resins Business
Schedule 1B    -    Management Investors
Schedule 1C    -    Outside Investors
Schedule 2.4   -    Expenses Causing Purchase Price Adjustment
Schedule 2.5   -    Allocation of Purchase Price
Schedule 4.1   -    Jurisdiction and Outstanding Shares
Schedule 4.2   -    Conflicts and Defaults
Schedule 4.3   -    Consents, Approvals, Notices and Filings
Schedule 4.7   -    Legal Proceedings
Schedule 4.10  -    Intellectual Property
Schedule 4.11  -    Material Contracts
Schedule 4.12  -    Personnel
Schedule 4.17  -    Tax Matters
Schedule 4.18  -    Liabilities
Schedule 4.19  -    Liens and Exceptions to Title
Schedule 5.2   -    Conflicts and Defaults
Schedule 5.3   -    Consents, Approvals, Notices and Filings
Schedule 6.8   -    License Agreements between Hexcel and
                         European Subsidiaries
Schedule 6.15  -    Insurance Policies
Schedule 13    -    Intercompany Payables and Intercompany
                         Receivables

                                                                       Exhibit A

                            DEPOSIT ESCROW AGREEMENT


          DEPOSIT ESCROW AGREEMENT, dated as of December ___, 1994 (this "AGREEMENT"), among HEXCEL CORPORATION, a Delaware corporation having an office at 5794 W. Las Positas Boulevard, Pleasanton, California 34588 ("HEXCEL"), AXSON S.A., a French corporation having an office at 26 rue Murillo, 75008 Paris, France ("AXSON"), and KRONISH, LIEB, WEINER & HELLMAN, a partnership having an office at 1114 Avenue of the Americas, New York, New York 10036-7798, as escrow agent (the "ESCROW AGENT").

                                R E C I T A L S :

          Hexcel and Axson have entered into a Stock Purchase Agreement dated as of the date hereof (the "PURCHASE AGREEMENT"), pursuant to which, among other things, Hexcel agreed to sell to Axson and Axson agreed to purchase from Hexcel all of the equity interests in Hexcel France S.A., Hexcel Espana S.A., Hexcel GmbH and Hexcel Italia S.r.l. (collectively, the "EUROPEAN SUBSIDIARIES"). Except as otherwise provided herein, capitalized terms used in this Agreement have the meanings assigned to them in the Purchase Agreement. This is the Deposit Escrow Agreement referred to in the Purchase Agreement.

          NOW, THEREFORE, the parties agree as follows:

          1.  APPOINTMENT AND DEPOSIT.

          (a) Hexcel and Axson hereby appoint the Escrow Agent to act as escrow agent, and the Escrow Agent hereby accepts such appointment, all on the terms and subject to the conditions contained in this Agreement.

          (b) Concurrently with the execution and delivery of the Purchase Agreement, Axson is paying to the Escrow Agent by federal funds wire transfer the sum of U.S.$400,000 (such sum, exclusive of any interest earned thereon and taxes withheld from such interest, the "ESCROWED FUNDS").

          (c) The Escrow Agent hereby agrees to accept the Escrowed Funds and, upon receipt of the Escrowed Funds, to act as Escrow Agent and to hold and disburse the Escrowed Funds pursuant to the terms and conditions hereof. Until such time as all Escrowed Funds shall have been disbursed by the Escrow Agent pursuant to this Agreement, the Escrowed Funds held by the Escrow Agent shall be deposited by the Escrow Agent in an interest bearing escrow account maintained by the Escrow Agent at Chemical Bank, New York, New York.

          2.  DELIVERY AND RELEASE OF ESCROWED FUNDS.

          (a) Upon written instructions from Axson, the Escrow Agent shall deliver the Escrowed Funds to Hexcel at the Closing by certified or bank cashier's check or by wire transfer, and Hexcel agrees to credit any of the Escrowed Funds so received by it against the Adjusted Closing Price. Axson shall give the Escrow Agent sufficient prior written notice of the Closing to enable the Escrow Agent to comply herewith.

          (b) If the Escrow Agent receives a written notice from Axson (a "SECTION 2(b) NOTICE") stating either that (i) the Purchase Agreement has been terminated by Hexcel pursuant to Section 10.1 thereof or by Axson pursuant to
Section 10.2 thereof, or (ii) the Purchase Agreement has been terminated by Axson or Hexcel pursuant to Section 10.3 thereof and that as of the date of such termination Axson was not in material breach of any of its representations, warranties or covenants in the Purchase Agreement, then the Escrow Agent shall promptly give notice of its receipt of the Section 2(b) Notice to Hexcel (which shall be accompanied by a copy of the Section 2(b) Notice) and, unless within 10 Business Days after such notice is given by the Escrow Agent to Hexcel the Escrow Agent actually receives from Hexcel a Default Notice (as defined in Section 2(c)) or a notice contesting the accuracy of any of the facts or assertions contained in the Section 2(b) Notice and objecting to the release of the Escrowed Funds to Axson, the Escrow Agent shall deliver to Axson all of the Escrowed Funds then held by the Escrow Agent pursuant to this Agreement.

          (c) If at any time hereafter (including following the Escrow Agent's receipt of a Section 2(b) Notice) the Escrow Agent receives written notice (a "DEFAULT NOTICE") from Hexcel stating (i) that Axson has breached its obligations under the Purchase Agreement in any material respect or that there is a material breach of any representation or warranty of Axson under the Purchase Agreement, and (ii) the estimated amount of any Damages, suffered or incurred by Hexcel, then the Escrow Agent shall promptly send a copy of the Default Notice to Axson. If within 10 Business Days after the Default Notice is given by the Escrow Agent to Axson the Escrow Agent does not actually receive written notice from Axson challenging the facts set forth in the Default Notice and asserting either (x) that Hexcel has not suffered any Damages, (y) disputing the amount of Damages suffered by Hexcel as the result of a breach of any representation, warranty or covenant of Axson in the Purchase Agreement or (z) disputing the occurrence of any breach by Axson asserted by Hexcel in the Default Notice, then the portion of the Escrowed Funds that equals the amount of Damages specified in the Default Notice (but in no event an amount greater than the Escrowed Funds actually then held by the Escrow Agent) shall be delivered by the Escrow Agent to Hexcel, and the balance of the Escrowed Funds then held by the Escrow Agent, if any, shall be delivered to Axson.

          (d) Upon joint written instructions from Hexcel and Axson to the Escrow Agent, the Escrow Agent shall deliver the Escrowed Funds in accordance with such instructions by certified or bank cashier's check or by wire transfer to such account or accounts as are designated in such instructions.

          (e) In the event of a dispute between Hexcel and Axson as to their respective rights to the Escrowed Funds, the Escrow Agent shall continue to hold the Escrowed Funds until otherwise directed by either (i) joint written instructions from Hexcel and Axson or (ii) a court order binding on the Escrow Agent which has not been stayed or vacated before disbursement of all of the Escrowed Funds; PROVIDED, HOWEVER, that notwithstanding the foregoing, the Escrow Agent shall have the right at any time to deposit the Escrowed Funds with the Clerk of the Bankruptcy Court or any federal or state court then having jurisdiction over an interpleader action with respect to the Escrowed Funds. The Escrow Agent shall give written notice of any such deposit to Hexcel and Axson. Upon such deposit or other disbursement in accordance with the provisions of this Section 2(e), the Escrow Agent shall be relieved and discharged of all further obligations with respect to the Escrowed Funds and all further obligations and liability to the parties hereto with respect to its obligations under this Agreement except for its obligation under Section 6 hereof to pay to Axson interest actually earned on the Escrowed Funds, subject to deduction for any withholding tax.

          3. RELIANCE BY ESCROW AGENT. The Escrow Agent may rely, and shall be protected in acting or refraining from acting, upon any written notice, instruction, consent or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties, and the Escrow Agent may assume that the person signing the same holds the office indicated and is duly authorized to act on behalf of the party for whom he or she is acting. In performing its obligations hereunder, the Escrow Agent may conclusively presume that any officer of any party hereto has full power and authority to instruct the Escrow Agent on behalf of that party, unless written notice to the contrary is delivered to the Escrow Agent prior to its reliance on such presumption. The Escrow Agent may rely upon any order, judgment, certification, demand or other writing delivered to it without being required to determine the propriety or validity of the service thereof or the jurisdiction of any court. In the event of any dispute or doubt as to the genuineness of any document or signature, the Escrow Agent may, at its election, continue to hold the Escrowed Funds until otherwise directed by either (i) joint written instructions from Hexcel and Axson or (ii) a court order binding on the Escrow Agent which has not been stayed or vacated.

          4. ESCROW AGENT'S ROLE; INDEMNIFICATION. The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and convenience and that it shall not be deemed to be an agent of either of the parties. The Escrow Agent shall have no duties or obligations hereunder except as expressly set forth herein, shall be responsible only for the performance of such duties and obligations, shall not be required to take any action otherwise than in accordance with the terms hereof and shall not be in any manner liable or responsible for any loss or damage arising by reason of any act or omission to act by it hereunder or in connection with any of the transactions contemplated hereby, including but not limited to any loss that may occur by reason of forgery, any error in judgment or any mistake of fact or law or for any other reason, except for its gross negligence or willful misconduct. The Escrow Agent shall not be bound by any notice of, or demand with respect to, any waiver, modification, amendment, termination, cancellation, decision or supersession of this Agreement, unless the same shall be in writing and signed by the parties hereto and in fact received by the Escrow Agent. In the event of any controversy or dispute arising hereunder or with respect to the construction hereof or any action to be taken by the Escrow Agent hereunder, the Escrow Agent shall incur no liability for any action or omission to act by it undertaken in good faith. Hexcel and Axson shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all judgments, costs, claims, losses, liability and expenses, including, without limitation, reasonable attorneys' fees and disbursements, incurred in connection with the performance of the Escrow Agent's duties hereunder or resulting from any dispute or litigation arising out of or concerning the

Escrow Agent's services hereunder, except for those resulting from the Escrow Agent's gross negligence or willful misconduct. Without limiting the Escrow Agent's other rights and remedies against Hexcel and Axson hereunder, the Escrow Agent shall be entitled to satisfy all or part of such indemnity obligations of the parties by releasing to itself all or a portion of the Escrowed Funds (and shall promptly notify the parties in such event). This indemnity includes, without limitation, disbursements and reasonable attorneys' fees either paid to retain attorneys or representing the fair value of legal services rendered to the Escrow Agent by the Escrow Agent's firm. The Escrow Agent may act or refrain from action in respect of any matter referred to herein in full reliance upon and with the advice of counsel which may be selected by the Escrow Agent (including any member of the Escrow Agent's firm) and shall be fully protected in so acting or refraining from action upon the advice of such counsel.

          5. CONFLICTS. The parties acknowledge that the Escrow Agent has acted as counsel to Hexcel in connection with this Agreement, the Purchase Agreement and other matters, and that in the event of any dispute with respect to this Agreement, the

Escrow Agent shall be entitled to continue to act as counsel to Hexcel and its subsidiaries and affiliates including, without limitation, with respect to any dispute arising under or related to the Purchase Agreement or any of the transactions contemplated thereby or under any of the instruments or agreements executed or delivered in connection therewith, regardless of any conflicts which this may present with respect to its acting as the Escrow Agent.

          6. EARNINGS ON ESCROWED FUNDS; TAXES. Notwithstanding any other provision of this Agreement to the contrary, any interest or other earnings on the Escrowed Funds shall be paid to Axson upon request subject to deduction of any withholding taxes, and such earnings shall not be deemed a part of the Escrowed Funds. Axson shall include such earnings in its taxable income. Foreign withholding taxes shall be withheld from such interest unless the Escrow Agent actually receives appropriate tax information and Internal Revenue Service forms sufficient to demonstrate to Chemical Bank that no such withholding is required by law.

          7. NOTICES. All notices, requests, demands, consents and other communications required or permitted under this

Agreement shall be in writing and shall be considered to have been duly given when (i) delivered by hand, (ii) sent by telecopier (with receipt confirmed), provided that a copy is mailed (on the same date) by certified or registered mail, return receipt requested, postage prepaid, or (iii) one Business Day after dispatch, if sent by Express Mail, Federal Express or other overnight express delivery service (receipt requested), or three Business Days after dispatch if sent by first class certified or registered mail, return receipt requested, postage prepaid, in each case to the following addresses and telecopier numbers (or to such other addresses and telecopier numbers as a party may from time to time designate as to itself by notice similarly given to the other party in accordance herewith, PROVIDED that a notice of change of address shall not be deemed given until received by the addressee):

          If to Hexcel:

               Hexcel Corporation
               5794 W. Las Positas Boulevard
               Pleasanton, California 94588-8781
               Attention:  Stephen C. Forsyth
               Telecopier No.:  (510) 847-9727
          with a copy to:

               Kronish Lieb Weiner & Hellman
               1114 Avenue of the Americas
               New York, New York 10036-7798
               Attention:  Chet F. Lipton, Esq.
               Telecopier No.:  (212) 479-6275


          If to Axson:

               Axson S.A.
               26, rue Murillo
               75008 Paris
               France
               Attention:  Lionel Puget

          With a copy to:

               Bureau Francis Lefebvre
               712 Fifth Avenue
               New York, New York 10019
               Attention:  Carina Levintoff, Esq.
               Telecopier No.:  (212) 246-2951


          If to the Escrow Agent:

               1114 Avenue of the Americas
               New York, New York 10036-7798
               Attention:  Chet F. Lipton, Esq.
               Telecopier No.: (212) 479-6275

          8. TERMINATION. Upon the release from escrow of all of the Escrowed Funds, this Agreement and all duties and obligations of the Escrow Agent hereunder shall be terminated.

          9. SUBMISSION TO JURISDICTION. THE PARTIES AGREE THAT, DURING THE BANKRUPTCY PERIOD (AS DEFINED IN THE PURCHASE AGREEMENT), THE BANKRUPTCY COURT SHALL HAVE EXCLUSIVE JURISDICTION TO RESOLVE ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION AGREEMENT, OR THE BREACH HEREOF OR THEREOF. THE PARTIES FURTHER AGREE THAT, AFTER THE BANKRUPTCY PERIOD, ANY ACTION OR PROCEEDING WITH RESPECT TO SUCH CONTROVERSY OR CLAIM MAY BE BROUGHT AGAINST ANY OF THE PARTIES EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK IN NEW YORK COUNTY OR, IF IT HAS OR CAN ACQUIRE SUBJECT MATTER JURISDICTION, IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND EACH OF THE PARTIES HEREBY CONSENTS TO THE PERSONAL JURISDICTION OF SUCH COURTS AND OF THE BANKRUPTCY COURT (AND OF THE APPROPRIATE APPELLATE COURTS) IN ANY SUCH ACTION OR PROCEEDING AND WAIVES ANY OBJECTION, INCLUDING BUT NOT LIMITED TO ANY OBJECTION TO THE LAYING OF VENUE OR ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFORESAID COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY

REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE OTHER PARTIES TO SUCH ACTION OR PROCEEDING.

          10. MISCELLANEOUS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one agreement. The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving notice in writing of such resignation specifying a date upon which such resignation shall take effect, whereupon a successor Escrow Agent shall be appointed by Hexcel (subject to Axson's approval, which shall not be unreasonably withheld). This Agreement shall be governed by the internal laws of the State of New York, without regard to the conflicts of law principles thereof. This Agreement constitutes the entire agreement and understanding among the parties with respect to its subject matter and may not be modified or terminated orally. All provisions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by and against the parties hereto and their respective successors and assigns.

          IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                              HEXCEL CORPORATION

                              By:_____________________________
                                 Name:________________________
                                 Title:_______________________


                              AXSON S.A.


                              By:_____________________________
                                 Name:________________________
                                 Title:_______________________

                              ESCROW AGENT:

                              KRONISH, LIEB, WEINER & HELLMAN

                              By: ___________________________
                                 Name:_______________________
                                 Title:______________________

                                                                      EXHIBIT B

                           INDEMNITY ESCROW AGREEMENT


          INDEMNITY ESCROW AGREEMENT, dated as of ____________, 199_ (this "AGREEMENT"), among HEXCEL CORPORATION, a Delaware corporation having an office at 5794 W. Las Positas Boulevard, Pleasanton, California 34588 ("HEXCEL"), AXSON S.A., a French corporation having an office at 26 rue Murillo, 75008 Paris, France ("AXSON"), and KRONISH, LIEB, WEINER & HELLMAN, a partnership having an office at 1114 Avenue of the Americas, New York, New York 10036-7798, as escrow agent (the "ESCROW AGENT").

                                R E C I T A L S :

          Hexcel and Axson have entered into a Stock Purchase Agreement dated as of December 23, 1994 (the "PURCHASE AGREEMENT"), pursuant to which, among other things, Hexcel agreed to sell to Axson and Axson agreed to purchase from Hexcel all of the equity interests in Hexcel France S.A., Hexcel Espana S.A., Hexcel GmbH and Hexcel Italia S.r.l. (collectively, the "EUROPEAN SUBSIDIARIES"), and Hexcel agreed to deposit U.S.$1.5 million with the Escrow Agent in order to secure Hexcel's indemnification obligations under the Purchase Agreement.
Except as otherwise provided herein, capitalized terms used in this Agreement have the meanings assigned to them in the Purchase Agreement. This is the

Indemnity Escrow Agreement referred to in the Purchase Agreement.


          NOW, THEREFORE, the parties agree as follows:


          1.  APPOINTMENT AND DEPOSIT.

          (a) Hexcel and Axson hereby appoint the Escrow Agent to act as escrow agent, and the Escrow Agent hereby accepts such appointment, all on the terms and subject to the conditions contained in this Agreement.

          (b) Concurrently with the closing of the Purchase Agreement, Hexcel is paying to the Escrow Agent the sum of U.S.$1.5 million, by direction to Axson to wire transfer to the Escrow Agent U.S.$1.5 million of the Adjusted Closing Price (such sum, exclusive of any interest or other amounts earned thereon, the "ESCROWED FUNDS").

          (c) The Escrow Agent hereby agrees to accept the Escrowed Funds and, upon receipt thereof, to act as Escrow Agent and to hold and disburse the Escrowed Funds pursuant to the terms and conditions hereof. Until such time as all Escrowed Funds shall have been disbursed by the Escrow Agent pursuant to this Agreement, the Escrowed Funds held by the Escrow Agent shall be deposited by the Escrow Agent in an interest bearing escrow account maintained by the Escrow Agent at Chemical Bank, New York, New York.

          2.  DELIVERY AND RELEASE OF ESCROWED FUNDS.

          (a) If the Escrow Agent receives a written notice from Hexcel instructing the Escrow Agent to deliver all or any portion of the Escrowed Funds to Axson, the Escrow Agent shall deliver to Axson the amount of Escrowed Funds specified in such notice by certified or bank cashier's check or by federal funds wire transfer to such account as Hexcel directs in such notice.

          (b) If the Escrow Agent receives a written notice (an "INDEMNIFICATION NOTICE") from Axson (i) stating that it is entitled to indemnification pursuant to the Purchase Agreement and the reasons therefor (including references to the specific representations, warranties or covenants which it claims have been breached by Hexcel and stating the nature of the breach), and (ii) setting forth the amount of any Damages for which Axson asserts a right to indemnification under the Purchase Agreement, (the "INDEMNIFICATION AMOUNT"), then the Escrow Agent shall promptly send a copy of the Indemnification Notice to Hexcel by overnight courier service. If within 15 Business Days after the Escrow

Agent sends the Indemnification Notice to Hexcel the Escrow Agent does not actually receive a written notice from Hexcel challenging Axson's entitlement to the Indemnification Amount, the Escrow Agent shall deliver to Axson such portion of the Escrowed Funds as equals the Indemnification Amount.

          (c) In the event of a dispute between Hexcel and Axson over Axson's entitlement to the Indemnification Amount, the Escrow Agent shall continue to hold such amount (but only to the extent of the amount of Escrowed Funds held by it) until the earlier of (x) the date that the Escrow Agent releases the Escrowed Funds to Hexcel pursuant to Section 2(d) of this Agreement or (y) until the Escrow Agent is otherwise directed by either (i) joint written instructions from Hexcel and Axson, or (ii) a court order binding on the Escrow Agent which has not been stayed or vacated before disbursement of all of the Escrowed Funds; PROVIDED, HOWEVER, that the Escrow Agent shall have the right at any time to deposit the Indemnification Amount or all of the Escrowed Funds with the Clerk of the Bankruptcy Court or any federal or state court then having jurisdiction over an interpleader action with respect to the Escrowed Funds. The Escrow Agent shall give written notice of any such deposit to Hexcel and Axson. Upon such deposit or other disbursement in accordance with the provisions of this Section 2(c), the Escrow Agent shall be relieved and discharged of all further obligations with respect to the Escrowed Funds so disbursed.

          (d) Notwithstanding anything else in this Agreement, the Purchase Agreement or any other agreement to the contrary, under all conditions (and regardless of any notices, including but not limited to Indemnification Notices, or directions received by the Escrow Agent from Axson or anyone other than Hexcel to the contrary, and regardless of whether a dispute exists as to the proper disposition of all or any portion of the Escrowed Funds), at any time on and after the Effective Date (as defined in the First Amended Plan of Reorganization filed by Hexcel and the Official Committee of Equity Security Holders of Hexcel Corporation in the Bankruptcy Case, or as defined in any other plan of reorganization of Hexcel subsequently filed in such case), the Escrow Agent may, with or without notice from Hexcel, release all of the Escrowed Funds to Hexcel or at the direction of Hexcel, and thereupon the Escrow Agent shall be relieved and discharged of all further obligations with respect to the Escrowed Funds and all further obligations and liability to the parties hereto with respect to its obligations under this Agreement, except for its obligations under Section 6 hereof to pay to Hexcel any interest or other amounts actually earned on the Escrowed Funds. Axson agrees that it shall not take any action whatsoever to interfere with the release of the Escrowed Funds to or for the benefit of Hexcel pursuant to this Section 2(d).

          (e) In the event that any of the Escrowed Funds shall remain held by the Escrow Agent 16 months after the Closing Date, then the Escrow Agent shall deliver to Hexcel the portion, if any, of the Escrowed Funds then held by the Escrow Agent to the extent in excess of the aggregate amount of Escrowed Funds which are the subject of claims under all Indemnification Notices theretofore actually received by the Escrow Agent and with respect to which Escrowed Funds in the amount of such claims have not been released on or prior to such date or such claim has not been otherwise fully satisfied or settled as reasonably evidenced to the Escrow Agent by a writing signed by Hexcel and Axson.

          (f) Upon joint written instructions from Hexcel and Axson to the Escrow Agent, the Escrow Agent shall deliver the Escrowed Funds in accordance with such instructions by certified or bank cashier's check or by wire transfer to such account or accounts as are designated in such instructions.

          (g) Axson acknowledges that its acceptance of any portion of the Escrowed Funds delivered to it pursuant to this Agreement shall be deemed paid by Hexcel and shall be counted against the limit and sublimit on Hexcel's maximum aggregate indemnification liability under the Purchase Agreement as set forth in Section 8.5.4 of the Purchase Agreement.

          3. RELIANCE BY ESCROW AGENT. The Escrow Agent may rely, and shall be protected in acting or refraining from acting, upon any written notice, instruction, consent or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties, and the Escrow Agent may assume that the person signing the same holds the office indicated and is duly authorized to act on behalf of the party for whom he or she is acting. In performing its obligations hereunder, the Escrow Agent may conclusively presume that any officer of any party hereto has full power and authority to instruct the Escrow Agent on behalf of that party, unless written notice to the contrary is delivered to the Escrow Agent prior to its reliance on such presumption. The Escrow Agent may rely upon any order, judgment, certification, demand or other writing delivered to it without being required to determine the propriety or validity of the service thereof or the jurisdiction of any court. In the event of any dispute or doubt as to the genuineness of any document or signature, the Escrow Agent may, at its election, continue to hold the Escrowed Funds until otherwise directed by either
(i) joint written instructions from Hexcel and Axson or (ii) a court order binding on the Escrow Agent which has not been stayed or vacated.

          4. ESCROW AGENT'S ROLE; INDEMNIFICATION. The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and convenience and that it shall not be deemed to be an agent of either of the parties. The Escrow Agent shall have no duties or obligations hereunder except as expressly set forth herein, shall be responsible only for the performance of such duties and obligations, shall not be required to take any action otherwise than in accordance with the terms hereof and shall not be in any manner liable or responsible for any loss or damage arising by reason of any act or omission to act by it hereunder or in connection with any of the transactions contemplated hereby, including but not limited to any loss that may occur by reason of forgery, any error in judgment or any mistake of fact or law or for any other reason, except for its gross negligence or willful misconduct. The Escrow Agent shall not be bound by any notice of, or demand with respect to, any waiver, modification, amendment, termination, cancellation, decision or supersession of this Agreement, unless the same shall be in writing and signed by the parties hereto and in fact received by the Escrow Agent. In the event of any controversy or dispute arising hereunder or with respect to the construction hereof or any action to be taken by the Escrow Agent hereunder, the Escrow Agent shall incur no liability for any action or omission to act by it undertaken in good faith. Hexcel and Axson shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all judgments, costs, claims, losses, liability and expenses, including, without limitation, reasonable attorneys' fees and disbursements, incurred in connection with the performance of the Escrow Agent's duties hereunder or resulting from any dispute or litigation arising out of or concerning the Escrow Agent's services hereunder, except for those resulting from the Escrow Agent's gross negligence or willful misconduct. Without limiting the Escrow Agent's other rights and remedies against Hexcel hereunder, the Escrow Agent shall be entitled to satisfy all or part of such indemnity obligations of the parties by releasing to itself all or a portion of the Escrowed Funds (and shall promptly notify the parties in such event). This indemnity includes, without limitation, disbursements and reasonable attorneys' fees either paid to retain attorneys or representing the fair value of legal services rendered to the Escrow Agent by the Escrow Agent's firm. The Escrow Agent may act or refrain from action in respect of any matter referred to herein in full reliance upon and with the advice of counsel which may be selected by the Escrow Agent (including any member of the Escrow Agent's firm) and shall be fully protected in so acting or refraining from action upon the advice of such counsel.

          5. CONFLICTS. The parties acknowledge that the Escrow Agent has acted as counsel to Hexcel in connection with this Agreement, the Purchase Agreement and other matters, and that in the event of any dispute with respect to this Agreement, the Escrow Agent shall be entitled to continue to act as counsel to Hexcel and its subsidiaries and affiliates including, without limitation, with respect to any dispute arising under or related to the Purchase Agreement or any of the transactions contemplated thereby or under any of the instruments or agreements executed or delivered in connection therewith, regardless of any conflicts which this may present with respect to its acting as the Escrow Agent.

          6. INVESTMENT OF ESCROWED FUNDS. Until such time as all Escrowed Funds shall have been disbursed by the Escrow Agent pursuant to this Agreement, the Escrow Agent shall from time to time invest the Escrowed Funds held by the Escrow Agent in short-term U.S. Government securities, securities issued or guaranteed by the U.S. Government, repurchase agreements secured by such securities or certificates of deposit or time or demand deposits or money market accounts in commercial banks having a net worth of $50,000,000 or more (unless all amounts held in such banks are insured, in which case a bank with a lower net worth may be used), in accordance with such written instructions or guidelines as may be provided to the Escrow Agent by Hexcel. No investment of Escrowed Funds shall have a maturity date of greater than thirty days without the prior written consent of Hexcel and Axson. The Escrow Agent shall present for redemption any obligation so purchased or sell any such obligation, in every case upon the written direction of Hexcel or as may be necessary in order to fulfill the provisions of this Agreement. Notwithstanding any other provisions of this Agreement to the contrary, any interest or other earnings on the Escrowed Funds shall be paid to Hexcel upon request and such earnings shall not be deemed a part of the Escrowed Funds. Hexcel shall include such earnings in its taxable income and shall pay all taxes arising therefrom. Hexcel represents and warrants to the Escrow Agent that its Internal Revenue Service Employer Identification Number is 94-1109521. The Escrow Agent shall not have any liability to any party for any loss suffered as the result of any investment made in accordance with this Section 6.

          7. NOTICES. All notices, requests, demands, consents and other communications required or permitted under this Agreement shall be in writing and shall be considered to have been duly given when (i) delivered by hand, (ii) sent by telecopier (with receipt confirmed), provided that a copy is mailed (on the same date) by certified or registered mail, return receipt requested, postage prepaid, or (iii) one Business Day after dispatch, if sent by Express Mail, Federal Express or other overnight express delivery service (receipt requested), or three Business Days after dispatch if sent by first class certified or registered mail, return receipt requested, postage prepaid, in each case to the following addresses and telecopier numbers (or to such other addresses and telecopier numbers as a party may from time to time designate as to itself by notice similarly given to the other party in accordance herewith, PROVIDED that a notice of change of address shall not be deemed given until received by the addressee):

          If to Hexcel:

               Hexcel Corporation
               5794 W. Las Positas Boulevard
               Pleasanton, California 94588-8781
               Attention:  Stephen C. Forsyth
               Telecopier No.:  (510) 847-9727

          with a copy to:

               Kronish Lieb Weiner & Hellman
               1114 Avenue of the Americas
               New York, New York 10036-7798
               Attention:  Chet F. Lipton, Esq.
               Telecopier No.:  (212) 479-6275


          If to Axson:

               Axson S.A.
               26, rue Murillo
               75008 Paris
               France
               Attention:  Lionel Puget

          With a copy to:

               Bureau Francis Lefebvre

               712 Fifth Avenue
               New York, New York 10019
               Attention:  Carina Levintoff, Esq.
               Telecopier No.:  (212) 246-2951



          If to the Escrow Agent:

               1114 Avenue of the Americas
               New York, New York 10036-7798
               Attention:  Chet F. Lipton, Esq.
               Telecopier No.: (212) 479-6275

          8. TERMINATION. Upon the release from escrow of all of the Escrowed Funds, this Agreement and all duties of the Escrow Agent hereunder shall be terminated.

          9. SUBMISSION TO JURISDICTION. THE PARTIES AGREE THAT, DURING THE BANKRUPTCY PERIOD (AS DEFINED IN THE PURCHASE AGREEMENT), THE BANKRUPTCY COURT SHALL HAVE EXCLUSIVE JURISDICTION TO RESOLVE ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION AGREEMENT, OR THE BREACH HEREOF OR THEREOF. THE PARTIES FURTHER AGREE THAT, AFTER THE BANKRUPTCY PERIOD, ANY ACTION OR PROCEEDING WITH RESPECT TO SUCH CONTROVERSY OR CLAIM MAY BE BROUGHT AGAINST ANY OF THE PARTIES EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK IN NEW YORK COUNTY OR, IF IT HAS OR CAN ACQUIRE SUBJECT MATTER JURISDICTION, IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF

NEW YORK, AND EACH OF THE PARTIES HEREBY CONSENTS TO THE PERSONAL JURISDICTION OF SUCH COURTS AND OF THE BANKRUPTCY COURT (AND OF THE APPROPRIATE APPELLATE COURTS) IN ANY SUCH ACTION OR PROCEEDING AND WAIVES ANY OBJECTION, INCLUDING BUT NOT LIMITED TO ANY OBJECTION TO THE LAYING OF VENUE OR ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFORESAID COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE OTHER PARTIES TO SUCH ACTION OR PROCEEDING.

          10. MISCELLANEOUS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one agreement. The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving notice in writing of such resignation specifying a date upon which such resignation shall take effect, whereupon a successor Escrow Agent shall be appointed by Hexcel (subject to Axson's approval, which shall not be unreasonably withheld). This Agreement shall be governed by the internal laws of the State of New York, without regard to the conflicts of law principles thereof. This Agreement constitutes the entire agreement and understanding among the parties with respect to its subject matter and may not be modified or terminated orally. All provisions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by and against the respective heirs, executors, administrators, personal representatives, successors and assigns of the parties.

          IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                              HEXCEL CORPORATION


                              By:_____________________________
                                 Name:________________________
                                 Title:_______________________



                              AXSON S.A.


                              By:_____________________________
                                 Name:________________________
                                 Title:_______________________


                              ESCROW AGENT:


                              KRONISH, LIEB, WEINER & HELLMAN

                              By: ___________________________
                                 Name:_______________________
                                 Title:______________________

                                                                     EXHIBIT C-1

                     REPRESENTATION AND INDEMNITY AGREEMENT
                                FOR LIONEL PUGET


          AGREEMENT, dated as of December 27, 1994, between HEXCEL CORPORATION, a Delaware corporation having an office at 5794 W. Las Positas Boulevard, Pleasanton, California 34588 ("HEXCEL"), and LIONEL PUGET, an individual residing at 7, rue Jasmin, Paris 16eme, France ("MANAGER").

                                    RECITALS:

          Hexcel and Axson S.A., a French corporation ("AXSON"), have entered into a Stock Purchase Agreement, dated as of December 27, 1994 (the "PURCHASE AGREEMENT"), for the sale by Hexcel to Axson of the four European subsidiaries through which Hexcel conducts its European resins business. Except as otherwise provided herein, capitalized terms used herein have the meanings assigned to them in the Purchase Agreement.

          Manager is the Directeur General of Hexcel France S.A. and the business manager of the European Subsidiaries, and in such capacity has certain knowledge as to matters affecting the European Subsidiaries. Manager is also an investor in Axson and will indirectly benefit from the representations and warranties made by Hexcel to Axson in the Purchase Agreement. The execution and delivery of this Agreement is a condition to Hexcel's obligation to close under the Purchase Agreement. Manager is entering into this Agreement in order to induce Hexcel to close the sale of the European Subsidiaries to Axson pursuant to the Purchase Agreement.

          NOW, THEREFORE, the parties agree as follows:

1. REPRESENTATIONS. Manager hereby represents and warrants to Hexcel as follows:

          (a) Manager has made reasonable inquiry of the employees of the European Subsidiaries who, under the reporting system for the European Subsidiaries, would ordinarily have the information or responsibility with respect to the matters concerning any of the European Subsidiaries as to which Manager is making the representations in this Agreement.

          (b) To Manager's actual knowledge, after having made the inquiry described in paragraph (a) above, the representations and warranties made by Hexcel to Axson in the Stock Purchase Agreement with respect to matters concerning the European Subsidiaries are true and correct, subject to the following:

               (i) Manager is not making any representation or warranty to Hexcel with respect to the representations and warranties of Hexcel set forth in Sections 4.1, 4.2, 4.3 and 4.5 of the Purchase Agreement;

               (ii) with respect to the representations and warranties of Hexcel set forth in Sections 4.6, 4.7, 4.8, 4.10, 4.13, 4.15, 4.17 and 4.19
     of the Purchase Agreement, Manager is representing in this Agreement only that, except as disclosed in the Purchase Agreement, he does not have actual knowledge of any notices received by any European Subsidiary from any government authority or any third party which relates to any of the matters covered by such representations and warranties; and

               (iii) with respect to the representations and warranties of Hexcel set forth in Section 4.14 of the Purchase Agreement, Manager is representing in this Agreement only that, except as disclosed in the Purchase Agreement, (A) he does not have actual knowledge of any notices received by any European Subsidiary from any government authority or any third party which relates to any of the matters covered by such representations and warranties, and (B) he does not have actual knowledge of any illegal dumping or disposal of any chemical, pollutant or other substance by any European Subsidiary.

To the extent that any representation given pursuant hereto is affected by matters which are subject to the limitations described in paragraphs (i), (ii) or (iii) above, then to that extent the representation shall be subject to such limitation. By way of illustration of the parties' intended application of the foregoing, to the extent that an undisclosed liability (which is the subject of the representation in Section 4.18 of the Purchase Agreement), relates to an environmental matter covered by the representation in Section 4.14 of the Purchase Agreement, such representation will be subject to the limitations in subparagraph (b)(iii) above.

2. INDEMNIFICATION. In the event that any representation or warranty made by Manager to Hexcel in this Agreement is untrue or incorrect, Manager shall indemnify Hexcel for any loss, liability, damages and expenses (including, without limitation, legal fees and expenses incurred by Hexcel) suffered or incurred by Hexcel as a result of such breach of a representation or warranty; PROVIDED, HOWEVER, that (i) Manager's liability to Hexcel for any such breach shall not exceed Hexcel's liability for the breach of the related representations and warranties under the Purchase Agreement plus the related legal fees and expenses incurred by Hexcel with respect to such breach, (ii) Manager's aggregate liability to Hexcel under this Agreement shall not exceed the French Franc equivalent (based on exchange rates quoted by Citibank, N.A. in New York on November 23, 1994) of One Hundred Thousand United States Dollars (U.S. $100,000.00), and (iii) with respect to any claim by Hexcel against Manager for breach of a representation or warranty under this Agreement based on Manager's actual knowledge of something which occurred prior to his employment by any of the European Subsidiaries, Hexcel shall be precluded from prevailing on its claim if Manager proves that Stephen Forsyth, the General Manager of Hexcel's resins business, had actual knowledge of the same matter prior to the Closing Date.

3. ACKNOWLEDGMENT BY MANAGER. Manager acknowledges that in connection with the execution and delivery of this Agreement he has consulted with legal counsel, that he understands the meaning of this Agreement and that he has entered into this Agreement voluntarily to induce Hexcel to close the sale of the European Subsidiaries pursuant to the Purchase Agreement. Manager has been provided with a French translation of this Agreement, but acknowledges that the English language version shall govern.

4. GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by the laws of France. Hexcel agrees that any dispute involving a claim asserted by it against Manager under this Agreement will be submitted to the courts in France, and Manager hereby consents to the personal jurisdiction of such courts and agrees that in any action hereunder service of process may be made upon him by registered or certified mail (or the equivalent) to him at his address set forth herein. In any action by Hexcel against Manager for a claim under this Agreement, Manager will be entitled to recover from Hexcel his reasonable attorney's fees unless Hexcel prevails in proving in such action that he breached any of his representations or warranties under this Agreement. Nothing herein constitutes a consent by Hexcel to the jurisdiction of the courts of France for purposes of any claim against Hexcel.

5. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be deemed an original and shall constitute one and the same agreement, and it shall not be necessary to produce more than one counterpart in any case involving this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                                  --------------------------
                                                  LIONEL PUGET

                                                  HEXCEL CORPORATION

                                                  By:
                                                     -----------------------
                                                     Stephen C. Forsyth,
                                                       Vice President

                                                                     EXHIBIT C-2


                     REPRESENTATION AND INDEMNITY AGREEMENT
                              FOR FINANCIAL OFFICER


          AGREEMENT, dated as of December 27, 1994, between HEXCEL CORPORATION, a Delaware corporation having an office at 5794 W. Las Positas Boulevard, Pleasanton, California 34588 ("HEXCEL"), and JEAN-LUC VIOLEAU, an individual residing at 4, rue du Parc 78300 Bethamont, France ("MANAGER").

                                    RECITALS:


          Hexcel and Axson S.A., a French corporation ("AXSON"), have entered into a Stock Purchase Agreement, dated as of December 27, 1994 (the "PURCHASE AGREEMENT"), for the sale by Hexcel to Axson of the four European subsidiaries through which Hexcel conducts its European resins business. Except as otherwise provided herein, capitalized terms used herein have the meanings assigned to them in the Purchase Agreement.

          Manager is the Directeur Administratif et Financier of Hexcel France S.A., and in such capacity has certain knowledge as to matters affecting the European Subsidiaries. Manager is also an investor in Axson and will indirectly benefit from the representations and warranties made by Hexcel to Axson in the Purchase Agreement. The execution and delivery of this Agreement is a condition to Hexcel's obligation to close under the Purchase Agreement. Manager is entering into this Agreement in order to induce Hexcel to close the sale of the European Subsidiaries to Axson pursuant to the Purchase Agreement.

          NOW, THEREFORE, the parties agree as follows:

1. REPRESENTATIONS. Manager hereby represents and warrants to Hexcel as follows:

          (a) Manager has made reasonable inquiry of the employees of the European Subsidiaries who, under the reporting system for the European Subsidiaries, would ordinarily have the information or responsibility with respect to the matters concerning any of the European Subsidiaries as to which Manager is making the representations in this Agreement.

          (b) To Manager's actual knowledge, after having made the inquiry described in paragraph (a) above, the representations and warranties made by Hexcel to Axson in the Stock Purchase Agreement with respect to matters concerning the European Subsidiaries are true and correct, subject to the following:

               (i) Manager is not making any representation or warranty to Hexcel with respect to the representations and warranties of Hexcel set forth in Sections 4.1, 4.2, 4.3 and 4.5 of the Purchase Agreement;

               (ii) with respect to the representations and warranties of Hexcel set forth in Sections 4.6, 4.7, 4.8, 4.10, 4.13, 4.15, 4.17 and 4.19
     of the Purchase Agreement, Manager is representing in this Agreement only that, except as disclosed in the Purchase Agreement, he does not have actual knowledge of any notices received by any European Subsidiary from any government authority or any third party which relates to any of the matters covered by such representations and warranties; and

               (iii) with respect to the representations and warranties of Hexcel set forth in Section 4.14 of the Purchase Agreement, Manager is representing in this Agreement only that, except as disclosed in the Purchase Agreement, (A) he does not have actual knowledge of any notices received by any European Subsidiary from any government authority or any third party which relates to any of the matters covered by such representations and warranties, and (B) he does not have actual knowledge of any illegal dumping or disposal of any chemical, pollutant or other substance by any European Subsidiary.

To the extent that any representation given pursuant hereto is affected by matters which are subject to the limitations described in paragraphs (i), (ii) or (iii) above, then to that extent the representation shall be subject to such limitation. By way of illustration of the parties' intended application of the foregoing, to the extent that an undisclosed liability (which is the subject of the representation in Section 4.18 of the Purchase Agreement), relates to an environmental matter covered by the representation in Section 4.14 of the Purchase Agreement, such representation will be subject to the limitations in subparagraph (b)(iii) above.

2. INDEMNIFICATION. In the event that any representation or warranty made by Manager to Hexcel in this Agreement is untrue or incorrect, Manager shall indemnify Hexcel for any loss, liability, damages and expenses (including, without limitation, legal fees and expenses incurred by Hexcel) suffered or incurred by Hexcel as a result of such breach of a representation or warranty; PROVIDED, HOWEVER, that (i) Manager's liability to Hexcel for any such breach shall not exceed Hexcel's liability for the breach of the related representations and warranties under the Purchase Agreement plus the related legal fees and expenses incurred by Hexcel with respect to such breach, (ii) Manager's aggregate liability to Hexcel under this Agreement shall not exceed the French Franc equivalent (based on exchange rates quoted by Citibank, N.A. in New York on November 23, 1994) of Sixty Thousand United States Dollars (U.S. $60,000.00), and (iii) with respect to any claim by Hexcel against Manager for breach of a representation or warranty under this Agreement based on Manager's actual knowledge of something which occurred prior to his employment by any of the European Subsidiaries, Hexcel shall be precluded from prevailing on its claim if Manager proves that Stephen Forsyth, the General Manager of Hexcel's resins business, had actual knowledge of the same matter prior to the Closing Date.

3. ACKNOWLEDGMENT BY MANAGER. Manager acknowledges that in connection with the execution and delivery of this Agreement he has consulted with legal counsel, that he understands the meaning of this Agreement and that he has entered into this Agreement voluntarily to induce Hexcel to close the sale of the European Subsidiaries pursuant to the Purchase Agreement. Manager has been provided with a French translation of this Agreement, but acknowledges that the English language version shall govern.

4. GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by the laws of France. Hexcel agrees that any dispute involving a claim asserted by it against Manager under this

Agreement will be submitted to the courts in France, and Manager hereby consents to the personal jurisdiction of such courts and agrees that in any action hereunder service of process may be made upon him by registered or certified mail (or the equivalent) to him at his address set forth herein. In any action by Hexcel against Manager for a claim under this Agreement, Manager will be entitled to recover from Hexcel his reasonable attorney's fees unless Hexcel prevails in proving in such action that he breached any of his representations or warranties under this Agreement. Nothing herein constitutes a consent by Hexcel to the jurisdiction of the courts of France for purposes of any claim against Hexcel.

5. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be deemed an original and shall constitute one and the same agreement, and it shall not be necessary to produce more than one counterpart in any case involving this Agreement.


          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                             --------------------------
                                                  JEAN-LUC VIOLEAU

                                             HEXCEL CORPORATION

                                             By:
                                                -----------------------
                                                Stephen C. Forsyth,
                                                  Vice President

                                                                     EXHIBIT C-3

                     REPRESENTATION AND INDEMNITY AGREEMENT
                      FOR RESEARCH AND DEVELOPMENT OFFICER

          AGREEMENT, dated as of December 27, 1994, between HEXCEL CORPORATION, a Delaware corporation having an office at 5794 W. Las Positas Boulevard, Pleasanton, California 34588 ("HEXCEL"), and MICHEL SOUDE, an individual residing at 11bis, avenue Poniatowski, 78600 Maisons Laffitte, France ("MANAGER").

                                    RECITALS:

          Hexcel and Axson S.A., a French corporation ("AXSON"), have entered into a Stock Purchase Agreement, dated as of December 27, 1994 (the "PURCHASE AGREEMENT"), for the sale by Hexcel to Axson of the four European subsidiaries through which Hexcel conducts its European resins business. Except as otherwise provided herein, capitalized terms used herein have the meanings assigned to them in the Purchase Agreement.

          Manager is the Directeur Laboratoire of Hexcel France S.A., and in such capacity has certain knowledge as to matters affecting the European Subsidiaries. Manager is also an investor in Axson and will indirectly benefit from the representations and warranties made by Hexcel to Axson in the Purchase Agreement. The execution and delivery of this Agreement is a condition to Hexcel's obligation to close under the Purchase Agreement. Manager is entering into this Agreement in order to induce Hexcel to close the sale of the European Subsidiaries to Axson pursuant to the Purchase Agreement.

          NOW, THEREFORE, the parties agree as follows:

1. REPRESENTATIONS. Manager hereby represents and warrants to Hexcel as follows:

          (a) Manager has made reasonable inquiry of the employees of the European Subsidiaries who, under the reporting system for the European Subsidiaries, would ordinarily have the information or responsibility with respect to the matters concerning any of the European Subsidiaries as to which Manager is making the representations in this Agreement.

          (b) To Manager's actual knowledge, after having made the inquiry described in paragraph (a) above, the representations and warranties made by Hexcel to Axson in the Stock Purchase Agreement with respect to matters concerning the European Subsidiaries are true and correct, subject to the following:

               (i) Manager is not making any representation or warranty to Hexcel with respect to the representations and warranties of Hexcel set forth in Sections 4.1, 4.2, 4.3 and 4.5 of the Purchase Agreement;

               (ii) with respect to the representations and warranties of Hexcel set forth in Sections 4.6, 4.7, 4.8, 4.10, 4.13, 4.15, 4.17 and 4.19
     of the Purchase Agreement, Manager is representing in this Agreement only that, except as disclosed in the Purchase Agreement, he does not have actual knowledge of any notices received by any European Subsidiary from any government authority or any third party which relates to any of the matters covered by such representations and warranties; and

               (iii) with respect to the representations and warranties of Hexcel set forth in Section 4.14 of the Purchase Agreement, Manager is representing in this Agreement only that, except as disclosed in the Purchase Agreement, (A) he does not have actual knowledge of any notices received by any European Subsidiary from any government authority or any third party which relates to any of the matters covered by such representations and warranties, and (B) he does not have actual knowledge of any illegal dumping or disposal of any chemical, pollutant or other substance by any European Subsidiary.

To the extent that any representation given pursuant hereto is affected by matters which are subject to the limitations described in paragraphs (i), (ii) or (iii) above, then to that extent the representation shall be subject to such limitation. By way of illustration of the parties' intended application of the foregoing, to the extent that an undisclosed liability (which is the subject of the representation in Section 4.18 of the Purchase Agreement), relates to an environmental matter covered by the representation in Section 4.14 of the Purchase Agreement, such representation will be subject to the limitations in subparagraph (b)(iii) above.

2. INDEMNIFICATION. In the event that any representation or warranty made by Manager to Hexcel in this Agreement is untrue or incorrect, Manager shall indemnify Hexcel for any loss, liability, damages and expenses (including, without limitation, legal fees and expenses incurred by Hexcel) suffered or incurred by Hexcel as a result of such breach of a representation or warranty; PROVIDED, HOWEVER, that (i) Manager's liability to Hexcel for any such breach shall not exceed Hexcel's liability for the breach of the related representations and warranties under the Purchase Agreement plus the related legal fees and expenses incurred by Hexcel with respect to such breach, (ii) Manager's aggregate liability to Hexcel under this Agreement shall not exceed the French Franc equivalent (based on exchange rates quoted by Citibank, N.A. in New York on November 23, 1994) of Fifteen Thousand United States Dollars (U.S. $15,000.00), and (iii) with respect to any claim by Hexcel against Manager for breach of a representation or warranty under this Agreement based on Manager's actual knowledge of something which occurred prior to his employment by any of the European Subsidiaries, Hexcel shall be precluded from prevailing on its claim if Manager proves that Stephen Forsyth, the General Manager of Hexcel's resins business, had actual knowledge of the same matter prior to the Closing Date.

3. ACKNOWLEDGMENT BY MANAGER. Manager acknowledges that in connection with the execution and delivery of this Agreement he has consulted with legal counsel, that he understands the meaning of this Agreement and that he has entered into this Agreement voluntarily to induce Hexcel to close the sale of the European Subsidiaries pursuant to the Purchase Agreement. Manager has been provided with a French translation of this Agreement, but acknowledges that the English language version shall govern.

4. GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by the laws of France. Hexcel agrees that any dispute involving a claim asserted by it against Manager under this Agreement will be submitted to the courts in France, and Manager hereby consents to the personal jurisdiction of such courts and agrees that in any action hereunder service of process may be made upon him by registered or certified mail (or the equivalent) to him at his address set forth herein. In any action by Hexcel against Manager for a claim under this Agreement, Manager will be entitled to recover from Hexcel his reasonable attorney's fees unless Hexcel prevails in proving in such action that he breached any of his representations or warranties under this Agreement. Nothing herein constitutes a consent by Hexcel to the jurisdiction of the courts of France for purposes of any claim against Hexcel.

5. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be deemed an original and shall constitute one and the same agreement, and it shall not be necessary to produce more than one counterpart in any case involving this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


                                             --------------------------
                                                  MICHEL SOUDE

                                             HEXCEL CORPORATION

                                             By:
                                                -----------------------
                                                 Stephen C. Forsyth,
                                                  Vice President

                                                                     EXHIBIT C-4

                     REPRESENTATION AND INDEMNITY AGREEMENT
                             FOR SUBSIDIARY MANAGER

          AGREEMENT, dated as of December 27, 1994, between HEXCEL CORPORATION, a Delaware corporation having an office at 5794 W. Las Positas Boulevard, Pleasanton, California 34588 ("HEXCEL"), and CELSO CABALEIRO LO PETEGUI, an individual residing at C/ Valencia no. 538-62-3 DEG., 08013, Barcelona, Spain ("MANAGER").

                                    RECITALS:

          Hexcel and Axson S.A., a French corporation ("AXSON"), have entered into a Stock Purchase Agreement, dated as of December 27, 1994 (the "PURCHASE AGREEMENT"), for the sale by Hexcel to Axson of the four European subsidiaries through which Hexcel conducts its European resins business. Except as otherwise provided herein, capitalized terms used herein have the meanings assigned to them in the Purchase Agreement.

          Manager is the senior manager of Hexcel Espana, S.A. (the "SUBSIDIARY"), and in such capacity has certain knowledge as to matters affecting the Subsidiary. Manager is also an investor in Axson and will indirectly benefit from the representations and warranties made by Hexcel to Axson in the Purchase Agreement. The execution and delivery of this Agreement is a condition to Hexcel's obligation to close under the Purchase Agreement. Manager is entering into this Agreement in order to induce Hexcel to close the sale of the European Subsidiaries to Axson pursuant to the Purchase Agreement.

          NOW, THEREFORE, the parties agree as follows:

1. REPRESENTATIONS. Manager hereby represents and warrants to Hexcel as follows:

          (a) Manager has made reasonable inquiry of the employees of the Subsidiary who, under the reporting system for the Subsidiary, would ordinarily have the information or responsibility with respect to the matters concerning the Subsidiary as to which Manager is making the representations in this Agreement.

          (b) To Manager's actual knowledge, after having made the inquiry described in paragraph (a) above, the representations and warranties made by Hexcel to Axson in the Stock Purchase Agreement with respect to matters concerning the Subsidiary are true and correct, subject to the following:

               (i) Manager is not making any representation or warranty to Hexcel with respect to the representations and warranties of Hexcel set forth in Sections 4.1, 4.2, 4.3 and 4.5 of the Purchase Agreement;

               (ii) with respect to the representations and warranties of Hexcel set forth in Sections 4.6, 4.7, 4.8, 4.10, 4.13, 4.15, 4.17 and 4.19
     of the Purchase Agreement, Manager is representing in this Agreement only that, except as disclosed in the Purchase Agreement, he does not have actual knowledge of any notices received by the Subsidiary from any government authority or any third party which relates to any of the matters covered by such representations and warranties; and

               (iii) with respect to the representations and warranties of Hexcel set forth in Section 4.14 of the Purchase Agreement, Manager is representing in this Agreement only that, except as disclosed in the Purchase Agreement, (A) he does not have actual knowledge of any notices received by the Subsidiary from any government authority or any third party which relates to any of the matters covered by such representations and warranties, and (B) he does not have actual knowledge of any illegal dumping or disposal of any chemical, pollutant or other substance by the Subsidiary.

To the extent that any representation given pursuant hereto is affected by matters which are subject to the limitations described in paragraphs (i), (ii) or (iii) above, then to that extent the representation shall be subject to such limitation. By way of illustration of the parties' intended application of the foregoing, to the extent that an undisclosed liability (which is the subject of the representation in Section 4.18 of the Purchase Agreement), relates to an environmental matter covered by the representation in Section 4.14 of the Purchase Agreement, such representation will be subject to the limitations in subparagraph (b)(iii) above.

2. INDEMNIFICATION. In the event that any representation or warranty made by Manager to Hexcel in this Agreement is untrue or incorrect, Manager shall indemnify Hexcel for any loss, liability, damages and expenses (including, without limitation, legal fees and expenses incurred by Hexcel) suffered or incurred by Hexcel as a result of such breach of a representation or warranty; PROVIDED, HOWEVER, that (i) Manager's liability to Hexcel for any such breach shall not exceed Hexcel's liability for the breach of the related representations and warranties under the Purchase Agreement plus the related legal fees and expenses incurred by Hexcel with respect to such breach, (ii) Manager's aggregate liability to Hexcel under this Agreement shall not exceed the Spanish Peseta equivalent (based on exchange rates quoted by Citibank, N.A. in New York on November 23, 1994) of Twenty-Five Thousand United States Dollars (U.S. $25,000.00), and (iii) with respect to any claim by Hexcel against Manager for breach of a representation or warranty under this Agreement based on Manager's actual knowledge of something which occurred prior to his employment by the Subsidiary, Hexcel shall be precluded from prevailing on its claim if Manager proves that Stephen Forsyth, the General Manager of Hexcel's resins business, had actual knowledge of the same matter prior to the execution of the Purchase Agreement by Hexcel.

3. ACKNOWLEDGMENT BY MANAGER. Manager acknowledges that in connection with the execution and delivery of this Agreement he has consulted with legal counsel, that he understands the meaning of this Agreement and that he has entered into this Agreement voluntarily to induce Hexcel to close the sale of the European Subsidiaries pursuant to the Purchase Agreement. Manager has been provided with a French translation of this Agreement, but acknowledges that the English language version shall govern.

4. GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by the laws of Spain. Hexcel agrees that any dispute involving a claim asserted by it against Manager under this Agreement will be submitted to the courts in Spain, and Manager hereby consents to the personal jurisdiction of such courts and agrees that in any action hereunder service of process may be made upon him by registered or certified mail (or the equivalent) to him at his address set forth herein. In any action by Hexcel against Manager for a claim under this Agreement, Manager will be entitled to recover from Hexcel his reasonable attorney's fees unless Hexcel prevails in proving in such action that he breached any of his representations or warranties under this Agreement. Nothing herein constitutes a consent by Hexcel to the jurisdiction of the courts of Spain for purposes of any claim against Hexcel.

5. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be deemed an original and shall constitute one and the same agreement, and it shall not be necessary to produce more than one counterpart in any case involving this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


                                             --------------------------
                                             CELSO CABALEIRO LO PETEGUI

                                             HEXCEL CORPORATION

                                             By:
                                                -----------------------
                                             Name:
                                                  ---------------------
                                             Title:
                                                   --------------------

                                                                     EXHIBIT C-5

                     REPRESENTATION AND INDEMNITY AGREEMENT
                             FOR SUBSIDIARY MANAGER


          AGREEMENT, dated as of December 27, 1994, between HEXCEL CORPORATION, a Delaware corporation having an office at 5794 W. Las Positas Boulevard, Pleasanton, California 34588 ("HEXCEL"), and CLAUDIO LEGNAGNI, an individual residing at Via Varese 51, 21047 Saronno (VA), Italy ("MANAGER").

                                    RECITALS:


          Hexcel and Axson S.A., a French corporation ("AXSON"), have entered into a Stock Purchase Agreement, dated as of December 27, 1994 (the "PURCHASE AGREEMENT"), for the sale by Hexcel to Axson of the four European subsidiaries through which Hexcel conducts its European resins business. Except as otherwise provided herein, capitalized terms used herein have the meanings assigned to them in the Purchase Agreement.

          Manager is the senior manager of Hexcel Italia S.r.l. (the "SUBSIDIARY"), and in such capacity has certain knowledge as to matters affecting the Subsidiary. Manager is also an investor in Axson and will indirectly benefit from the representations and warranties made by Hexcel to Axson in the Purchase Agreement. The execution and delivery of this Agreement is a condition to Hexcel's obligation to close under the Purchase Agreement. Manager is entering into this Agreement in order to induce Hexcel to close the sale of the European Subsidiaries to Axson pursuant to the Purchase Agreement.

          NOW, THEREFORE, the parties agree as follows:

1. REPRESENTATIONS. Manager hereby represents and warrants to Hexcel as follows:

          (a) Manager has made reasonable inquiry of the employees of the Subsidiary who, under the reporting system for the Subsidiary, would ordinarily have the information or responsibility with respect to the matters concerning the Subsidiary as to which Manager is making the representations in this Agreement.

          (b) To Manager's actual knowledge, after having made the inquiry described in paragraph (a) above, the representations and warranties made by Hexcel to Axson in the Stock Purchase Agreement with respect to matters concerning the Subsidiary are true and correct, subject to the following:

               (i) Manager is not making any representation or warranty to Hexcel with respect to the representations and warranties of Hexcel set forth in Sections 4.1, 4.2, 4.3 and 4.5 of the Purchase Agreement;

               (ii) with respect to the representations and warranties of Hexcel set forth in Sections 4.6, 4.7, 4.8, 4.10, 4.13, 4.15, 4.17 and 4.19
     of the Purchase Agreement, Manager is representing in this Agreement only that, except as disclosed in the Purchase Agreement, he does not have actual knowledge of any notices received by the Subsidiary from any government authority or any third party which relates to any of the matters covered by such representations and warranties; and

               (iii) with respect to the representations and warranties of Hexcel set forth in Section 4.14 of the Purchase Agreement, Manager is representing in this Agreement only that, except as disclosed in the Purchase Agreement, (A) he does not have actual knowledge of any notices received by the Subsidiary from any government authority or any third party which relates to any of the matters covered by such representations and warranties, and (B) he does not have actual knowledge of any illegal dumping or disposal of any chemical, pollutant or other substance by the Subsidiary.

To the extent that any representation given pursuant hereto is affected by matters which are subject to the limitations described in paragraphs (i), (ii) or (iii) above, then to that extent the representation shall be subject to such limitation. By way of illustration of the parties' intended application of the foregoing, to the extent that an undisclosed liability (which is the subject of the representation in Section 4.18 of the Purchase Agreement), relates to an environmental matter covered by the representation in Section 4.14 of the Purchase Agreement, such representation will be subject to the limitations in subparagraph (b)(iii) above.

2. INDEMNIFICATION. In the event that any representation or warranty made by Manager to Hexcel in this Agreement is untrue or incorrect, Manager shall indemnify Hexcel for any loss, liability, damages and expenses (including, without limitation, legal fees and expenses incurred by Hexcel) suffered or incurred by Hexcel as a result of such breach of a representation or warranty; PROVIDED, HOWEVER, that (i) Manager's liability to Hexcel for any such breach shall not exceed Hexcel's liability for the breach of the related representations and warranties under the Purchase Agreement plus the related legal fees and expenses incurred by Hexcel with respect to such breach, (ii) Manager's aggregate liability to Hexcel under this Agreement shall not exceed the Italian Lira equivalent (based on exchange rates quoted by Citibank, N.A. in New York on November 23, 1994) of Six Thousand United States Dollars (U.S. $6,000.00), and (iii) with respect to any claim by Hexcel against Manager for breach of a representation or warranty under this Agreement based on Manager's actual knowledge of something which occurred prior to his employment by the Subsidiary, Hexcel shall be precluded from prevailing on its claim if Manager proves that Stephen Forsyth, the General Manager of Hexcel's resins business, had actual knowledge of the same matter prior to the execution of the Purchase Agreement by Hexcel.

3. ACKNOWLEDGMENT BY MANAGER. Manager acknowledges that in connection with the execution and delivery of this Agreement he has consulted with legal counsel, that he understands the meaning of this Agreement and that he has entered into this Agreement voluntarily to induce Hexcel to close the sale of the European Subsidiaries pursuant to the Purchase Agreement. Manager has been provided with a French translation of this Agreement, but acknowledges that the English language version shall govern.

4.  GOVERNING LAW AND JURISDICTION.   This Agreement shall be governed by the
laws of Italy. Hexcel agrees that any dispute involving a claim asserted by it against Manager under this Agreement will be submitted to the courts in Italy, and Manager hereby consents to the personal jurisdiction of such courts and agrees that in any action hereunder service of process may be made upon him by registered or certified mail (or the equivalent) to him at his address set forth herein. In any action by Hexcel against Manager for a claim under this Agreement, Manager will be entitled to recover from Hexcel his reasonable attorney's fees unless Hexcel prevails in proving in such action that he breached any of his representations or warranties under this Agreement. Nothing herein constitutes a consent by Hexcel to the jurisdiction of the courts of Italy for purposes of any claim against Hexcel.

5. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be deemed an original and shall constitute one and the same agreement, and it shall not be necessary to produce more than one counterpart in any case involving this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


                                             --------------------------
                                             CLAUDIO LEGNAGNI

                                             HEXCEL CORPORATION

                                             By:
                                                -----------------------
                                                 Stephen C. Forsyth,
                                                  Vice President

                                                                 EXHIBIT D-1

                          TECHNOLOGY LICENSE AGREEMENT
                            (FROM HEXCEL CORPORATION)

          THIS AGREEMENT is made as of December 27, 1994, between HEXCEL CORPORATION ("HEXCEL"), a Delaware corporation with an office at 5794 W. Las Positas Boulevard, Pleasanton, California 94588, and HEXCEL FRANCE S.A., a French corporation with an office at Z.I. des Bethunes, Rue de L'Equerre, 95310 St. Ouen L'Aumone, France ("LICENSEE").

                                R E C I T A L S :

          Licensee is a subsidiary of Hexcel. Hexcel has entered into a certain Stock Purchase Agreement, dated as of December 27, 1994 (the "PURCHASE AGREEMENT"), with Axson S.A., a French corporation ("AXSON") pursuant to which Hexcel has agreed to sell all of the outstanding equity interests in Licensee to Axson.

          Hexcel and Licensee desire that effective on the date of the closing under the Purchase Agreement, all existing licenses of patents, know how and other technology of any kind previously granted by Hexcel to Licensee (each, a "PRIOR LICENSE") shall be terminated and that Hexcel shall grant to Licensee a non-exclusive perpetual royalty-free license for the Licensed Technology (as defined below) in accordance with the terms set forth herein.

          NOW, THEREFORE, in consideration of the premises, agreements, covenants and conditions contained herein, the parties hereto hereby agree as follows:

1.   DEFINITIONS.

          The following terms have the meanings assigned to them below when used in this Agreement:

          1.1 "CONFIDENTIAL PROPRIETARY INFORMATION" means any confidential scientific information related to the Licensed Technology which (a) is not publicly known or available from other sources who are not under a confidentiality obligation to the source of the information, (b) has not been known or made available by Hexcel to others without a confidentiality obligation, and (c) is not required to be disclosed by law.

          1.2 "EXCLUDED PRODUCTS" means, collectively, the following products manufactured by Hexcel: Hexcelite 5003; Hexcelite 5005; Hexcelite 5010; Uralite 6108; XEH 2-05 also to be known as Medithane 3915; Medithane 3901; Medithane 3905; Medithane 3907; and Medithane 3911.

          1.3 "INTELLECTUAL PROPERTY" means Patents Rights held by or applied for by Hexcel, and any formulations, trade secrets, know how and other technology in which Hexcel has proprietary rights, but in each case only to the extent and in the form existing on or before the Closing Date.

          1.4 "LICENSED PATENT RIGHTS" means any Patent Rights included in the Licensed Technology.

          1.5 "LICENSED TECHNOLOGY" means (i) all Intellectual Property which has heretofore been used by Licensee during the two-year period preceding the Closing Date and (ii) all formulations, process operating instructions and other Intellectual Property necessary to produce Paraplast products, but does not include any of the formulations for the Excluded Products or any know how or other Intellectual Property which is specific to the Excluded Products.

          1.6 "PATENT RIGHTS" means any and all patents and patent applications filed in any jurisdiction, continuations, divisionals and continuations in part existing as of the date hereof, but excluding all other patents which may be filed in the future therefrom.

2.   USE OF DEFINED TERMS.

          Any capitalized term not otherwise defined herein shall have the meanings set forth for such term in the Purchase Agreement.

3.   GRANT.

          Hexcel hereby grants to Licensee, and Licensee hereby accepts from Hexcel, a perpetual, irrevocable, non-exclusive, royalty-free license of and to the Licensed Technology to use in connection with the manufacture, distribution, marketing, use and sale of products anywhere in the world. Hexcel grants hereby no other rights whatsoever to Licensee to use any other Intellectual Property utilized by Hexcel, whether currently existing or developed or acquired in the future, including, without limitation, any technology which performs the same or similar functions as the Licensed Technology. Licensee shall not have the right to sublicense its interest in the Licensed Technology or to assign its rights under this Agreement except as expressly provided in this Agreement. Licensee shall not have any rights to any modifications, improvements or enhancements of the Licensed Technology made by or for the benefit of Hexcel.

4.   INTELLECTUAL PROPERTY.

          4.1 Hexcel shall have no obligation to take any legal action to protect the value of the Licensed Technology and Hexcel shall have no obligation to prosecute any Patent Rights or to maintain any Patent Rights. Licensee shall notify Hexcel if Licensee becomes aware of any infringement of Hexcel's rights to the Licensed Technology.

          4.2 In the event that Hexcel refuses to institute a suit that Licensee feels is reasonably required in order to protect the value of the license granted hereunder, Licensee shall have the right to institute such suit at its own expense in its own name. In such event, Hexcel shall cooperate fully with Licensee at Licensee's sole expense.

          4.3 Any recovery obtained by Hexcel as the result of any infringement proceeding with respect to the Licensed Technology, by settlement or otherwise, shall be the property of Hexcel.

          4.4 Any recovery obtained by Licensee as the result of any infringement proceeding with respect to the Licensed Technology, by settlement or otherwise, shall first be applied to reimburse Licensee for all costs and expenses incurred by it in connection with such proceeding or settlement (including attorneys' fees), and then, shall be equitably apportioned between Licensee and Hexcel based on the damages suffered by each.

          4.5 Promptly after Licensee's request, Hexcel shall deliver to Licensee copies of all formulations, process operating instructions and all other written materials relating to the Intellectual Property necessary to produce Paraplast products.

5. IMPROVEMENTS. Licensee shall have the right to modify, improve and enhance the Licensed Technology, and any such modification, improvement or enhancement, but not the underlying Licensed Technology, shall become the exclusive property of Licensee, and Hexcel shall not have any rights to receive or be informed of the same by Licensee; PROVIDED, HOWEVER, that nothing herein shall preclude Hexcel from independently developing and utilizing similar modifications, improvements or enhancements to the extent that Hexcel's modifications, improvements or enhancements do not infringe on any Patent Rights of Licensee.

6.   INDEMNIFICATION.

          6.1 Hexcel shall not be liable or in any way responsible to Licensee or any other person or entity for the use to which Licensee applies the Licensed Technology or for any defect of any kind in any product manufactured using the Licensed Technology. Licensee hereby agrees to indemnify and hold Hexcel harmless from any and all claims, actions, suits, liabilities, judgments, and expenses, in law or in equity (collectively, the "CLAIMS"), relating to (a) any product which is manufactured, produced or sold by Licensee utilizing or incorporating the Licensed Technology, and (b) a breach of Licensee's representations, warranties or obligations under this Agreement. In respect of any Claim against Hexcel as to which Hexcel is entitled to indemnification by Licensee under this Section 6, Hexcel shall give prompt written notice of such indemnification obligation to Licensee, stating the nature, basis and an estimate of the amount thereof (to the extent possible). The failure of Hexcel to give such notice shall not affect the obligations of Licensee to indemnify Hexcel except to the extent that Licensee is materially prejudiced by such failure. Thereafter, Licensee shall have the right at its election to take over the defense or settlement of such Claim at the Licensee's expense and with counsel reasonably satisfactory to Hexcel by giving prompt written notice to Hexcel; PROVIDED, HOWEVER, that Licensee may not compromise or settle any such Claim without the consent of

Hexcel unless such compromise or settlement requires no more than a monetary payment for which Hexcel is fully indemnified by Licensee or involves other matters not binding upon Hexcel; and PROVIDED FURTHER, HOWEVER, that in the event the settlement or other final determination of the Claim results in a payment to Hexcel, Licensee shall be entitled to the reimbursement of its reasonable out-of-pocket expenses incurred in the defense against such Claim to the extent of such payment. If Licensee does not give such notice of its election to defend against such Claim or Licensee does not proceed diligently so to defend such Claim within thirty (30) days after receipt of the notice of such Claim (or sooner, if the nature of the Claim so requires), Licensee shall be bound by any defense or settlement that Hexcel may make (without prejudice to any right Hexcel may have hereunder) as to such Claim. Hexcel shall, at its option and expense, have the right to participate in the defense of any such Claim defended by Licensee and in settlement discussions. Hexcel shall provide reasonable cooperation to Licensee with respect to such defense, at Licensee's expense. As used in this Section 6.1, "Hexcel" shall also include the officers, directors, agents and employees of Hexcel and its subsidiaries and affiliates.

          6.2 Hexcel hereby agrees to indemnify and hold Licensee harmless from any and all Claims relating to a breach of Hexcel's representations, warranties or obligations under this Agreement. The procedures and provisions set forth in
Section 6.1 shall apply equally to any Claim against Licensee with respect to which Licensee is entitled to indemnification under this Section 6.2. As used in this Section 6.2 (including, without limitation, for purposes of applying the procedures and provisions of Section 6.1), "Licensee" shall also include the officers, directors, agents and employees of Licensee and its subsidiaries and affiliates.

          6.3 The obligations under this Section 6 shall remain in effect after the expiration or termination of this Agreement, even though all of the other provisions of this Agreement have terminated.

7.   DURATION.

          This Agreement shall remain in effect in perpetuity; provided, however, that any rights or obligations arising under any Patent Rights shall expire upon the expiration of such Patent Rights.

8.   EFFECTIVENESS AND TERMINATION; TERMINATION OF PRIOR LICENSES.

          8.1 This Agreement shall become effective only upon the closing of the sale of Shares pursuant to the Purchase Agreement. In the event that the Purchase Agreement is terminated for any reason prior to the closing of the sale thereunder, this Agreement may be terminated by Hexcel by notice to Licensee.

          8.2 After this Agreement becomes effective pursuant to Section 8.1, then this Agreement may be terminated only upon the mutual written agreement of Licensee and Hexcel.

          8.3 If this Agreement is terminated under Section 8.2, Licensee shall forthwith return all Confidential Proprietary Information and shall cease all further uses of the Licensed Technology for any purpose.

          8.4 Notwithstanding any termination of this Agreement, all provisions regarding confidentiality shall continue in full force and effect for five years after the date of such termination.

          8.5 Upon the effectiveness of this Agreement pursuant to Section 8.1, all prior licenses of the Licensed Technology or any other technology granted by Hexcel to Licensee, and all license agreements with respect to such licenses, shall automatically terminate and any unpaid royalties accrued to Hexcel thereunder shall be forgiven; PROVIDED, HOWEVER, that nothing herein is intended to terminate the Technology License Agreement (to Hexcel Corporation) of even date herewith among the parties. Notwithstanding any provision of any Prior License to the contrary, no party shall, soley by reason of the termination of the Prior Licenses or the terms of the Prior Licenses, be required to cease to manufacture any products or to return any Confidential Proprietary Information or other documents or information, except for Excluded Products and except for any Confidential Proprietary Information or other documents or information (other than the Licensed Technology) related to Excluded Products.

9.   CONFIDENTIALITY.

          9.1 All Confidential Proprietary Information disclosed or covered under this Agreement shall remain proprietary to Hexcel. Licensee shall not disclose, nor permit to be disclosed by any of its agents or employees, the Confidential Proprietary Information to any other person or entity or use the Confidential Proprietary Information for Licensee's or any other person's or entity's benefit other than as permitted by this Agreement.

          9.2 Licensee shall take such precautions, contractual or otherwise, as shall be reasonably calculated to keep confidential the Confidential Proprietary Information and to prevent the unauthorized disclosure or use of the Confidential Proprietary Information. With respect to the Confidential Proprietary Information, Licensee shall utilize the standard of care which Licensee uses to protect its own proprietary information. Disclosures of the Confidential Proprietary Information to employees or agents of Licensee shall be made only to the extent required for the effective and licensed use of the Licensed Technology in the manner that such information has heretofore been customarily disclosed in the ordinary course of business.

          9.3 The obligations under this Section 9 shall remain in effect after the expiration or termination of this Agreement, even though all of the other provisions of this Agreement have terminated.

10.  REPRESENTATIONS AND WARRANTIES.

          10.1 Each of Hexcel and Licensee represents and warrants that it has the right to enter into this Agreement and as to itself that there are no outstanding assignments, grants, licenses, encumbrances, obligations or agreements, either written, oral or implied, inconsistent with this Agreement.

          10.2 Each of Hexcel and Licensee represents and warrants that, upon execution and delivery, this Agreement will constitute the legal, valid and binding obligation of itself, enforceable against it in accordance with its terms.

          10.3 The representations and warranties contained in this Section 10 shall remain in effect after the expiration or termination of this Agreement, even though all of the other provisions of this Agreement have terminated.

          10.4 Licensee agrees that the Licensed Technology is being licensed to it on an "as is" basis. Except as expressly set forth above in this Section 10, Hexcel is not making any express or implied warranties with respect to the Licensed Technology, and specifically disclaims any warranties as to the validity or enforceability of any Licensed Technology or the fitness for a particular purpose and the merchantability of items manufactured using the Licensed Technology.

11.  REMEDIES UPON BREACH.

          Each of Hexcel and Licensee hereby acknowledges that the breach of material terms contained herein (whether or not specifically designated as such) by it would cause irreparable damage and substantial prejudice to the other party. Accordingly, each of Hexcel and Licensee agrees that, in the event of any such breach by it hereunder, the other party shall have, in addition to its legal remedies, the right to injunctive relief, as permitted by law, to prevent the violation of the breaching party's obligations hereunder.

12.  MISCELLANEOUS.

          12.1 ENTIRE AGREEMENT. This Agreement embodies all of the understandings and obligations between the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, written or oral, relating thereto.

          12.2 AMENDMENT. No amendment or modification of this Agreement shall be valid or binding on the parties hereto unless signed on behalf of Hexcel and Licensee by their respective duly authorized officers. Prior to the earlier of the termination of the Purchase Agreement or the closing of the sale of the Shares to Axson pursuant to the Purchase Agreement, this Agreement may not be modified or amended without Axson's consent.

          12.3 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. Should any provision of this Agreement be invalid under applicable law, such invalidity shall not affect any other provision of this Agreement but the remainder hereof shall be effective as though such invalid provision had not been contained herein.

          12.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in said state and the parties hereby submit to the jurisdiction of the state courts of, and the federal district courts located within, the State of New York for such purposes.

          12.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties, their legal representatives, successors and assigns.

          12.6 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given (i) if delivered personally or sent by facsimile transmission (confirmed electronically), on the date given, (ii) if delivered by an overnight express mail service on the date of delivery, or (iii) if by certified or registered mail, postage prepaid, return receipt requested, five (5) days after mailing, to the parties, their successors in interest or their permitted assignees at the following addresses or at such other addresses as the parties may designate by written notice in the manner aforesaid:

          If to Hexcel:  Hexcel Corporation
                         5794 W. Las Positas Boulevard
                         Pleasanton, California 94588
                         Attention:  Rodney P. Jenks, Esq.
                         Facsimile:  (510) 734-8611

               with a copy to:

                         Kronish, Lieb, Weiner & Hellman
                         1114 Avenue of the Americas
                         New York, New York 10036
                         Attention:  Chet F. Lipton, Esq,
                         Facsimile:  (212) 479-6275

          If to Licensee:

                         Hexcel France S.A.
                         Z.I. des Bethunes
                         Rue de L'Equerre
                         95310 St. Ouen L'Aumone
                         France
                         Attention:  Lionel Puget
                         Facsimile:  (011) 33-1-30-37-27-05

               with a copy to:

                         Bureau Francis Lefebvre
                         712 Fifth Avenue
                         29th Floor
                         New York, New York 10019
                         Attention:  Carina Levintoff, Esq.
                         Facsimile:  (212) 246-2951

          12.7 ASSIGNMENT. Neither this Agreement nor any of the rights granted by Hexcel hereunder may be assigned, sublicensed or otherwise transferred by Licensee, except that Licensee may assign or sublicense its rights hereunder without Hexcel's consent to (w) any affiliate of Licensee or Axson, (x) the surviving entity in the event of a merger or reorganization where Licensee is not the surviving party, (y) the purchaser in the event of a sale of all or substantially all of Licensee's business which requires the use of such Licensed Technology, or (z) any entity which is being granted such sublicense for the sole purpose of using the Licensed Technology to manufacture products for the benefit of Licensee, provided that any such assignee or sublicensee hereunder must execute and deliver to Hexcel prior to the effectiveness of the assignment or sublicense an agreement under which such assignee or sublicensee assumes and agrees to be bound by all of the obligations and liabilities applicable to Licensee hereunder with respect to the Licensed Technology sublicensed or assigned to it. In the event of any such permitted assignment or sublicense, Licensee shall not be liable for any breach by any such assignee or sublicensee which is not an affiliate of Licensee. Any assignment or sublicense made by Licensee in violation of this provision shall be deemed null and void.

          12.8 HEADINGS. Any headings used in this Agreement are for reference only, are without substantive meaning and content of any kind whatsoever and do not form part of this Agreement, nor in any way affect its interpretation.

          12.9 WAIVER. None of the provisions of this Agreement shall be considered waived by any party unless such waiver is given expressly and in writing to the other party. The failure of a party to insist upon strict performance of any of the terms and conditions hereof, or failure or delay to exercise any rights provided herein or by law, shall not be deemed a waiver of any rights of either party.

          12.10 SCHEDULES. All schedules attached hereto, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference.

          12.11 ATTORNEYS' FEES. In the event of any dispute arising out of the subject matter of this Agreement, the prevailing party shall recover, in addition to any other damages assessed, its reasonable attorneys' fees and court costs incurred in litigating or otherwise settling or resolving such dispute.
In construing this Agreement, none of the parties hereto shall have any term or provision construed against such party solely by reason of such party having drafted the same.

          12.12 TAXES. All taxes imposed as a result of the performance of the parties hereunder shall be borne and paid by the party required to do so by applicable law or treaty.

          12.13 RELATIONSHIP OF PARTIES. The parties hereto understand and agree that this Agreement does not make Hexcel, on the one hand, and Licensee, on the other hand, an agent or legal representative of each other for any purpose whatsoever. No party hereto is granted by this Agreement any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of any other party hereto, or to bind any other party hereto in any manner whatsoever.


          12.14 EXCUSED NON-PERFORMANCE. Anything contained in this Agreement to the contrary notwithstanding, the obligations of the parties hereto shall be subject to all laws, both present and future, of any government having jurisdiction over any of the parties hereto, and to orders, regulations, directions, or requests of any such government, or any department, agency, or court thereof, and to war, acts of public enemies, strikes or other labor disturbances, fires, floods, acts of God, or any causes of like or different kind beyond the control of the parties, not caused by the fault or negligence of the party asserting this provision. The parties hereto shall be excused from any failure to perform any obligation hereunder to the extent such failure is not the result of the fault or negligence of the party asserting this provision and is caused by any such law, order, regulation, directions, request or contingency.

          12.15 COUNTERPARTS. This Agreement and any amendments, waivers, consents or supplements may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

          12.16 FURTHER ASSURANCES. The parties agree to execute, acknowledge and deliver all such further instruments, and to do all such other acts, as may be necessary or appropriate, in order to carry out the intent and purpose of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                              HEXCEL CORPORATION


                              By:______________________________
                              Name:____________________________
                              Title:___________________________


                              LICENSEE:

                              HEXCEL FRANCE S.A.


                              By:______________________________
                              Name:____________________________
                              Title:___________________________

                                                   EXHIBIT D-2
                          TECHNOLOGY LICENSE AGREEMENT
                      (TO HEXCEL CORPORATION)

          THIS AGREEMENT is made as of December 27, 1994, between HEXCEL CORPORATION ("HEXCEL"), a Delaware corporation with an office at 5794 W. Las Positas Boulevard, Pleasanton, California 94588, and HEXCEL FRANCE S.A., a French corporation with an office at Z.I. des Bethunes, Rue de L'Equerre, 95310 St. Ouen L'Aumone, France ("LICENSOR").

                                R E C I T A L S :

          Licensor is a subsidiary of Hexcel. Hexcel has entered into a certain Stock Purchase Agreement, dated as of December 27, 1994 (the "PURCHASE AGREEMENT"), with Axson S.A., a French corporation ("AXSON") pursuant to which Hexcel has agreed to sell all of the outstanding equity interests in Licensor to Axson.

          Licensor and Hexcel desire that effective on the date of the closing under the Purchase Agreement, all existing licenses of patents, know how and other technology of any kind previously granted by Licensor to Hexcel (each, a "PRIOR LICENSE") shall be terminated and that Licensor shall grant to Hexcel a non-exclusive perpetual royalty-free license for the Licensed Technology (as defined below) in accordance with the terms set forth herein.

          NOW, THEREFORE, in consideration of the premises, agreements, covenants and conditions contained herein, the parties hereto hereby agree as follows:

1.   DEFINITIONS.

          The following terms have the meanings assigned to them below when used in this Agreement:

          1.1 "CONFIDENTIAL PROPRIETARY INFORMATION" means any confidential scientific information related to the Licensed Technology which (a) is not publicly known or available from other sources who are not under a confidentiality obligation to the source of the information, (b) has not been known or made available by Licensor to others without a confidentiality obligation, and (c) is not required to be disclosed by law.

          1.2 "EXCLUDED PRODUCTS" means, collectively, the following products manufactured by Licensor: (i) any machinable tooling board product manufactured by Licensor and sold prior to November 23, 1993 under any of the "Lab" designations listed in SCHEDULE A, (ii) any products in the Fastcast line identified on SCHEDULE B and (iii) Uraspray.

          1.3 "INTELLECTUAL PROPERTY" means Patent Rights held by or applied for by Licensor, and any formulations, trade secrets, know how and other technology in which Licensor has proprietary rights, but in each case only to the extent and in the form existing on or before the Closing Date.

          1.4 "LICENSED PATENT RIGHTS" means any Patent Rights included in the Licensed Technology.

          1.5 "LICENSED TECHNOLOGY" means (i) all Intellectual Property which has heretofore been used by Hexcel during the two-year period preceding the Closing Date and (ii) all formulations, process operating instructions and other Intellectual Property necessary to produce C 120 products, but does not include any of the formulations for the Excluded Products or any know how or other Intellectual Property which is specific to the Excluded Products.
          1.6 "PATENT RIGHTS" means any and all patents and patent applications filed in any jurisdiction, continuations, divisionals and continuations in part existing as of the date hereof, but excluding all other patents which may be filed in the future therefrom.

2.   USE OF DEFINED TERMS.

          Any capitalized term not otherwise defined herein shall have the meanings set forth for such term in the Purchase Agreement.

3.   GRANT.

          Licensor hereby grants to Hexcel, and Hexcel hereby accepts from Licensor, a perpetual, irrevocable, non-exclusive, royalty-free license of and to the Licensed Technology to use in connection with the manufacture, distribution, marketing, use and sale of products anywhere in the world. Licensor grants hereby no other rights whatsoever to Hexcel to use any other Intellectual Property utilized by Licensor, whether currently existing or developed or acquired in the future, including, without limitation, any technology which performs the same or similar functions as the Licensed Technology. Hexcel shall not have the right to sublicense its interest in the Licensed Technology or assign its rights under this Agreement except as expressly provided in this Agreement. Hexcel shall not have any rights to any modifications, improvements or enhancements of the Licensed Technology made by or for the benefit of any Licensor.

4.   INTELLECTUAL PROPERTY.

          4.1 Licensor shall not have any obligation to take any legal action to protect the value of the Licensed Technology and Licensor shall not have any obligation to prosecute any Patent Rights or to maintain any Patent Rights. Hexcel shall notify Licensor if Hexcel becomes aware of any infringement of Licensor's rights to the Licensed Technology.

          4.2 In the event that Licensor refuses to institute a suit that Hexcel feels is reasonably required in order to protect the value of the license granted hereunder, Hexcel shall have the right to institute such suit at its own expense in its own name. In such event, Licensor shall cooperate fully with Hexcel at Hexcel's sole expense.

          4.3 Any recovery obtained by Licensor as the result of any infringement proceeding with respect to the Licensed Technology, by settlement or otherwise, shall be the property of Licensor.

          4.4 Any recovery obtained by Hexcel as the result of any infringement proceeding with respect to the Licensed Technology, by settlement or otherwise, shall first be applied to reimburse Hexcel for all costs and expenses incurred by it in connection with such proceeding or settlement (including attorneys' fees), and then, shall be equitably apportioned between Licensor and Hexcel based on the damages suffered by each.

          4.5 Promptly after Hexcel's request, Licensor shall deliver to Hexcel copies of all formulations, process operating instructions and all other written materials relating to the Intellectual Property necessary to produce C 120 products.

5. IMPROVEMENTS. Hexcel shall have the right to modify, improve and enhance the Licensed Technology, and any such modification, improvement or enhancement, but not the underlying Licensed Technology, shall become the exclusive property of Hexcel, and Licensor shall not have any rights to receive or be informed of the same by Hexcel; PROVIDED, HOWEVER, that nothing herein shall preclude Licensor from independently developing and utilizing similar modifications, improvements or enhancements to the extent that Licensor's modifications, improvements or enhancements do not infringe on any Patent Rights of Hexcel.

6.   INDEMNIFICATION.

          6.1 Licensor shall not be liable or in any way responsible to Hexcel or any other person or entity for the use to which Hexcel applies the Licensed Technology or for any defect of any kind in any product manufactured by Hexcel using the Licensed Technology. Hexcel hereby agrees to indemnify and hold Licensor harmless from and against any and all claims, actions, suits, liabilities, judgments, and expenses, in law or in equity, relating to (a) any product which is manufactured, produced or sold by Hexcel utilizing or incorporating the Licensed Technology, and (b) a breach of Hexcel's representations, warranties or obligations under this Agreement (collectively, the "Claims"). In respect of any Claim against Licensor as to which Licensor is entitled to indemnification by Hexcel under this Section 6, Licensor shall give prompt written notice of such indemnification obligation to Hexcel, stating the nature, basis and an estimate of the amount thereof (to the extent possible). The failure of Licensor to give such notice shall not affect the obligations of Hexcel to indemnify Licensor except to the extent that Hexcel is materially prejudiced by such failure. Thereafter, Hexcel shall have the right at its election to take over the defense or settlement of such Claim at its own expense and with counsel reasonably satisfactory to Licensor by giving prompt written notice to Licensor; PROVIDED, HOWEVER, that Hexcel may not compromise or settle any such Claim without the consent of Licensor unless such compromise or settlement requires no more than a monetary payment for which Licensor is fully indemnified by Hexcel or involves other matters not binding upon Licensor; and; PROVIDED FURTHER, HOWEVER, that in the event the settlement or other final determination of the Claim results in a payment to Licensor, Hexcel shall be entitled to the reimbursement of its reasonable out-of-pocket expenses incurred in the defense against such Claim to the extent of such payment. If Hexcel does not give such notice or Hexcel does not proceed diligently so to defend such Claim within thirty (30) days after receipt of the notice of such Claim (or sooner, if the nature of the Claim so requires), Hexcel shall be bound by any defense or settlement that Licensor may make (without prejudice to any right Licensor may have hereunder) as to such Claim. Licensor shall, at its option and expense, have the right to participate in the defense of any such Claim defended by Hexcel and in settlement discussions. Licensor shall provide reasonable cooperation to Hexcel with respect to such defense, at Hexcel's expense. As used in this Section 6.1, "Licensor" shall also include the officers, directors, agents and employees of Licensor and its subsidiaries and affiliates.

          6.2 Licensor hereby agrees to indemnify and hold Hexcel harmless from any and all Claims relating to a breach of Licensor's representations, warranties or obligations under this Agreement. The procedures and provisions set forth in Section 6.1 shall apply equally to any Claim against Hexcel with respect to which Hexcel is entitled to indemnification under this Section 6.2. As used in this Section 6.2 (including, without limitation, for purposes of applying the procedures and provisions of Section 6.1), "Hexcel" shall also include the officers, directors, agents and employees of Hexcel and its subsidiaries and affiliates.

          6.3 The obligations under this Section 6 shall remain in effect after the expiration or termination of this Agreement, even though all of the other provisions of this Agreement have terminated.

7.   DURATION.

          This Agreement shall remain in effect in perpetuity; provided, however, that any rights or obligations arising under any Licensed Patent Rights shall expire upon the expiration of such Licensed Patent Rights.

8.   EFFECTIVENESS AND TERMINATION; TERMINATION OF PRIOR LICENSES.

          8.1 This Agreement shall become effective only upon the closing of the sale of Shares pursuant to the Purchase Agreement. In the event that the Purchase Agreement is terminated for any reason prior to the closing of the sale thereunder, this Agreement may be terminated by Hexcel by notice to Licensor.

          8.2 After this Agreement becomes effective pursuant to Section 8.1, then this Agreement may be terminated only upon the mutual written agreement of Licensor and Hexcel.

          8.3 If this Agreement is terminated under Section 8.2, Hexcel shall forthwith return all Confidential Proprietary Information and shall cease all further uses of the Licensed Technology for any purpose.

          8.4 Notwithstanding any termination of this Agreement, all provisions regarding confidentiality shall continue in full force and effect for five years after the date of such termination.

          8.5 Upon the effectiveness of this Agreement pursuant to Section 8.1, all prior licenses of the Licensed Technology or any other technology granted by Licensor to Hexcel, and all license agreements with respect to such licenses, shall automatically terminate and any unpaid royalties accrued to Licensor thereunder shall be forgiven; PROVIDED, HOWEVER, that nothing herein is intended to terminate the Technology License Agreement (from Hexcel Corporation) of even date herewith between the parties. Notwithstanding any provision of any Prior License to the contrary, no party shall, soley by reason of the termination of the Prior Licenses or the terms of the Prior Licenses, be required to cease to manufacture any products or to return any Confidential Proprietary Information or other documents or information, except for Excluded Products and except for any Confidential Proprietary Information or other documents or information (other than the Licensed Technology) related to Excluded Products.

9.   CONFIDENTIALITY.

          9.1 All Confidential Proprietary Information disclosed or covered under this Agreement shall remain proprietary to Licensor. Hexcel shall not disclose, or permit to be disclosed by any of its agents or employees, the Confidential Proprietary Information to any other person or entity or use the Confidential Proprietary Information for Hexcel's or any other person's or entity's benefit other than as permitted by this Agreement.

          9.2 Hexcel shall take such precautions, contractual or otherwise, as shall be reasonably calculated to keep confidential the Confidential Proprietary Information and to prevent the unauthorized disclosure or use of the Confidential Proprietary Information. With respect to the Confidential Proprietary Information, Hexcel shall utilize the standard of care which

Hexcel uses to protect its own proprietary information. Disclosures of the Confidential Proprietary Information to employees or agents of Hexcel shall be made only to the extent required for the effective and licensed use of the Licensed Technology in the manner that such information has heretofore been customarily disclosed in the ordinary course of business. Hexcel shall also be permitted to disclose such information to a purchaser or prospective purchaser of all or any portion of its resins business provided that (i) any such purchaser agrees to be bound by the provisions of this Agreement with respect to any Licensed Technology for which Hexcel grants a sublicense or assigns its license, and (ii) any such prospective purchaser agrees to be bound by a confidentiality agreement in form customarily used by Hexcel.

          9.3 The obligations under this Section 9 shall remain in effect after the expiration or termination of this Agreement, even though all of the other provisions of this Agreement have terminated.

10.  REPRESENTATIONS AND WARRANTIES.

          10.1 Each of Licensor and Hexcel represents and warrants that it has the right to enter into this Agreement and as to itself that there are no outstanding assignments, grants, licenses, encumbrances, obligations or agreements, either written, oral or implied, inconsistent with this Agreement.

          10.2 Each of Licensor and Hexcel represents and warrants that, upon execution and delivery, this Agreement will constitute the legal, valid and binding obligation of itself, enforceable against it in accordance with its terms.

          10.3 The representations and warranties contained in this Section 10 shall remain in effect after the expiration or termination of this Agreement, even though all of the other provisions of this Agreement have terminated.

          10.4 Hexcel agrees that the Licensed Technology is being licensed to it on an "as is" basis. Except as expressly set forth above in this Section 10, Licensor is not making any express or implied warranties with respect to the Licensed Technology, and Licensor specifically disclaims any warranties as to the validity or enforceability of any Licensed Technology or the fitness for a particular purpose and the merchantability of items manufactured using the Licensed Technology.

11.  REMEDIES UPON BREACH.

          Each of Hexcel and Licensor hereby acknowledges that the breach of material terms contained herein (whether or not specifically designated as such) by it would cause irreparable damage and substantial prejudice to the other party. Accordingly, each of Hexcel and Licensor agrees that, in the event of any such breach by it hereunder, the other shall have, in addition to its legal remedies, the right to injunctive relief, as permitted by law, to prevent the violation of the breaching party's obligations hereunder.

12.  MISCELLANEOUS.

          12.1 ENTIRE AGREEMENT. This Agreement, together with the the Technology License Agreement (from Hexcel Corporation) of even date herewith between the parties, the Trademark License Agreement, and the Purchase Agreement, embodies all of the understandings and obligations between the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, written or oral, relating thereto.

          12.2 AMENDMENT. No amendment or modification of this Agreement shall be valid or binding on the parties hereto unless signed on behalf of Hexcel and Licensor by their respective duly authorized officers. Prior to the earlier of the termination of the Purchase Agreement or the closing of the sale of the Shares to Axson pursuant to the Purchase Agreement, this Agreement may not be modified or amended without Axson's consent.

          12.3 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. Should any provision of this Agreement be invalid under applicable law, such invalidity shall not affect any other provision of this Agreement but the remainder hereof shall be effective as though such invalid provision had not been contained herein.

          12.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in said state and the parties hereby submit to the jurisdiction of the state courts of, and the federal district courts located within, the State of New York for such purposes.

          12.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties, their legal representatives, successors and permitted assigns and sublicensees.

          12.6 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given (i) if delivered personally or sent by facsimile transmission (confirmed electronically), on the date given, (ii) if delivered by an overnight express mail service on the date of delivery, or (iii) if by certified or registered mail, postage prepaid, return receipt requested, five (5) days after mailing, to the parties, their successors in interest or their permitted assignees at the following addresses or at such other addresses as the parties may designate by written notice in the manner aforesaid:

          If to Hexcel:  Hexcel Corporation
                         5794 W. Las Positas Boulevard
                         Pleasanton, California 94588
                         Attention:  Rodney P. Jenks, Esq.
                         Facsimile:  (510) 734-8611

               with a copy to:

                         Kronish, Lieb, Weiner & Hellman
                         1114 Avenue of the Americas
                         New York, New York 10036
                         Attention:  Chet F. Lipton, Esq,
                         Facsimile:  (212) 479-6275

          If to Licensor:

                         Hexcel France S.A.
                         Z.I. des Bethunes
                         Rue de L'Equerre
                         95310 St. Ouen L'Aumone
                         France
                         Attention:  Lionel Puget
                         Facsimile:  (011) 33-1-30-37-27-05

               with a copy to:

                         Bureau Francis Lefebvre
                         712 Fifth Avenue
                         29th Floor
                         New York, New York 10019
                         Attention:  Carina Levintoff, Esq.
                         Facsimile:  (212) 246-2951

          12.7 ASSIGNMENT. Neither this Agreement nor any of the rights granted by Licensor hereunder may be assigned, sublicensed or otherwise transferred by Hexcel, except that Hexcel may assign or sublicense its rights hereunder without Licensor's consent to (w) any subsidiary of Hexcel at least 51% of the outstanding equity securities of which are directly or indirectly owned by Hexcel, (x) the surviving entity in the event of a merger or reorganization where Hexcel is not the surviving party, (y) the purchaser in the event of a sale of all or a portion of Hexcel's business which requires the use of such Licensed Technology or (z) any entity which is being granted such sublicense for the sole purpose of using the Licensed Technology to manufacture products for the benefit of Hexcel, provided that any such assignee or sublicensee hereunder must execute and deliver to Licensor prior to the effectiveness of the assignment or sublicense an agreement under which such assignee or sublicensee assumes and agrees to be bound by all of the obligations and liabilities applicable to Hexcel hereunder with respect to the Licensed Technology sublicensed or assigned to it. In the event of any such permitted assignment or sublicense, Hexcel shall not be liable for any breach by any such assignee or sublicensee which is not an affiliate of Hexcel. Any assignment or sublicense made by Hexcel in violation of this provision shall be deemed null and void.

          12.8 HEADINGS. Any headings used in this Agreement are for reference only, are without substantive meaning and content of any kind whatsoever and do not form part of this Agreement, nor in any way affect its interpretation.

          12.9 WAIVER. None of the provisions of this Agreement shall be considered waived by any party unless such waiver is given expressly and in writing to the other party. The failure of a party to insist upon strict performance of any of the terms and conditions hereof, or failure or delay to exercise any rights provided herein or by law, shall not be deemed a waiver of any rights of either party.

          12.10 SCHEDULES. All schedules attached hereto, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference.

          12.11 ATTORNEYS' FEES. In the event of any dispute arising out of the subject matter of this Agreement, the prevailing party shall recover, in addition to any other damages assessed, its reasonable attorneys' fees and court costs incurred in litigating or otherwise settling or resolving such dispute.
In construing this Agreement, none of the parties hereto shall have any term or provision construed against such party solely by reason of such party having drafted the same.

          12.12 TAXES. All taxes imposed as a result of the performance of the parties hereunder shall be borne and paid by the party required to do so by applicable law or treaty.

          12.13 RELATIONSHIP OF PARTIES. The parties hereto understand and agree that this Agreement does not make Licensor, on the one hand, and Hexcel, on the other hand, an agent or legal representative of each other for any purpose whatsoever. No party hereto is granted by this Agreement any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of any other party hereto, or to bind any other party hereto in any manner whatsoever.

          12.14 EXCUSED NON-PERFORMANCE. Anything contained in this Agreement to the contrary notwithstanding, the obligations of the parties hereto shall be subject to all laws, both present and future, of any government having jurisdiction over any of the parties hereto, and to orders, regulations, directions, or requests of any such government, or any department, agency, or court thereof, and to war, acts of public enemies, strikes or other labor disturbances, fires, floods, acts of God, or any causes of like or different kind beyond the control of the parties, not caused by the fault or negligence of the party asserting this provision. The parties hereto shall be excused from any failure to perform any obligation hereunder to the extent such failure is not the result of the fault or negligence of the party asserting this provision and is caused by any such law, order, regulation, directions, request or contingency.

          12.15 COUNTERPARTS. This Agreement and any amendments, waivers, consents or supplements may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

          12.16 FURTHER ASSURANCES. The parties agree to execute, acknowledge and deliver all such further instruments, and to do all such other acts, as may be necessary or appropriate, in order to carry out the intent and purpose of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                              HEXCEL CORPORATION


                              By:______________________________
                              Name:____________________________
                              Title:___________________________

                              LICENSOR:

                              HEXCEL FRANCE S.A.


                              By:______________________________
                              Name:____________________________
                              Title:___________________________

                                               SCHEDULE A


                     PRODUCTS SOLD UNDER "LAB" DESIGNATIONS


                                       Lab
                                    Masterlab
                                    Modellab
                                     Prolab
                                    Reprolab

                                                SCHEDULE B


                         PRODUCTS IN THE "FASTCAST" LINE

                                       F-1
                                      F-12
                                      F-13
                                      F-15
                                      F-16
                                      F-17
                                      F-31
                                      F-40
                                  Rezovit 5280
                                     UR 538
                                     UR 838
                                     UR 857
                                     UR 896
                                     UR 949
                                      LP 10
                                      LP 11

                                                                       EXHIBIT E

                           TRADEMARK LICENSE AGREEMENT


          THIS AGREEMENT is made as of December 27, 1994, between HEXCEL CORPORATION ("HEXCEL"), a Delaware corporation with an office at 5794 W. Las Positas Boulevard, Pleasanton, California 94588, and HEXCEL FRANCE S.A., a French corporation with an office at Z.I. des Bethunes, Rue de L'Equerre, 95310 St. Ouen L'Aumone, France ("LICENSEE").

                                R E C I T A L S :

          Licensee is a subsidiary of Hexcel. Hexcel has entered into a certain Stock Purchase Agreement, dated as of December 27, 1994 (the "PURCHASE AGREEMENT"), with Axson S.A., a French corporation ("AXSON") pursuant to which Hexcel has agreed to sell all of the outstanding equity interests in Licensee to Axson.

          Hexcel and Licensee desire that effective on the date of the closing under the Purchase Agreement, all existing licenses for the use of trademarks or trade names previously granted by Hexcel to Licensee, including but not limited to the Prior Licenses (as defined below), shall be terminated, and that Hexcel shall grant to Licensee a license to use the Hexcel Trademark and the Other Trademarks (each as defined below), upon the terms and subject to the conditions of this Agreement.

          NOW, THEREFORE, in consideration of the premises, agreements, covenants and conditions contained herein, the parties hereto hereby agree as follows:

     1.   DEFINITIONS.

          The following terms shall have the meanings assigned to them below when used in this Agreement:

          1.1  "CLAIM" has the meaning assigned to that term in Section 8.1.

          1.2 "EUROPE" means all of the countries now or hereafter on the continent of Europe as illustrated on the map attached as Annex I hereto, plus Russia and those countries in the Middle East and Africa which border on the Mediterranean Sea.

          1.3 "HEXCEL-BASED TRADEMARKS" means all trademarks and trade names which include the name "Hexcel" or any variation thereof, including but not limited to the Hexcel Trademark, "Hexcelite," "Hexcelkit," "Hexcelflash," "Hexcelcure" and "HP," and the combination of the "Hexcel" name and the Hexcel hexagonal logo used together.

          1.4  "HEXCEL TRADEMARK" means the trademark and trade name "Hexcel."

          1.5 "LICENSED PRODUCTS" means Products manufactured, marketed, sold or distributed by Licensee after the date hereof under any of the Trademarks pursuant to this Agreement.

          1.6 "NEW TRADEMARKS" means the name "Axson" and any other trademark or trade name other than the Hexcel-Based Trademarks and the Other Trademarks which Licensee may use in connection with the manufacture, marketing, sale or distribution of Products, and which does not include any Trademark or variation of any Trademark.

          1.7 "OTHER TRADEMARKS" means the trademarks and trade names listed in EXHIBIT A.

          1.8  "PACKAGING MATERIALS" has the meaning assigned to that term in
Section 6.1.

          1.9  "PRIOR LICENSES" means the license agreements listed in EXHIBIT
B.

          1.10 "PRODUCTS" means all products regularly manufactured, sold or distributed by Licensee during the two-year period preceding the date of this Agreement under any of the Trademarks.

          1.11 "TERM" has the meaning assigned to that term in Section 9.

          1.12 "TERRITORY" means the entire world except for (i) the United States, its territories and possessions, (ii) Canada, and (iii) Mexico.

          1.13 "TRADEMARKS" means the Hexcel-Based Trademarks and the Other Trademarks, but does not, for purposes of this Agreement, mean the Hexcel hexagonal logo used separately without the "Hexcel" name.

     2.   USE OF DEFINED TERMS.

          Any capitalized term not otherwise defined herein shall have the meanings assigned to such term in the Purchase Agreement.

     3. TERMINATION OF PRIOR LICENSES; CHANGE OF CORPORATE NAMES; NO UNAUTHORIZED USE OF TRADEMARKS AND CORPORATE NAMES.

          3.1 Effective as of the beginning of the Term, all licenses for the use of trademarks and trade names previously granted by Hexcel to Licensee, including but not limited to the Prior Licenses, shall automatically terminate, and any unpaid royalties accrued to Hexcel thereunder shall be forgiven.

          3.2 Subject to the provisions of Section 5.1, after the beginning of the Term, Licensee shall take action to change its corporate name to eliminate any inclusion therein of the name "Hexcel" or any variation thereof or any name which is otherwise confusingly similar thereto.

          3.3 Effective as of the beginning of the Term, Licensee shall not use any of the Trademarks or any logos or symbols associated with any of the Trademarks or Hexcel, except as expressly authorized by, and subject to the terms and conditions of, this Agreement.

     4.   GRANT OF LICENSES.

          4.1 Hexcel hereby grants to Licensee, and Licensee hereby accepts from Hexcel, an irrevocable non-exclusive royalty-free license to use the Hexcel Trademark in conjunction with the New Trademarks during the first twelve (12) months of the Term in connection with the manufacture, marketing, sale and distribution of Products in the Territory; PROVIDED, HOWEVER, that (i) each such usage of the Hexcel Trademark shall bear a reasonably conspicuous disclaimer in form and substance reasonably satisfactory to Hexcel to the effect that such Product was not manufactured, marketed, sold or distributed by Hexcel or any of its subsidiaries or affiliates, (ii) Licensee shall submit to Hexcel the language of such disclaimer for written approval by Hexcel prior to the use thereof by Licensee (which written approval shall not be unreasonably withheld or delayed) and, after the written approval of Hexcel shall have been obtained for such language, Licensee shall not depart therefrom without again obtaining prior written approval therefor from Hexcel (which written approval shall not be unreasonably withheld or delayed), and (iii) except as otherwise expressly provided in this Agreement, Licensee shall not use the Hexcel Trademark in connection with the manufacture, marketing, sale and distribution of any Products to which a New Trademark shall not have been affixed and displayed at least as prominently as the Hexcel Trademark.

          4.2 Hexcel hereby grants to Licensee, and Licensee hereby accepts from Hexcel, an irrevocable royalty-free license to use the Other Trademarks during the Term in connection with the manufacture, marketing, sale and distribution of Products in the Territory, which license shall be exclusive for Europe and shall be non-exclusive for the rest of the Territory.

          4.3 Hexcel hereby grants to Licensee, and Licensee hereby accepts from Hexcel, an irrevocable, royalty-free license to use, during the first six months of the Term, the inventory of labels, containers and printed materials (other than letterhead, checks or business cards, the usage of which shall be governed by Section 5.1) bearing or using any Hexcel-Based Trademark in its possession prior to the commencement of the Term, in connection with the manufacture, marketing, sale and distribution of Products in the Territory; PROVIDED, HOWEVER, that after the Closing Date, Licensee shall not manufacture, produce or order any labels, containers or printed materials bearing any Hexcel-

Based Trademark except pursuant to, and subject to the terms and conditions of,
Section 4.1.

          4.4 Licensee shall not have the right to assign or sublicense its interest in any of the licenses granted to it under this Section 4 except as expressly provided in this Agreement.

     5.   LICENSEE'S USE OF CORPORATE NAME.

          5.1 Licensee shall attempt to change its corporate name as soon as practicable after the Closing Date to remove the name "Hexcel" or any variation thereof from such corporate name, and in any event shall take all action necessary to cause such name change to be effective no later than 30 days after the Closing Date. Subject to the preceding sentence, Licensee may continue to use its current corporate name after the beginning of the Term for the limited purposes of assuring an orderly administrative transition to a new corporate name including, by way of example, effectuating the substitution of such new corporate name on Licensee's letterhead, business cards, bank accounts and checks, until such time as such administrative transition is completed, but in no event later than 30 days after the beginning of the Term. Licensee shall use its best efforts promptly to complete such administrative transition as soon as practicable.

          5.2 Notwithstanding anything else in this Agreement to the contrary, during (i) the period commencing on the date which is 12 months after the beginning of the Term and ending on the date which is 15 months after the beginning of the Term, and (ii) any period during which any Unrelated U.S. Purchaser has the right and license to use the Hexcel Trademark, Licensee shall have the right to refer to its current corporate name (which includes the "Hexcel" name) in any printed materials for the sole purpose of indicating that Licensee was formerly known by such corporate name or is a successor to a corporation known by such corporate name, so long as Licensee's new corporate name is displayed more prominently than its current name; PROVIDED, HOWEVER, that Licensee shall submit to Hexcel the language used by Licensee to refer to its corporate name in such printed materials for written approval by Hexcel prior to the use thereof, which approval shall not be unreasonably withheld or delayed, and after the written approval of Hexcel shall have been obtained for such language, Licensee shall not depart therefrom without again obtaining prior written approval from Hexcel.

     6.   QUALITY CONTROL AND STANDARDS.

          6.1 The Licensed Products and all tags, labels, cartons, containers, and other materials in which or with which Licensed Products are packaged ("PACKAGING MATERIALS") shall be of high standards and of such style, appearance, distinctiveness and quality as to protect and enhance, and in no manner reflect adversely upon, the goodwill pertaining to Hexcel and the Trademarks. Without limiting the generality of the foregoing, each item of Licensed Products shall be at least equal in quality to similar items manufactured, sold or distributed by Licensee in the two-year period preceding the date hereof. Licensee shall conduct its normal tests and verification procedures on samples of each Licensed Product prior to the sale thereof to assure compliance with this Section 6.1. The policy of sale, distribution and exploitation of Licensed Products by Licensee shall be of high standards so that the same shall in no manner reflect adversely upon the good name of Hexcel and the Trademarks.

          6.2 Licensee shall manufacture, market, sell, distribute, package and advertise Licensed Products in accordance with all applicable laws. Licensee shall include, stamp or otherwise mark the date of manufacture of the Licensed Product on any label or packaging for any Licensed Product for which the container, packaging, label, packing materials or other printed materials delivered therewith includes any Trademark.

     7.   USE, OWNERSHIP, AND PROTECTION OF THE TRADEMARKS.

          7.1 Licensee shall cause to appear on or within each Licensed Product, and on or within all Packaging Materials bearing or using the Trademarks, all appropriate or necessary trademark notices, legends and markings, as may be required to comply with applicable laws and regulations and to protect Hexcel's rights in such Trademarks. Licensee shall use the

Trademarks strictly in compliance with all applicable legal requirements.

          7.2 Licensee recognizes the value of the goodwill associated with the Trademarks and acknowledges that the Trademarks and all rights therein and goodwill pertaining thereto belong exclusively to Hexcel. Without limiting the generality of the foregoing, Licensee acknowledges that any rights it has to use the Trademarks arise solely under this Agreement. Sales by Licensee shall be deemed to have been made by and for the benefit of Hexcel for the purposes of trademark registration, and all use of the Trademarks by Licensee pursuant to this Agreement shall inure to the benefit of Hexcel. Such use shall not vest in Licensee any title to or right or presumptive right to continue such use, except such use as is expressly permitted under this Agreement. Licensee shall not, at any time, use, promote, advertise, display or otherwise commercialize the Trademarks or any material utilizing or reproducing the Trademarks or do or suffer to be done any other act or thing if such act or thing might in any way adversely affect any rights of Hexcel in and to the Trademarks or affect the validity of the Trademarks, reduce their value or detract from their reputation. To the extent any rights in and to the Trademarks are deemed to accrue to Licensee, Licensee hereby assigns any and all such rights, at such time as they may be deemed to accrue, including the related goodwill, to Hexcel.

          7.3 If Licensee learns of any infringement or imitation of any of the Trademarks or of any use by any person or entity of a trademark similar to any Trademark, it promptly shall notify Hexcel thereof. Upon Hexcel's request, Licensee thereupon shall take such action, at Hexcel's expense, as Hexcel deems advisable for the protection of Hexcel's rights in and to such Trademarks and, if requested to do so by Hexcel, Licensee shall, at Hexcel's expense, cooperate with Hexcel in all respects, including without limitation by being a plaintiff or co-plaintiff and by causing its officers to execute pleadings and other necessary documents. In no event, however, shall Hexcel be required to take any action if Hexcel deems it inadvisable to do so. If Hexcel deems it inadvisable to take any such action, Licensee may then take such action at its own expense provided it first obtains the written approval of Hexcel, which shall not be unreasonably withheld, keeps Hexcel informed of the progress of such action and allows Hexcel to intervene in such action at Hexcel's request. In such event, Hexcel shall cooperate fully with Licensee at Licensee's sole expense.

          7.4 Any recovery obtained by Hexcel, by settlement or otherwise, as a result of any such action shall be the property of Hexcel. Any recovery obtained by Licensee, by settlement or otherwise, as a result of any such action shall be equitably apportioned first, to the recoupment of costs and expenses incurred by Licensee in such action (including attorneys' fees), and then, between Hexcel and Licensee based on the damages suffered by each.

          7.5 Licensee shall be responsible for maintaining its right to use the Trademarks in the Territory, including all actions, filings and costs in connection therewith. Licensee is hereby granted the right to take any steps necessary or appropriate to secure or effectuate Licensee's rights to use the Trademarks consistent with this Agreement and Hexcel's rights in the Trademarks including, but not limited to, the right to file and prosecute any trademark application, and to make application and register Licensee as a permitted user or registered licensee of the Trademarks in the Territory. Licensee shall make all such filings and applications and shall take all such steps as may be necessary to protect Hexcel's and/or Licensee's interest in the Trademarks in any jurisdiction in which Licensee uses such Trademark. Licensee shall bear all costs and expenses incurred in connection with any filing, application or other actions required or permitted by this Section 7.5.

          7.6 Licensee agrees (a) never to challenge the validity of Hexcel's ownership of the Trademarks or any application for registration thereof, or any trademark registration thereof and (b) never to contest the fact that Licensee's rights with respect to the Trademarks arise only under the terms of this Agreement, and that Licensee's rights under this Agreement are solely those of a manufacturer, distributor and seller.

          7.7 Nothing herein constitutes a representation or warranty by Hexcel that any of the Trademarks is registered to Hexcel in all or any portion of the Territory and nothing herein shall impose upon Hexcel any obligation to register or maintain the registration of any Trademark anywhere in the Territory. The purpose of this Agreement is simply to grant to Licensee the right, without infringing on Hexcel's rights, to use the Trademarks in the Territory on the terms provided herein, but nothing herein constitutes a representation or warranty by Hexcel that Hexcel has the exclusive right or superior rights over any or all third parties to use any of the Trademarks throughout the entire Territory, or that Licensee's use of any particular Trademark in a portion of the Territory will not infringe on the rights of a third party.

          8.   INDEMNIFICATION.

          8.1 Hexcel shall not be liable or in any way responsible to Licensee or any other person or entity for the performance or characteristics of the Licensed Products, or for any defect of any kind in any Licensed Products. Licensee hereby agrees to indemnify and hold Hexcel harmless from any and all claims, actions, suits, liabilities, judgments, and expenses, in law or in equity, relating to (a) any Licensed Products, and (b) a breach of Licensee's representations, warranties or obligations under this Agreement (collectively, the "CLAIMS").
In respect of any Claim against Hexcel as to which Hexcel is entitled to indemnification by Licensee under this Section 8, Hexcel shall give prompt written notice of such indemnification obligation to Licensee, stating the nature, basis and an estimate of the amount thereof (to the extent possible). The failure of Hexcel to give such notice shall not affect the obligations of Licensee to indemnify Hexcel except to the extent that Licensee is materially prejudiced by such failure. Thereafter, Licensee shall have the right at its election to take over the defense or settlement of such Claim at its own expense and with counsel reasonably satisfactory to Hexcel by giving prompt written notice to Hexcel; PROVIDED, HOWEVER, that Licensee may not compromise or settle any such Claim without the consent of Hexcel unless such compromise or settlement requires no more than a monetary payment for which Hexcel is fully indemnified by Licensee or involves other matters not binding upon Hexcel; and; PROVIDED FURTHER, HOWEVER, that in the event the settlement or other final determination of the Claim results in a payment to Hexcel, Licensee shall be entitled to the reimbursement of its reasonable out-of-pocket expenses incurred in the defense against such Claim to the extent of such payment. If Licensee does not give such notice or Licensee does not proceed diligently so to defend such Claim within thirty (30) days after receipt of the notice of such Claim (or sooner, if the nature of the Claim so requires), Licensee shall be bound by any defense or settlement that Hexcel may make (without prejudice to any right Hexcel may have hereunder) as to such Claim. Hexcel shall, at its option and expense, have the right to participate in the defense of any such Claim defended by Licensee and in settlement discussions. Hexcel shall provide reasonable cooperation to Licensee with respect to such defense, at Licensee's expense. As used in this Section 8.1, "Hexcel" shall also include the officers, directors, agents and employees of Hexcel and its subsidiaries and affiliates.

          8.2 Hexcel hereby agrees to indemnify and hold Licensee harmless from any and all Claims relating to a breach of Hexcel's representations, warranties or obligations under this Agreement. The procedures and provisions set forth in
Section 8.1 shall apply equally to any Claim against Licensee with respect to which Licensee is entitled to indemnification under this Section 8.2. As used in this Section 8.2 (including, without limitation, for purposes of applying the procedures and provisions of Section 8.1), "Licensee" shall also include the officers, directors, agents and employees of Licensee and its subsidiaries and affiliates.

          8.3 The obligations under this Section 8 shall remain in effect after the expiration or termination of this Agreement, even though all of the other provisions of this Agreement have terminated.

     9.   TERM.

     The term of this Agreement (the "TERM") shall commence only upon the closing of the sale of the Shares pursuant to the Purchase Agreement, and, subject to clause (ii) of the first sentence of Section 5.2, shall expire on the fifth anniversary of the closing of the sale of Shares pursuant to the Purchase Agreement, unless sooner terminated as provided herein.

     10.  TERMINATION.

          10.1 In the event that the Purchase Agreement is terminated for any reason prior to the closing of the sale thereunder, this Agreement may be terminated by Hexcel by notice to Licensee.

          10.2 After the commencement of the Term, this Agreement may be terminated only upon the mutual written agreement of Licensee and Hexcel.

          10.3 If this Agreement is terminated under Section 10.2, all rights, privileges and licenses granted to Licensee hereunder (including without limitation all rights of Licensee to advertise, promote, manufacture, sell or otherwise distribute Licensed Products) shall forthwith terminate and revert to Hexcel and, without limiting the generality of the foregoing, Licensee shall refrain from further use of the Trademarks or any further reference to them, direct or indirect, or of anything deemed by Hexcel to be a simulation of the Trademark or deceptively similar thereto, and Licensee shall not make references in its advertising or its business materials as having been formerly associated with or licensed by Hexcel or under the Trademarks.

     11.  REPRESENTATIONS AND WARRANTIES.

          11.1 Each of Hexcel and Licensee represents and warrants that it has the right to enter into this Agreement and as to itself that there are no outstanding assignments, grants, licenses, encumbrances, obligations or agreements, either written, oral or implied, inconsistent with this Agreement.

          11.2 Each of Hexcel and Licensee represents and warrants that, upon execution and delivery, this Agreement will constitute the legal, valid and binding obligation of itself, enforceable against it in accordance with its terms.

          11.3 The representations and warranties contained in this Section 11 shall remain in effect after the expiration or termination of this Agreement, even though all of the other provisions of this Agreement have terminated.

     12.  REMEDIES UPON BREACH.

          Each of Hexcel and Licensee hereby acknowledges that the breach of material terms contained herein (whether or not specifically designated as such) by it would cause irreparable damage and substantial prejudice to the other. Accordingly, each of Hexcel and Licensee agrees that, in the event of any such breach by it hereunder, the other party shall have, in addition to its legal remedies, the right to injunctive relief, as permitted by law or in equity, to prevent the violation of either party's obligations hereunder.

     13.  MISCELLANEOUS.

          13.1 ENTIRE AGREEMENT. This Agreement, together with the Technology License Agreements and the Stock Purchase Agreement, embodies all of the understandings and obligations between the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, written or oral, relating thereto.

          13.2 AMENDMENT. No amendment or modification of this Agreement shall be valid or binding on the parties hereto unless signed on behalf of Licensee and Hexcel by their respective duly authorized officers. Prior to the earlier of the termination of the Purchase Agreement or the sale of the outstanding Shares in Licensee to Axson pursuant to the Purchase Agreement, this Agreement may not be modified or amended without Axson's consent.

          13.3 SEVERABILITY. Each of the licenses and rights granted by Hexcel to Licensee hereunder is subject to any restrictions of applicable law.
Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. Should any provision of this Agreement be invalid under applicable law, such invalidity shall not affect any other provision of this Agreement but the remainder hereof shall be effective as though such invalid provision had not been contained herein.

          13.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in said state and the parties hereby submit to the jurisdiction of the state courts of, and the federal district courts located within, the State of New York for such purposes.

          13.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties, their legal representatives, successors and permitted assigns.

          13.6 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given (i) if delivered personally or sent by facsimile transmission (confirmed electronically), on the date given, (ii) if delivered by an overnight express mail service on the date of delivery, or (iii) if by certified or registered mail, postage prepaid, return receipt requested, five (5) days after mailing, to the parties, their successors in interest or their permitted assignees at the following addresses or at such other addresses as the parties may designate by written notice in the manner aforesaid:


          If to Hexcel:  Hexcel Corporation
                         5794 W. Las Positas Boulevard
                         Pleasanton, California 94588
                         Attention:  Rodney P. Jenks, Esq.
                         Facsimile:  (510) 734-8611

               with a copy to:

                         Kronish, Lieb, Weiner & Hellman
                         1114 Avenue of the Americas
                         New York, New York 10036
                         Attention:  Chet F. Lipton, Esq,
                         Facsimile:  (212) 479-6275

          If to Licensee:

                         Hexcel France S.A.
                         Z.I. des Bethunes
                         Rue de L'Equerre
                         95310 St. Ouen L'Aumone
                         France

                         Attention:  Lionel Puget
                         Facsimile:  (011) 33-1-30-37-27-05


          with a copy to:

                         Bureau Francis Lefebvre
                         712 Fifth Avenue
                         29th Floor
                         New York, New York 10019
                         Attention:  Carina Levintoff, Esq.
                         Facsimile:  (212) 246-2951

          13.7 ASSIGNMENT. Neither this Agreement nor any of the licenses and rights granted by Hexcel hereunder may be assigned, sublicensed or otherwise transferred by Licensee, without Hexcel's prior written consent, which may be withheld in its absolute discretion, except that Hexcel's consent shall not be required for a sublicense of any of the Trademarks to the other European Subsidiaries or of the Other Trademarks (other than Epolite, Uralite, Partingkote and Paraplast) to any other affiliate of Axson provided, in each case, that each sublicensee execute and deliver to Hexcel, prior to such sublicense becoming effective, an agreement under which such sublicensee assumes and agrees to be bound by all of the obligations and liabilities applicable to Licensee hereunder with respect to the Trademarks sublicensed to it.

          13.8 HEADINGS. Any headings used in this Agreement are for reference only, are without substantive meaning and content of any kind whatsoever and do not form part of this Agreement, nor in any way affect its interpretation.

          13.9 WAIVER. None of the provisions of this Agreement shall be considered waived by any party unless such waiver is given expressly and in writing to the other party. The failure of a party to insist upon strict performance of any of the terms and conditions hereof, or failure or delay to exercise any rights provided herein or by law, shall not be deemed a waiver of any rights of either party.

          13.10 SCHEDULES. All schedules attached hereto, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference.

          13.11 ATTORNEYS' FEES. In the event of any dispute arising out of the subject matter of this Agreement, the prevailing party shall recover, in addition to any other damages assessed, its reasonable attorneys' fees and court costs incurred in litigating or otherwise settling or resolving such dispute.
In construing this Agreement, none of the parties hereto shall have any term or provision construed against such party solely by reason of such party having drafted the same.

          13.12 TAXES. All taxes imposed as a result of the performance of the parties hereunder shall be borne and paid by the party required to do so by applicable law or treaty.

          13.13 RELATIONSHIP OF PARTIES. The parties hereto understand and agree that this Agreement does not make Hexcel, on the one hand, and Licensee, on the other hand, an agent or legal representative of each other for any purpose whatsoever. No party hereto is granted, by this Agreement or otherwise, any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of any other party hereto, or to bind any other party hereto in any manner whatsoever.

          13.14 COUNTERPARTS. This Agreement and any amendments, waivers, consents or supplements may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

          13.15 FURTHER ASSURANCES. The parties agree to execute, acknowledge and deliver all such further instruments, and to do all such other acts, as may be necessary or appropriate, in order to carry out the intent and purpose of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                              HEXCEL CORPORATION


                              By:______________________________
                                 Name:_________________________
                                 Title:________________________

                              LICENSEE:

                              HEXCEL FRANCE S.A.


                              By:______________________________
                                 Name:_________________________
                                      Title:_____________________

                                    EXHIBIT A

                                OTHER TRADEMARKS

                                     Epolite
                                     Uralite
                                    Paraplast
                                     Rezolin
                                 Rezolin-Epolite
                                     Uracure
                                   Safe-T-Poxy
                                     Rezovit
                                   Partingkote

                                    EXHIBIT B

                                 PRIOR LICENSES



1. License Agreement, dated as of May 6, 1975, between Hexcel Corporation and Hexcel France S.A.

2. Amendment No. 1, dated as of January 1, 1983, to License Agreement, dated as of May 6, 1975, between Hexcel Corporation and Hexcel France S.A.

                                                                      EXHIBIT F

                       OPINION OF BUREAU FRANCIS LEFEBVRE


Omitted. The Registrant shall furnish supplementally a copy of this Exhibit F to the Commission upon request.